FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-18

May 31, 2018

Free Writing Prospectus

Structural and Collateral Term Sheet

$668,238,381

 (Approximate Initial Mortgage Pool Balance)

$581,367,000

 (Offered Certificates)

Citigroup Commercial Mortgage Trust 2018-C5

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

 As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2018-C5

Citi Real Estate Funding Inc.

Rialto Mortgage Finance, LLC

Cantor Commercial Real Estate Lending, L.P.

Ladder Capital Finance LLC

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Cantor Fitzgerald & Co.

Co-Lead Managers and Joint Bookrunners

The Williams Capital Group, L.P.
Co-Manager

CERTIFICATE SUMMARY

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about May 31, 2018, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Cantor Fitzgerald & Co. and The Williams Capital Group, L.P. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Cantor Fitzgerald & Co. or The Williams Capital Group, L.P. provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$10,000,000		30.000%	%	(6)	2.66	7/18 - 12/22
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$41,000,000		30.000%	%	(6)	4.50	12/22 - 4/23
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$185,000,000		30.000%	%	(6)	9.78	2/28 - 4/28
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$208,766,000		30.000%	%	(6)	9.86	4/28 - 5/28
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$23,000,000		30.000%	%	(6)	7.34	4/23 - 2/28
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$523,731,000	(7)	N/A	%	Variable IO(8)	N/A	N/A
Class A-S	Aa3(sf) / AAAsf / AAA(sf)	$55,965,000		21.625%	%	(6)	9.89	5/28 - 6/28
Class B	NR / AA-sf / AA(sf)	$28,400,000		17.375%	%	(6)	9.97	6/28 - 6/28
Class C	NR / A-sf / A(sf)	$29,236,000		13.000%	%	(6)	9.97	6/28 - 6/28

NON-OFFERED CERTIFICATES
Non-Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-B	NR / A-sf / AAA(sf)	$57,636,000	(7)	N/A	%	Variable IO(8)	N/A	N/A
Class X-D	NR / BBB-sf / BBB+(sf)	$20,782,000	(7)(9)	N/A	%	Variable IO(8)	N/A	N/A
Class D	NR / BBB-sf / BBB+(sf)	$20,782,000	(9)	9.890%(9)%		(6)	9.97	6/28 - 6/28
Class E-RR(10)	NR / BBB-sf / BBB-(sf)	$14,300,000	(9)	7.750%(9)%		(6)	9.97	6/28 - 6/28
Class F-RR(10)	NR / BB-sf / BB(sf)	$15,871,000		5.375%	%	(6)	9.97	6/28 - 6/28
Class G-RR(10)	NR / B-sf / B+(sf)	$6,682,000		4.375%	%	(6)	9.97	6/28 - 6/28
Class H-RR(10)	NR / NR / NR	$29,236,381		0.000%	%	(6)	9.97	6/28 - 6/28
Class S(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any variation in the certificate balances of the Class D certificates and the Class E-RR Certificates following calculation of the actual fair value of all of the “ABS interests” (as such term is defined in Regulation RR) issued by the issuing entity, as described in footnote (9) below and under “Credit Risk Retention” in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of Principal Balance Certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(4)	Approximate per annum rate as of the Closing Date.

(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “Principal Balance Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%, as described under “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(7)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X Certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X Certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D

(8)	The pass-through rate for each class of Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus.

(9)	The approximate initial certificate balances of the Class D and Class E-RR certificates are estimated based in part on the estimated ranges of initial certificate balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus, with the ultimate initial certificate balances of the Class D and Class E-RR certificates determined such that, upon initial issuance, the aggregate fair value of the RR Certificates (as defined in footnote (10) below) will equal at least 5% of the estimated fair value of all ABS interests issued by the issuing entity. The respective initial certificate balances of the Class D and Class E-RR certificates and the approximate initial credit support for the Class D certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class D and Class E-RR certificates is expected to be approximately $35,082,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Approximate Initial Credit Support

Class D	$19,646,000 - $21,918,000	10.060% - 9.720%

Class E-RR	$13,164,000 - $15,436,000	7.750%

(10)	In satisfaction of the risk retention obligations of Citi Real Estate Funding Inc. (as retaining sponsor (as such term is defined in Regulation RR)) with respect to this transaction, all of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “RR Certificates”), with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date for this transaction, of all “ABS interests” issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” (as such term is defined in Regulation RR) that is to be purchased and retained by Prime Finance CMBS B-Piece Holdco XVI, L.P., a Delaware limited partnership, in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$668,238,381
Number of Mortgage Loans	40
Number of Mortgaged Properties	45
Average Cut-off Date Balance	$16,705,960
Weighted Average Mortgage Rate	4.74191%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	115
Weighted Average Remaining Amortization Term (months)(4)	356
Weighted Average Cut-off Date LTV Ratio(5)	54.9%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	51.5%
Weighted Average UW NCF DSCR(6)	2.17x
Weighted Average Debt Yield on Underwritten NOI(7)	11.1%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	13.6%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	25.4%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	61.0%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	17.7%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	8.9%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	23.3%

(1)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Rooms information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a loan combination (as defined under “Collateral Overview—Loan Combination Summary” below), based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), (ii) if such mortgage loan is part of a cross-collateralized group of mortgage loans, based on all mortgage loans and any related pari passu companion loans that are part of that cross-collateralized group, and (iii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be calculated (i) based on “as-stabilized” or similar values in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, (ii) based on an “as-is portfolio value”, which represents the appraised value for a portfolio of mortgaged properties as a whole and not the sum of the appraised values for each of the individual mortgaged properties or (iii) based on the Cut-off Date Balance net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The UW NCF DSCR for each mortgage loan or group of cross-collateralized mortgage loans is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan or group of cross-collateralized mortgage loans is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance(s) of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and the Debt Yield on Underwritten NCF for each mortgage loan or group of cross-collateralized mortgage loans is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance(s) of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be); provided, that such Debt Yields may be calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve, as further described in the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Cantor Fitzgerald & Co.

Co-Manager:	The Williams Capital Group, L.P.

Depositor:	Citigroup Commercial Mortgage Securities Inc.

Initial Pool Balance:	$668,238,381

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	KeyBank National Association

Certificate Administrator:	Citibank, N.A.

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Pentalpha Surveillance, LLC

Asset Representations Reviewer:	Pentalpha Surveillance, LLC

Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Closing Date:	On or about June 21, 2018

Cut-off Date:	With respect to each mortgage loan, the due date in June 2018 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to June 2018, the date that would have been its due date in June 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day, commencing in July 2018

Distribution Date:	The 4th business day after the Determination Date, commencing in July 2018

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	June 2051

Cleanup Call:	1.0%

Minimum Denominations:

$10,000 minimum for the offered certificates (other than the Class X-A certificates); $1,000,000 minimum for the Class X-A certificates; and integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

■	$668,238,381 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 40 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $668,238,381 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $16,705,960 and are secured by 45 mortgaged properties located throughout 20 states.

—	LTV: 54.9% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.17x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.1% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 39.0% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	13.6% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	25.4% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 41.5% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 96.4% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than (i) a 1.05x coverage or (ii) a 6.0% debt yield, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 36 mortgage loans representing 80.5% of the Initial Pool Balance

–	Insurance: 31 mortgage loans representing 74.6% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 36 mortgage loans representing 81.3% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 19 mortgage loans representing 82.6% of the portion of the Initial Pool Balance that is secured by office, retail, and mixed use properties as well as one multifamily property each with commercial tenants

—	Predominantly Defeasance Mortgage Loans: 94.9% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Multifamily: 32.9% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Office: 21.8% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 18.0% of the mortgaged properties by allocated Initial Pool Balance are retail properties (7.3% are anchored retail properties)

—	Mixed Use: 16.3% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Self Storage: 6.0% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

■	Geographic Diversity: The 45 mortgaged properties are located throughout 20 states, with only 4 states having greater than 10.0% of the allocated Initial Pool Balance: New York (15.7%), Ohio (13.1%), New Jersey (12.2%) and California (11.3%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.	15	20	$270,940,805	40.5%
Rialto Mortgage Finance, LLC	9	9	191,438,273	28.6
Cantor Commercial Real Estate Lending, L.P.	6	6	104,050,000	15.6
Ladder Capital Finance LLC	10	10	101,809,304	15.2
Total	40	45	$668,238,381	100.0%

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Units	Cut-off Date Balance Per SF/Rooms/ Units	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	636 11th Avenue	$65,000,000	9.7%	Office	564,004	$426	2.39x	10.3%	56.1%
2	65 Bay Street	60,000,000	9.0	Multifamily	447	$223,714	2.89x	13.8%	29.8%
3	Flats at East Bank	59,000,000	8.8	Mixed Use	241	$298,755	1.90x	9.9%	52.0%
4	DreamWorks Campus	37,000,000	5.5	Office	497,404	$185	6.31x	14.8%	31.0%
5	The Retreat by Watermark	34,500,000	5.2	Multifamily	324	$106,481	1.60x	8.9%	60.6%
6	Westlake at Morganton Apartments	32,000,000	4.8	Multifamily	327	$97,859	1.34x	8.9%	69.9%
7	236 Atlantic Avenue	25,000,000	3.7	Mixed Use	66,395	$377	1.39x	7.1%	58.5%
8	650 South Exeter Street	25,000,000	3.7	Mixed Use	206,335	$121	3.54x	18.2%	31.5%
9	Launch Apartments	24,700,000	3.7	Multifamily	473	$52,220	1.32x	9.1%	63.5%
10	Villa Del Sol Apartments	24,000,000	3.6	Multifamily	614	$39,088	1.72x	11.2%	59.1%
	Top 10 Total / Wtd. Avg.	$386,200,000	57.8%				2.51x	11.3%	49.8%
	Remaining Total / Wtd. Avg.	282,038,381	42.2				1.72x	10.8%	62.0%
	Total / Wtd. Avg.	$668,238,381	100.0%				2.17x	11.1%	54.9%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness. With respect to the 65 Bay Street mortgage loan, the mortgaged property is also encumbered by two subordinate companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio for the 65 Bay Street mortgage loan, inclusive of the subordinate companion loans, are 1.37x, 6.9% and 59.5%, respectively. With respect to the Flats at East Bank mortgage loan, the mortgaged property is also encumbered by a subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $20,922,918. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio for the Flats at East Bank mortgage loan, inclusive of the subordinate companion loan, are 1.05x, 7.7% and 67.1%, respectively. With respect to the DreamWorks Campus mortgage loan, the mortgaged property is also encumbered by a subordinate companion loan with an outstanding principal balance as of the Cut-off Date of $108,000,000. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio for the DreamWorks Campus mortgage loan, inclusive of the subordinate companion loan, are 2.07x, 6.8% and 67.3%, respectively.

(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
636 11th Avenue	$65,000,000	9.7%	$175,000,000	—	$240,000,000	CGCMT 2018-C5(3)	Midland(3)	KeyBank(3)
65 Bay Street	$60,000,000	9.0%	$40,000,000	$100,000,000	$200,000,000	CGCMT 2018-C5(4)	Midland	KeyBank
Flats at East Bank	$59,000,000	8.8%	$13,000,000	$20,922,918	$92,922,918	CGCMT 2018-C5(5)	Midland	KeyBank
DreamWorks Campus	$37,000,000	5.5%	$55,000,000	$108,000,000	$200,000,000	UBS 2018-C9(6)	Midland	AEGON
Hilton Branson Convention Center(7)	$10,628,305	1.6%	$7,085,536	—	$17,713,841	CGCMT 2018-C5	Midland	KeyBank
Hilton Branson Promenade(7)	$8,083,499	1.2%	$5,389,000	—	$13,472,499	CGCMT 2018-C5	Midland	KeyBank
Oak Portfolio	$15,614,105	2.3%	$24,912,812	—	$40,526,917	Benchmark 2018-B3	Midland	Midland

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (none of which is included in the issuing entity), is referred to in this Term Sheet as a “loan combination”. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(2)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative (or an equivalent entity), if any, under the related Controlling PSA (or such other party as is designated under the related Controlling PSA) will be entitled to exercise the rights of controlling note holder for the subject loan combination, except as otherwise discussed in footnotes (3), (4), (5) and (6) below.

(3)	The 636 11th Avenue loan combination will initially be serviced by the master servicer and the special servicer pursuant to the CGCMT 2018-C5 pooling and servicing agreement. Upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the subject loan combination will be serviced under the pooling and servicing agreement entered into in connection with that future securitization, which will then be the applicable Controlling PSA for such loan combination. Although the CGCMT 2018-C5 pooling and servicing agreement will initially be the Controlling PSA for the 636 11th Avenue loan combination, the holder of the related controlling companion loan for such loan combination will be the Directing Holder of the subject loan combination while it is serviced under the CGCMT 2018-C5 pooling and servicing agreement and, solely as to the subject loan combination, will exercise all rights normally exercised by the CGCMT 2018-C5 controlling class representative with respect to other loan combinations (without a subordinate companion loan) for which the CGCMT 2018-C5 pooling and servicing agreement is the Controlling PSA.

(4)	With respect to the 65 Bay Street mortgage loan, the related promissory note B or the related promissory note A2 (neither of which is included in the trust fund) will be the controlling note, and the holder thereof will be entitled to exercise control rights and the right to replace the applicable special servicer, provided that the holder thereof is not a borrower-related party, and no “note B control appraisal period” or “note A2 control appraisal period”, as applicable, exists under the related co-lender agreement.

(5)	With respect to the Flats at East Bank mortgage loan, the related promissory note B (not included in the trust fund) will be the controlling note, and the holder thereof will be entitled to exercise control rights and the right to replace the applicable special servicer provided that the holder thereof is not a borrower-related party, and no “control appraisal period” exists under the related co-lender agreement.

(6)	With respect to the DreamWorks Campus mortgage loan, the control rights and the right to replace the applicable special servicer are held by the holder of the subordinate companion loan evidenced by note B so long as no “control appraisal period” under the related co-lender agreement is in effect and the holder of such subordinate companion loan is not a borrower-related party. If a control appraisal period under the related co-lender agreement is in effect or the holder of the related subordinate companion loan evidenced by note B is a borrower-related party, then note A-1 (which is not included in the trust fund) will be the controlling note. Unless and until a “control appraisal period” is in effect or the holder of the related subordinate companion loan evidenced by note B is a borrower-related party, the controlling class representative (or equivalent entity) under the applicable Controlling PSA will not be entitled to exercise control rights or the right to replace the applicable special servicer for the DreamWorks Campus mortgage loan.

(7)	The Hilton Branson Convention Center and Hilton Branson Promenade loan combinations are cross-collateralized and cross-defaulted with each other.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)	Cut-off Date Total Debt UW NCF DSCR(2)
65 Bay Street	$60,000,000	$40,000,000	—	$100,000,000	$200,000,000	4.91000%	29.8%	59.5%	2.89x	1.37x
Flats at East Bank	$59,000,000	$13,000,000	—	$20,922,918	$92,922,918	6.00000%	52.0%	67.1%	1.90x	1.05x
DreamWorks Campus	$37,000,000	$55,000,000	—	$108,000,000	$200,000,000	3.21700%(4)	31.0%	67.3%	6.31x	2.07x
The Retreat by Watermark	$34,500,000	—	$5,500,000	—	$40,000,000	5.95325%	60.6%	70.3%	1.60x	1.24x
650 South Exeter Street	$25,000,000	—	$21,000,000	—	$46,000,000	NAP(5)	31.5%	57.9%	3.54x	1.05x

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.

(3)	“Cut-off Date Mortgage Loan LTV” and “Cut-off Date Mortgage Loan UW NCF DSCR” calculations include any related pari passu companion loan(s).

(4)	The Wtd. Avg. Cut-off Date Total Debt Interest Rate for the DreamWorks Campus total loan is 3.21699996%.

(5)	The 650 South Exeter Street Mezzanine Debt Interest Rate varies each month based on a planned payment schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Controlling Notes and Non-Controlling Notes(1)(2)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)	Current or Anticipated Holder of Securitized Note(3)	Cut-off Date Balance
636 11th Avenue	Servicing Shift	Note A-1	Yes	JPMorgan Chase Bank, National Association	Not Identified	$70,000,000
		Note A-2	No	JPMorgan Chase Bank, National Association	Not Identified	$60,000,000
		Note A-3	No	JPMorgan Chase Bank, National Association	Not Identified	$30,000,000
		Note A-4	No	—	CGCMT 2018-C5	$65,000,000
		Note A-5	No	Citi Real Estate Funding Inc.	Not Identified	$15,000,000

65 Bay Street	Serviced	Note A1-A	(5)	—	CGCMT 2018-C5	$20,000,000
		Note A1-B	No	—	CGCMT 2018-C5	$20,000,000
		Note A1-C	No	—	CGCMT 2018-C5	$20,000,000
		Note A1-D	No	Citi Real Estate Funding Inc.	Not Identified	$20,000,000
		Note A1-E	No	Citi Real Estate Funding Inc.	Not Identified	$10,000,000
		Note A1-F	No	Citi Real Estate Funding Inc.	Not Identified	$10,000,000
		Note A2	(5)	Nonghyup Bank, in its capacity as trustee for IGIS US Private Placement Real Estate Investment Trust NO. 190	Not Identified	$60,400,000
		Note B	(5)	IGIS US Private Placement Real Estate Investment Trust No. 169	Not Identified	$39,600,000

Flats at East Bank	Serviced	Note A-1	(6)	—	CGCMT 2018-C5	$59,000,000
		Note A-2	No	Rialto Mortgage Finance, LLC	Not Identified	$13,000,000
		Note B	(6)	ACREFI Mortgage Lending, LLC	Not Identified	$21,000,000

DreamWorks Campus	Outside Serviced	Note A-1	(7)	—	UBS 2018-C9	$25,000,000
		Note A-2	No	—	CGCMT 2018-C5	$20,000,000
		Note A-3	No	Deutsche Bank AG, acting through its New York Branch	JPMDB 2018-C8(8)	$20,000,000
		Note A-4	No	—	CGCMT 2018-C5	$17,000,000
		Note A-5	No	Deutsche Bank AG, acting through its New York Branch	JPMDB 2018-C8(8)	$10,000,000
		Note B	(7)	Prima Mortgage Investment Trust, LLC	Not Identified	$108,000,000

Hilton Branson Convention Center	Serviced	Note A-1	Yes(9)	—	CGCMT 2018-C5	$10,628,305
		Note A-2	No	Ladder Capital Finance LLC	UBS 2018-C10(10)	$7,085,536

Hilton Branson Promenade	Serviced	Note A-1	Yes(9)	—	CGCMT 2018-C5	$8,083,499
		Note A-2	No	Ladder Capital Finance LLC	UBS 2018-C10(10)	$5,389,000

Oak Portfolio	Outside Serviced	Note A-1	Yes	—	Benchmark 2018-B3	$24,912,812
		Note A-2	No	—	CGCMT 2018-C5	$15,614,105

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such loan combination with or without cause. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus.

(2)	The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related loan combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations“ in the Preliminary Prospectus.

(3)	Unless otherwise specified, with respect to each loan combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified or combined Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(4)	Unless otherwise specified, with respect to each loan combination, each related unsecuritized pari passu companion loan (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization that has closed or as to which a preliminary prospectus or final prospectus has been filed with the SEC that has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the SEC that identifies the future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(5)	With respect to the 65 Bay Street loan combination, pursuant to the related co-lender agreement, (i) the Controlling Note (so long as no “note B control appraisal period” is in effect) is note B, (ii) if a note B control appraisal period under the related co-lender agreement is in effect and no “note A2 control appraisal period” is in effect, then note A2 will be the Controlling Note, and (iii) if a note A2 control appraisal period under the related co-lender agreement is in effect, then note A1-A will be the Controlling Note.

(6)	With respect to the Flats at East Bank loan combination, pursuant to the related co-lender agreement, (i) the Controlling Note (so long as no “control appraisal period” is in effect) is note B, and (ii) if a control appraisal period under the related co-lender agreement is in effect, then note A-1 will be the Controlling Note.

(7)	With respect to the DreamWorks Campus loan combination, pursuant to the related co-lender agreement, (i) the Controlling Note (so long as no “control appraisal period” is in effect) is note B, and (ii) if a control appraisal period under the related co-lender agreement is in effect, then note A-1 will be the Controlling Note.

(8)	The JPMDB 2018-C8 transaction has not closed but is expected to close prior to the closing date for the CGCMT 2018-C5 transaction.

(9)	The Hilton Branson Convention Center and Hilton Branson Promenade loan combinations are cross-collateralized and cross-defaulted with each other. For so long as the cross-collateralization and cross-default feature is in effect, the Hilton Branson Convention Center note A-1 is the Controlling Note for both such loan combinations.

(10)	The UBS 2018-C10 transaction is expected to close on the same day as the date of this Term Sheet.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Diamond Forest Apartments	CREFI	Farmington Hills	Michigan	Multifamily	$21,000,000	3.1%	WFCM 2012-LC5
Oak Creek Center	CREFI	Lombard	Illinois	Office	$10,047,066	1.5%	JPMCC 2013-C10
Storage Masters Denver	CREFI	Denver	Colorado	Self Storage	$6,850,000	1.0%	CGCMT 2013-GC11
Shallotte Secure Storage	CREFI	Shallotte	North Carolina	Self Storage	$2,744,542	0.4%	CGCMT 2015-GC35

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)		Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Multifamily	9	$220,152,501	32.9%	1.94	x	53.5%	10.6%
Garden	8	160,152,501	24.0	1.58	x	62.4%	9.5%
High Rise	1	60,000,000	9.0	2.89	x	29.8%	13.8%
Office	8	$145,964,105	21.8%	3.27	x	51.8%	12.3%
CBD	2	75,500,000	11.3	2.52	x	54.3%	11.3%
Suburban	6	70,464,105	10.5	4.07	x	49.2%	13.3%
Retail	13	$119,992,930	18.0%	1.60	x	63.4%	10.0%
Anchored	4	48,813,491	7.3	1.51	x	64.6%	9.7%
Unanchored	4	28,010,200	4.2	1.63	x	64.2%	11.4%
Shadow Anchored	3	27,219,239	4.1	1.57	x	64.9	9.6%
Single Tenant Retail	2	15,950,000	2.4	1.84	x	55.4%	9.3%
Mixed Use	3	$109,000,000	16.3%	2.16	x	48.8%	11.2%
Multifamily/Retail	1	59,000,000	8.8	1.90	x	52.0%	9.9%
Parking/Retail	1	25,000,000	3.7	1.39	x	58.5%	7.1%
Office/Parking	1	25,000,000	3.7	3.54	x	31.5%	18.2%
Self Storage	8	$39,769,542	6.0%	1.55	x	63.2%	9.3%
Hospitality	3	27,021,804	4.0%	1.86	x	56.5%	14.7%
Full Service	2	18,711,804	2.8	1.89	x	51.5%	14.7%
Limited Service	1	8,310,000	1.2	1.78	x	67.6%	14.7%
Manufactured Housing	1	$6,337,500	0.9%	1.75	x	60.0%	13.2%
Total	45	$668,238,381	100.0%	2.17	x	54.9%	11.1%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	4	$105,234,309	15.7%	$498,800,000	24.6%	$28,123,912	25.1%
Ohio	3	87,300,000	13.1	180,530,000	8.9	9,851,958	8.8
New Jersey	3	81,488,273	12.2	372,300,000	18.4	15,783,551	14.1
California	5	75,650,000	11.3	363,210,000	17.9	17,151,327	15.3
Indiana	4	57,119,669	8.5	99,250,000	4.9	6,285,408	5.6
Texas	4	54,087,500	8.1	87,670,000	4.3	5,122,500	4.6
North Carolina	2	34,744,542	5.2	50,050,000	2.5	3,101,045	2.8
Michigan	3	32,977,501	4.9	56,480,000	2.8	3,586,923	3.2
Maryland	1	25,000,000	3.7	79,400,000	3.9	4,538,413	4.0
Missouri	2	18,711,804	2.8	60,500,000	3.0	4,574,405	4.1
Illinois	3	16,313,675	2.4	51,525,000	2.5	5,021,878	4.5
Arizona	1	15,463,491	2.3	23,100,000	1.1	1,465,185	1.3
Colorado	2	15,160,000	2.3	21,720,000	1.1	1,798,865	1.6
Vermont	1	10,500,000	1.6	24,400,000	1.2	1,852,029	1.7
Alabama	1	9,637,619	1.4	14,300,000	0.7	1,087,467	1.0
Florida	2	8,850,000	1.3	12,560,000	0.6	824,220	0.7
Georgia	1	8,625,000	1.3	12,100,000	0.6	827,212	0.7
Nebraska	1	7,200,000	1.1	11,960,000	0.6	741,010	0.7
Tennessee	1	2,475,000	0.4	3,420,000	0.2	207,404	0.2
Pennsylvania	1	1,700,000	0.3	2,400,000	0.1	156,423	0.1
Total	45	$668,238,381	100.0%	$2,025,675,000	100.0%	$112,101,135	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,619,239 - 4,999,999	5	$14,866,282	2.2%
5,000,000 - 9,999,999	14	106,691,200	16.0
10,000,000 - 19,999,999	10	139,480,900	20.9
20,000,000 - 29,999,999	5	119,700,000	17.9
30,000,000 - 39,999,999	3	103,500,000	15.5
40,000,000 - 49,999,999	0	0	0.0
50,000,000 - 59,999,999	1	59,000,000	8.8
60,000,000 - 65,000,000	2	125,000,000	18.7
Total	40	$668,238,381	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.27 - 1.50	17	$201,323,806	30.1%
1.51 - 2.00	15	232,780,266	34.8
2.01 - 2.50	4	101,634,309	15.2
2.51 - 3.00	1	60,000,000	9.0
3.01 - 6.31	3	72,500,000	10.8
Total	40	$668,238,381	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	14	$305,700,000	45.7%
Interest Only, Then Amortizing(2)	12	169,562,500	25.4
Interest Only – ARD	2	102,000,000	15.3
Amortizing (30 Years)	11	82,665,881	12.4
Amortizing (25 Years)	1	8,310,000	1.2
Total	40	$668,238,381	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	12	$277,213,527	41.5%
Springing	22	237,199,854	35.5
Soft	5	93,825,000	14.0
Retail (Hard);
Residential (Soft)	1	60,000,000	9.0
Total	40	$668,238,381	100.0%
Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
29.8 - 39.9	3	$122,000,000	18.3%
40.0 - 49.9	2	19,650,000	2.9
50.0 - 59.9	12	255,046,113	38.2
60.0 - 69.9	18	230,925,663	34.6
70.0 - 74.8	5	40,616,606	6.1
Total	40	$668,238,381	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
29.8 - 39.9	3	$122,000,000	18.3%
40.0 - 49.9	6	51,183,613	7.7
50.0 - 59.9	18	326,307,726	48.8
60.0 - 64.9	13	168,747,043	25.3
Total	40	$668,238,381	100.0%
(1) See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	25	$504,647,876	75.5%
Acquisition	14	147,976,400	22.1
Acquisition/Recapitalization	1	15,614,105	2.3
Total	40	$668,238,381	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.298 - 4.000	1	$37,000,000	5.5%
4.001 - 4.500	2	86,000,000	12.9
4.501 - 5.000	16	272,474,523	40.8
5.001 - 5.500	15	234,010,013	35.0
5.501 - 5.965	6	38,753,845	5.8
Total	40	$668,238,381	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.1 - 7.9	2	$32,500,000	4.9%
8.0 - 8.9	7	128,825,000	19.3
9.0 - 9.9	10	144,635,533	21.6
10.0 - 10.9	7	129,438,273	19.4
11.0 - 18.2	14	232,839,575	34.8
Total	40	$668,238,381	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.9 - 7.9	2	$32,500,000	4.9%
8.0 - 8.9	11	190,840,992	28.6
9.0 - 9.9	12	190,532,814	28.5
10.0 - 10.9	5	66,406,857	9.9
11.0 - 17.1	10	187,957,718	28.1
Total	40	$668,238,381	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	2	$14,962,500	2.2%
24	3	$39,425,000	5.9%
36	4	$46,075,000	6.9%
48	2	$45,100,000	6.7%
60	1	$24,000,000	3.6%

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	2	$39,744,542	5.9%
120	38	628,493,840	94.1
Total	40	$668,238,381	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
54 - 60	2	$39,744,542	5.9%
116 - 120	38	628,493,840	94.1
Total	40	$668,238,381	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	16	$407,700,000	61.0%
300	2	14,647,500	2.2
360	22	245,890,881	36.8
Total	40	$668,238,381	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	16	$407,700,000	61.0%
300	2	14,647,500	2.2
357 - 360	22	245,890,881	36.8
Total	40	$668,238,381	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	37	$634,388,381	94.9%
Yield Maintenance	3	33,850,000	5.1
Total	40	$668,238,381	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	36	$538,038,381	80.5%
Replacement Reserves(1)	36	$543,038,381	81.3%
Insurance	31	$498,741,547	74.6%
TI/LC(2)	19	$359,272,726	82.6%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, mixed use and one multifamily property with commercial tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR		Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
DreamWorks Campus	Office	$37,000,000	5.5%	54	6.31	x	14.8%	31.0%
Shallotte Secure Storage	Self Storage	$2,744,542	0.4%	58	1.31	x	9.3%	64.6%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.
(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions	The aggregate amount available for distribution to holders of the certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B and X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above, then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)	5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest and principal and to reimburse (with interest) any unreimbursed losses to the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, sequentially in that order and with respect to each such class in a manner analogous to the Class C certificates pursuant to clause 6 above.

Realized Losses	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums
and Yield Maintenance

Charges	On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to certificateholders (excluding holders of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C certificates and (iii) the group (the “YM Group D” and, together with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated to the holders of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively), allocable between such classes as provided in the CGCMT 2018-C5 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class S or Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.

Serviced Mortgage
Loans/Outside Serviced

Mortgage Loans	Each loan combination for which the CGCMT 2018-C5 pooling and servicing agreement is not the Controlling PSA (each such other servicing agreement, an “outside servicing agreement”) constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan”.

The 636 11th Avenue loan combination constitutes a “servicing shift loan combination”, the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. The servicing shift loan combination will initially be serviced pursuant to the CGCMT 2018-C5 pooling and servicing agreement during which time such mortgage loan, such loan combination and each related companion loan will be a serviced mortgage loan, a serviced loan combination and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such loan combination and each related companion loan will be an outside serviced mortgage loan, an outside serviced companion loan and an outside serviced loan combination, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2018-C5 pooling and servicing agreement); each related loan combination constitutes a “serviced loan combination”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of Certificates (exclusive of the Class S and Class R certificates) then outstanding (i.e., first, to the Class H-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E-RR certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts (continued)	For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, as well as the allocation and/or exercise of voting rights for certain purposes, any Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata based on certificate balance.

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, the Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans

There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) as one loan combination.

Directing Holder	The “Directing Holder” with respect to any mortgage loan or loan combination serviced under the CGCMT 2018-C5 pooling and servicing agreement will be:

●	in the case of a servicing shift loan combination, the holder of the related controlling pari passu companion loan;

●	in the case of each of the 65 Bay Street loan combination and the Flats at East Bank loan combination, the holder of a related subordinate companion loan (which, in the case of the 65 Bay Street loan combination, will be the holders of either of two related subordinate companion loans, commencing with note B and then followed by note A-2) (unless any such holder is a borrower-related party with respect to the related loan combination or, based on payments, losses and Appraisal Reduction Amounts (taking into account any permitted collateral posted by the holder of such subordinate companion loan), the principal amount of such subordinate companion loan (or, in the case of the 65 Bay Street loan combination, each such related subordinate companion loan) has been reduced below a specified level (such circumstance, a “control appraisal event”), in which case the Controlling Class Representative will be the related Directing Holder); and

●	in the case of any other serviced mortgage loan or serviced loan combination, the Controlling Class Representative.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Directing Holder

(continued)	The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be (or, if the applicable outside servicing agreement has not yet been executed, is anticipated to be) the controlling class representative (or equivalent entity), if any, under, or such other party as may be designated in, the related outside servicing agreement; provided, that, in the case of the DreamWorks Campus mortgage loan, the applicable directing holder (or equivalent party) will be (i) so long as no “control appraisal period” under the related co-lender agreement is in effect and note B is not held by a borrower-related party, the holder of note B, or (ii) if a “control appraisal period” under the related co-lender agreement is in effect or note B is held by a borrower-related party, the holder of note A-1 (or, if note A-1 is included in a securitization, the controlling class representative (or equivalent entity), if any, under, or such other party as may be designated in, the related outside servicing agreement).

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders, by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class E-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, Prime Finance CMBS B-Piece Holdco XVI, L.P. (or an affiliate) (i) is expected to purchase the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates and will also receive the Class S certificates, and (ii) is expected to be appointed the initial Controlling Class Representative.

Control Termination

Event	A “Control Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CGCMT 2018-C5 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to (i) any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the Controlling Class (by certificate balance) is a Borrower Party (as defined in the Preliminary Prospectus) (any such mortgage loan, an “excluded mortgage loan”) and (ii) any servicing shift mortgage loan, and subject to the discussion below regarding the 65 Bay Street loan combination and the Flats at East Bank loan combination.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the CGCMT 2018-C5 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any servicing shift mortgage loan, and subject to the discussion below regarding the 65 Bay Street loan combination and the Flats at East Bank loan combination.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

With respect to the servicing shift loan combination (for so long as it is serviced under the CGCMT 2018-C5 pooling and servicing agreement), the holder of the related Controlling Note identified above under the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” under “Collateral Overview” above (which holder will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each of the 65 Bay Street loan combination and the Flats at East Bank loan combination, for so long as (but only for so long as) the holder of a related subordinate companion loan is the directing holder with respect to such loan combination, such holder will be entitled to have consent and/or consultation rights under the CGCMT 2018-C5 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to such loan combination, and the Controlling Class Representative will not be entitled to exercise any consent or consultation rights with respect to such loan combination. The holder(s) of the related subordinate companion loan(s) will also have cure rights and, under certain default scenarios, a par purchase option in respect of each of the 65 Bay Street mortgage loan and the Flats at East Bank mortgage loan.

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced loan combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer	At any time, prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) with or without cause upon satisfaction of certain conditions specified in the CGCMT 2018-C5 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, (i) with respect to a servicing shift loan combination, for so long as it is serviced pursuant to the CGCMT 2018-C5 pooling and servicing agreement, only the holder of the related controlling pari passu companion loan may terminate the special servicer without cause (solely with respect to the related loan combination) and appoint a replacement special servicer for that loan combination, and (ii) with respect to each of the 65 Bay Street loan combination and the Flats at East Bank loan combination, for so long as the holder of a related subordinate companion loan is the directing holder with respect to such loan combination, only the holder of such subordinate companion loan may terminate the special servicer with respect to such loan combination without cause (solely with respect to the related loan combination) and appoint a replacement special servicer for that loan combination.

At any time, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced mortgage loans (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that, (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all certificates (other than the Class S and Class R certificates), on an aggregate basis, and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all certificates, with such quorum including at least three (3) holders that are not affiliated with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the CGCMT 2018-C5 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer

(continued)	If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Directing Holder (so long as it is not itself a Borrower Party with respect to the applicable mortgage loan and, if the Directing Holder is the Controlling Class Representative, so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Directing Holder is precluded from appointing a replacement special servicer or, if not so precluded, does not take action to appoint a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CGCMT 2018-C5 pooling and servicing agreement.

Voting Rights	At all times during the term of the CGCMT 2018-C5 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders in the following percentages:

(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S and Class R certificates will not be entitled to any voting rights.

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the CGCMT 2018-C5 pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the CGCMT 2018-C5 pooling and servicing agreement and identifying any material deviations therefrom;

●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the CGCMT 2018-C5 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the RR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the RR Certificates) is 25% or less of the initial aggregate certificate balance of the RR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the CGCMT 2018-C5 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CGCMT 2018-C5 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the CGCMT 2018-C5 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the CGCMT 2018-C5 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CGCMT 2018-C5 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Liquidated Loan Waterfall

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the RR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR and is expected, on the Closing Date, to satisfy its risk retention requirements through the purchase by a third party purchaser of the RR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Investor Communications

The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CGCMT 2018-C5 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CGCMT 2018-C5 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2018-C5 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Certificates, see “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	New York, New York	Cut-off Date Balance(2)		$65,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$425.53
Size (SF)	564,004	Percentage of Initial Pool Balance		9.7%
Total Occupancy as of 6/1/2018	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2018	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1917 / 2008	Mortgage Rate(3)		4.07300%
Appraised Value	$428,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/4/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor	Behrouz Ben Hakimian and Joe Hakimian	Original Interest Only Period (Months)		120
Property Management	Hakimian P.W. Management, LLC	First Payment Date		7/1/2018
		Anticipated Repayment Date(3)		6/1/2028
		Maturity Date(3)		6/1/2029
Underwritten Revenues	$37,529,208
Underwritten Expenses	$12,805,959	Escrows(4)
Underwritten Net Operating Income (NOI)	$24,723,249		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,640,361	Taxes(5)	$0	$0
Cut-off Date LTV Ratio(1)	56.1%	Insurance	$76,801	$25,600
Maturity Date LTV Ratio(1)	56.1%	Replacement Reserve	$7,990	$7,990
DSCR Based on Underwritten NOI / NCF(1)	2.49x / 2.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.3% / 9.9%	Other(6)	$1,336,367	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$240,000,000	100.0%	Loan Payoff	$192,694,141	80.3%
			Principal Equity Distribution	42,558,964	17.7
			Closing Costs	3,325,737	1.4
			Reserves	1,421,157	0.6
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 636 11th Avenue Loan Combination (as defined below).

(2)	The 636 11th Avenue Loan (as defined below) has a Cut-off Date Balance of $65,000,000 and represents the non-controlling note A-4 of the $240,000,000 636 11th Avenue Loan Combination, as defined below, which is evidenced by five pari passu notes and was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and JPMorgan Chase Bank, National Association (“JPMCB”). The related companion loans are evidenced by (i) the controlling note A-1 ($70,000,000), which is currently held by JPMCB and is expected to be contributed to one or more future commercial mortgage securitization transactions, (ii) the non-controlling note A-2 ($60,000,000), which is currently held by JPMCB and is expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-3 ($30,000,000), which is currently held by JPMCB and is expected to be contributed to one or more future commercial mortgage securitization transactions and (iv) the non-controlling note A-5 ($15,000,000), which is currently held by CREFI and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(3)	The 636 11th Avenue Loan Combination has an anticipated repayment date of June 1, 2028 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of June 1, 2029. From and after the anticipated repayment date, the 636 11th Avenue Loan Combination will accrue interest at an interest rate equal to the greater of (i) 7.07300% and (ii) the 10-year swap yield as of the ARD plus 3.00000% per annum; but in no event will it exceed 9.07300%. Commencing on April 1, 2028 and on each payment date until the final maturity date, the 636 11th Avenue Loan Combination requires monthly payments of interest only and that all excess cash flow for the preceding month be applied (a) first to interest accrued on the principal balance at the initial interest rate, (b) second, to the reduction of the principal balance of the 636 11th Avenue Loan Combination and (c) third, after the ARD, to the payment of accrued interest on the 636 11th Avenue Loan Combination at the increased interest rate.

(4)	See “—Escrows” below.

(5)	The 636 11th Street Property is in year 11 of a 12-year Industrial & Commercial Incentive Program tax abatement, which phases out completely in 2020/2021. The abated taxes are currently $6,649,605, and the unabated annual real estate taxes would be $8,391,033. Real estate taxes payable during year 12 of the abatement, taking into account the abatement, are estimated to be $7,799,882.

(6)	The Upfront Other reserve consists of $1,198,696 for deferred maintenance and $137,671 for outstanding tenant improvement and leasing commissions under the Ogilvy Lease (as defined below).

■	The Mortgage Loan. The mortgage loan (the “636 11th Avenue Loan”) is part of a loan combination (the “636 11th Avenue Loan Combination”) evidenced by five pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office building in the Hell’s Kitchen neighborhood of Manhattan, New York (the “636 11th Avenue Property”). The 636 11th Avenue Loan, which is evidenced by the non-controlling note A-4, had an original principal balance of $65,000,000, has a Cut-off Date Balance of $65,000,000 and represents approximately 9.7% of the Initial Pool Balance. The related companion loans are evidenced by (i) the controlling note A-1, which had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000, is currently held by JPMCB and is expected to be contributed to one or more future commercial mortgage securitization transactions, (ii) the non-controlling note A-2, which had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000, is currently held by JPMCB and is expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-3, which had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000, is currently held by JPMCB and is expected to be contributed to one or more future commercial mortgage securitization transactions and (iv) the non-controlling note A-5, which had an original principal balance of $15,000,000, has an outstanding principal balance as of the Cut-off Date of $15,000,000, is currently held by CREFI and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 636 11th Avenue Loan Combination, which accrues interest at an interest rate of 4.07300% per annum, was co-originated by CREFI and JPMCB on May 11, 2018, had an original principal balance of $240,000,000 and has an outstanding principal balance as of the Cut-off Date of $240,000,000. From and after the ARD, the 636 11th Avenue Loan Combination will accrue interest at an interest rate equal to the greater of (i) 7.07300% per annum and (ii) the 10-year swap yield as of the ARD plus 3.00000% per annum; but in no event will it

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

exceed 9.07300%. The proceeds of the 636 11th Avenue Loan Combination were primarily used to refinance the existing debt on the 636 11th Avenue Property, return equity to the borrower, pay origination costs and fund reserves.

The 636 11th Avenue Loan Combination had an initial term of 120 months (based on the ARD) and has a remaining term of 120 months as of the Cut-off Date (based on the ARD). The 636 11th Avenue Loan Combination requires monthly payments of interest only for the term of the 636 11th Avenue Loan Combination. The scheduled anticipated repayment date of the 636 11th Avenue Loan Combination is the due date in June 2028 and the final maturity date is the due date in June 2029. At any time after the second anniversary of the securitization of the last note of the 636 11th Avenue Loan Combination to be securitized, the 636 11th Avenue Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 636 11th Avenue Loan Combination documents. Voluntary prepayment of the 636 11th Avenue Loan Combination is permitted, provided no event of default is continuing under the 636 11th Avenue Loan documents, after the due date in December 2027 without payment of any prepayment premium.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	JPMCB(1)	Yes
A-2	$60,000,000	$60,000,000	JPMCB(1)	No
A-3	$30,000,000	$30,000,000	JPMCB(1)	No
A-4	$65,000,000	$65,000,000	CGCMT 2018-C5	No
A-5	$15,000,000	$15,000,000	CREFI(1)	No
Total / Wtd. Avg.	$240,000,000	$240,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 636 11th Avenue Property is an 11-story building totaling 564,004 SF of Class A office space located in New York, New York. The 636 11th Avenue Property was built as a chocolate factory in 1917 and achieved LEED Silver certification by the U.S. Green Building Council in 2010 after a 2008 renovation which converted the 636 11th Avenue Property to office space. The 636 11th Avenue Property features high ceilings and offers panoramic views of the Hudson River and Midtown Manhattan.

As of June 1, 2018, the 636 11th Avenue Property was 100.0% leased to one tenant, The Ogilvy Group, Inc (“The Ogilvy Group” or “Ogilvy Tenant”) whose lease expires in June 2029. The Ogilvy Group, an international advertising and public relations agency, has been headquartered at the 636 11th Avenue Property since January 2008.

The building includes a cafeteria, a fitness center, and shuttle service provided to Penn Station, Port Authority Bus Terminal and Grand Central station. According to the borrower sponsor, following the signing of The Ogilvy Group’s lease in January 2008, the borrower sponsor invested approximately $40.0 million toward building upgrades including new elevator shafts, equipment and cars, mechanical equipment and structural work, approximately $27.0 million in soft costs such as design, project management and professional costs and approximately $21.0 million in leasing commissions. Additionally, the borrower sponsor contributed approximately $21.0 million toward the tenant’s approximately $113.3 million office build-out costs. In total, the borrower sponsor has invested approximately $109.0 million into the 636 11th Avenue Property since January 2008.

The 636 11th Avenue Property is located in the Hell’s Kitchen neighborhood of Manhattan and spans the entire eastern side of the block facing 11th Avenue between West 46th and 47th Streets. The 636 11th Avenue Property is located approximately 0.5 miles northwest of the Port Authority Bus Terminal and approximately 0.2 miles north of the Lincoln Tunnel, which provides connectivity to New Jersey. The 636 11th Avenue Property offers access to the West Side Highway (Route 9A) and four different subway stations connecting to eight subway lines all within a ten minute walk.

The sole tenant at the 636 11th Avenue Property, The Ogilvy Group, is an international marketing communications company and has been headquartered at the 636 11th Avenue Property since January 2008. The Ogilvy Group has operated as a subsidiary of WPP plc (“WPP”) since 1989. WPP had approximately £15.3 billion of revenue in 2017, making it one of the largest marketing and communications companies in the world. WPP US Holdings, Inc. is the primary guarantor and WPP Jubilee Limited is the secondary guarantor for the lease. WPP Jubilee Limited is a wholly owned subsidiary of WPP. The Ogilvy Group’s lease provides the Ogilvy Tenant with two, five-year renewal options

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

after the June 30, 2029 expiration date and does not provide the tenant with any termination options other than customary rights after a casualty or condemnation or a default under the lease. The Ogilvy Tenant is required to provide 18-month renewal notice prior to the first extension term.

The following table presents certain information relating to the sole tenant at the 636 11th Avenue Property:

Largest Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
The Ogilvy Group	BBB+ / Baa2 / BBB	564,004	100.0%	$31,777,847	100.0%	$56.34	6/30/2029	2, 5-year options
Largest Tenant		564,004	100.0%	$31,777,847	100.0%	$56.34
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		564,004	100.0%	$31,777,847	100.0%	$56.34

(1)	Based on the underwritten rent roll dated June 1, 2018.

(2)	Certain ratings are those of the parent company or the U.S. federal government whether or not the parent or the U.S. federal government, as applicable, guarantees the lease.

(3)	Underwritten Base Rent and Underwritten Base Rent $ per SF consists of average rent over the remaining loan term (current in place contractual rent is $29,070,620 or $51.54 per SF).

The following table presents the lease rollover schedule at the 636 11th Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029 & Thereafter	564,004	100.0	100.0%	31,777,847	100.0	$56.34	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	564,004	100.0%		$31,777,847	100.0%	$56.34	1

(1)	Calculated based on the approximate square footage occupied by The Ogilvy Group.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Underwritten Base Rent and Underwritten Base Rent $ per SF consists of average rent over the remaining loan term (current in place contractual rent is $29,070,620 or $51.54 per SF).

The following table presents certain information relating to historical leasing at the 636 11th Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 6/1/2018
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 636 11th Avenue Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 4/30/2018	Underwritten(2)	Underwritten $ per SF(2)
Base Rent	$29,070,620	$29,070,620	$29,070,620	$29,070,620	$31,777,847	$56.34
Reimbursements	3,370,600	3,794,497	4,496,316	4,924,551	5,381,846	9.54
Other Income(3)	1,441,244	2,778,560	2,241,509	2,014,060	2,227,500	3.95
Vacancy & Credit Loss	0	0	0	0	(1,857,985)	(3.29)
Effective Gross Income	$33,882,464	$35,643,677	$35,808,445	$36,009,231	$37,529,208	$66.54

Real Estate Taxes(4)	$4,070,439	$4,958,950	$6,082,412	$6,649,605	$7,799,882	$13.83
Insurance	299,545	306,460	289,180	280,325	307,267	0.54
Management Fee	872,119	872,119	872,119	872,119	1,000,000	1.77
Other Operating Expenses	3,125,744	3,347,941	3,461,905	3,501,684	3,698,810	6.56
Total Operating Expenses	$8,367,847	$9,485,470	$10,705,616	$11,303,733	$12,805,959	$22.71

Net Operating Income	$25,514,617	$26,158,207	$25,102,829	$24,705,498	$24,723,249	$43.84
TI/LC	0	0	0	0	987,007	1.75
Capital Expenditures	0	0	0	0	95,881	0.17
Net Cash Flow	$25,514,617	$26,158,207	$25,102,829	$24,705,498	$23,640,361	$41.92

Occupancy	100.0%	100.0%	100.0%	100.0%	95.0%(5)
NOI Debt Yield(6)	10.6%	10.9%	10.5%	10.3%	10.3%
NCF DSCR(6)	2.57x	2.64x	2.53x	2.49x	2.39x

(1)	Based on the underwritten rent roll dated June 1, 2018.

(2)	Underwritten Base Rent and Underwritten Base Rent $ per SF consists of average rent over the remaining loan term (current in place contractual rent is $29,070,620 or $51.54 per SF).

(3)	Other Income consists of overtime HVAC chargebacks.

(4)	The 636 11th Street Property is in year 11 of a 12-year Industrial & Commercial Incentive Program tax abatement, which phases out completely in 2020/2021. The abated taxes are currently $6,649,605, and the unabated annual real estate taxes would be $8,391,033. Real estate taxes payable during year 12 of the abatement, taking into account the abatement, are estimated to be $7,799,882.

(5)	Represents the underwritten economic vacancy of 5.0%.

(6)	Calculated based on the aggregate outstanding principal balance of the 636 11th Avenue Loan Combination.

■	Appraisal. According to the appraisal, as of an effective date of April 4, 2018, the 636 11th Avenue Property had an “as-is” appraised value of $428,000,000 and a “hypothetical go dark” value of $207,000,000.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$441,000,000	N/A	5.25%
Discounted Cash Flow Approach	$428,000,000	5.75%(1)	4.75%(2)

(1)	Represents the internal rate of return (cash flow).

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated April 11, 2018, there was no evidence of any recognized environmental conditions or recommendations for further action at the 636 11th Avenue Property. The Phase I environmental report recommended investigating vapor intrusion following detection of dry cleaning solvents and chemicals in the soil and groundwater from a prior subsurface investigation and the implementation and maintenance of an asbestos operations and maintenance plan. The related lenders required the borrower to obtain a lender environmental collateral protection and liability insurance policy. The policy was issued by Steadfast Insurance Company and includes individual and aggregate limits of $1,000,000, with self-insured retention of $25,000. The policy expires on May 11, 2031.

■	Market Overview and Competition. The 636 11th Avenue Property is located along 11th Avenue between 46th and 47th Streets in the Times Square/West Side office submarket of the Midtown office market in Manhattan. The 636 11th Avenue Property is approximately 0.5 miles northwest of the Port Authority Bus Terminal, one of the largest transportation hubs in New York City which provides access to the A, C, E, N, Q, R, W, 1, 2, 3, and 7 trains, as well as the shuttle to Grand Central Terminal.

The 636 11th Avenue Property is located in the Times Square/West Side office submarket and competes with Class A/B office properties. According to the appraisal, as of the fourth quarter of 2017, the vacancy rate for office space in the Times Square/West Side submarket was 6.5% and the average annual rental rate was $78.31 per SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

The appraiser identified eleven comparable office leases signed between January 2016 and March 2018 relative to The Ogilvy Group lease signed at the 636 11th Avenue Property. Rent comparables had base rents ranging from $44.50 to $71.00 per SF. The appraiser concluded an estimated base rental rate of $55.00 per SF, which is in line with the underwritten base office rent of $56.34 per SF for the office lease at the 636 11th Avenue Property.

The following table presents certain information relating to the primary competition for the 636 11th Avenue Property:

Office Rent Comparables(1)

Address	Total Building Size (NRA)	Space Leased	Tenant Name	Year Built / Renovated	Lease Date	Size (NRA)	Term (Years)	Base Rent PSF
636 11th Avenue(2)	564,004	Entire Building	The Ogilvy Group, Inc	1917/2008	Jul-09	564,004	20.0	$56.34(3)
500 Seventh Avenue	609,000	E8, E9, E12, E14, E17, E18	WeWork	1922/2000	Mar-18	255,610	15.0	$71.00
307 W 38th Street	300,000	E2, E3, E4, E5, E7, E8	GMHC	1933/2004	Feb-18	112,273	30.0	$52.00
424 W 33rd Street	146,000	E7-E13	Spaces	1913/NAP	Dec-17	103,343	10.0	$70.50
475 Tenth Avenue	259,920	P8	KCD Worldwide	1915/NAP	Sep-17	13,346	10.7	$65.13
234 W 39th Street	91,466	E7	Sunlight Financial	1921/NAP	Jul-17	8,229	5.0	$51.00
525 Seventh Avenue	463,818	E21	Betsy & Adam	1925/NAP	Jun-17	20,611	10.0	$54.50
320 W 37th Street	125,800	P1	People’s Forum Inc.	1927/NAP	Jun-17	16,333	10.4	$51.08
320 W 37th Street	125,800	E13	Roivant Sciences, Inc.	1927/NAP	Apr-17	6,162	5.0	$48.00
535 Eighth Avenue	144,203	P21	Setty & Associates	1927/1999	Feb-17	2,852	3.1	$44.50
311 W 43rd Street	186,083	E10-14	WeWork	1905/1983	Oct-16	63,732	16.0	$65.16
555 W 57th Street	975,983	P18	CBS Broadcasting, Inc.	1973/NAP	Jan-16	35,112	8.0	$56.88

(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated June 1, 2018.

(3)	Base Rent PSF includes current contractual rent of $51.54 per SF and average rent over the remaining loan term.

■	The Borrower. The borrower is Plaza West Associates, LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 636 11th Avenue Loan Combination. The nonrecourse carveout guarantors of the 636 11th Avenue Loan Combination are Behrouz Ben Hakimian (“Ben Hakimian”) and Joe Hakimian, both co-founders of The Hakimian Organization, a developer, owner, and manager of luxury New York real estate.

Established in 1970, The Hakimian Organization has completed over 30 ground-up construction and conversion projects of residential, office and hotel properties in Manhattan. Ben Hakimian, President of The Hakimian Organization, has led the company in developing over 30 buildings including 75 Wall Street in the Financial District, a 40-story mixed-use tower in Midtown, the jewelry district’s first high-rise commercial condominium and a tower in the Flatiron Historic District. Joe Hakimian, CEO of The Hakimian Organization, has guided the creation of over 3.0 million SF of real estate and is a registered professional engineer.

■	Escrows. On the origination date of the 636 11th Avenue Loan Combination, the borrower funded reserves of (i) $1,198,696 for deferred maintenance, (ii) $137,671 for outstanding tenant improvements and leasing commissions under the Ogilvy Lease (“Outstanding TI/LC”), (iii) $76,801 for insurance and (iv) $7,990 for replacement reserves.

The borrower is required to deposit $25,600 for insurance and $7,990 for replacement reserves on each monthly payment date.

The borrower is required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes (a) during a 636 11th Avenue Cash Sweep Period (as defined below) or (b) if the borrower fails to provide evidence satisfactory to the lender that all taxes and other charges have been paid no later than 10 days prior to the related due date. The borrower is required to make monthly deposits into the insurance reserve account in the amount of 1/12 of the annual insurance premiums (i) upon an event of default or (ii) if an acceptable blanket insurance policy is not in place. The borrower is required to make monthly deposits of $82,251 into the TI/LC reserve account during a 636 11th Avenue Cash Sweep Period caused by a Tenant Trigger Event (as defined below). The borrower is also required to deposit any lease termination or contraction fees payable under any lease at the 636 11th Avenue Property. The borrower is required to deposit all excess cash flow in the cash management account for tenant improvement and leasing commission obligations incurred following origination and related to the premises leased pursuant to the Ogilvy Lease (as defined below) during the continuance of a 636 11th Avenue Cash Sweep Period caused by a Dark Trigger Event (as defined below).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

■	Lockbox and Cash Management. The 636 11th Avenue Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required at origination to send a tenant direction letter to the sole tenant at the 636 11th Avenue Property instructing it to deposit all rents and payments into the lockbox account. Prior to the occurrence of a 636 11th Avenue Cash Sweep Period (as defined below), all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a 636 11th Avenue Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a 636 11th Avenue Cash Sweep Period continuing that has not been caused by a Default Trigger Event, a Borrower Bankruptcy Trigger Event and/or a Manager Bankruptcy Trigger Event (each, as defined below), all excess cash flow after payment of mortgage and any mezzanine debt service (if applicable), required reserves and operating expenses is required to be held as additional collateral for the 636 11th Avenue Loan Combination, except as described in Dark Trigger Event below or in connection with an Extension Term Trigger Event. All funds on deposit in the cash management account following the occurrence and during the continuance of a 636 11th Avenue Cash Sweep Period caused by a Default Trigger Event, a Borrower Bankruptcy Trigger Event and/or a Manager Bankruptcy Trigger Event, may in each case be applied by the lender in such order and priority as the lender shall determine. The lender has been granted a first priority security interest in the cash management account.

A “636 11th Avenue Cash Sweep Period” means each period commencing on the occurrence of a 636 11th Avenue Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related 636 11th Avenue Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the 636 11th Avenue Loan Combination.

A “636 11th Avenue Cash Sweep Event” means the occurrence of (i) an event of default (a “Default Trigger Event”), (ii) any bankruptcy or insolvency action of the borrower (a “Borrower Bankruptcy Trigger Event”), (iii) any bankruptcy or insolvency action of the property manager (a “Manager Bankruptcy Trigger Event”) (provided, that if the property manager is not an affiliated property manager, then it is not a 636 11th Avenue Cash Sweep Event under this clause (iii) the borrower replacing the property manager with a Qualified Manager (defined below) pursuant to a replacement property management agreement within sixty days of such bankruptcy event), (iv) a DSCR Trigger Event (as defined below), (v) a Tenant Trigger Event (as defined below), (vi) a Dark Trigger Event (as defined below) or (vii) an Extension Term Trigger Event (as defined below).

A “636 11th Avenue Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (which may not be unreasonably withheld, conditioned or delayed unless the lender has accelerated the 636 11th Avenue Loan Combination, commenced foreclosure proceedings or initiated any other remedy), (b) with respect to clause (iii) above, borrower replacing the manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents, (c) with respect to clause (iv) above, a DSCR Cure Event (as defined below) has taken place, (d) with respect to clause (v) above, the borrower replacing Ogilvy Tenant with a replacement tenant reasonably acceptable to the lender pursuant to a lease approved by lender, such replacement tenant being in occupancy under the terms of its lease and paying full contractual rent thereunder, without any right of offset or free rent credit, and such replacement tenant having delivered to the lender a tenant estoppel in form and substance reasonably acceptable to the lender or (e) with respect to clause (vi) above, the occurrence of the date when funds in an amount equal to the product of $90.00 multiplied by the number of gross leasable SF of the applicable dark or abandoned space giving rise to the Dark Trigger Event have been transferred into the dark trigger reserve account pursuant to the cash management agreement. The borrower has no right to cure a 636 11th Avenue Cash Sweep Period caused by a Borrower Bankruptcy Trigger Event or an Extension Term Trigger Event (as defined below).

“Qualified Manager” means either (a) Hakimian P.W. Management, LLC; or (b) in the reasonable judgment of the lender, a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the 636 11th Avenue Property, provided, that, if required by the lender, the borrower has obtained (i) a rating agency confirmation from the approved rating agencies with respect to the management of the property by such person and (ii) if such entity is an affiliate of borrower, an additional insolvency opinion.

A “DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.20x.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: 636 11TH AVENUE

A “DSCR Cure Event” means the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of determination, being at least 1.25x for two consecutive quarters.

A “Tenant Trigger Event” means (i) any bankruptcy or insolvency action of Ogilvy Tenant, WPP plc, WPP US Holdings, Inc. or WPP Jubilee Limited, (ii) Ogilvy Tenant not renewing its lease at the 636 11th Avenue Property (the “Ogilvy Lease”) prior to the expiration of the 18-month requisite notice period set forth in the Ogilvy Lease or (iii) Ogilvy Tenant terminating the Ogilvy Lease for any reason.

A “Dark Trigger Event” means the Ogilvy Tenant (i) has “gone dark”, vacated, ceased operations or abandoned 40% or more of the premises demised to Ogilvy Tenant under the Ogilvy Lease or (ii) has given notice or otherwise announced in a public filing its intention to vacate, cease operations, go dark or otherwise abandon 40% or more of the premises demised to Ogilvy Tenant under the Ogilvy Lease, unless, solely with respect to the period from the origination date to the payment date in June 2027, during such period (a) Ogilvy Tenant, WPP plc or WPP US Holdings, Inc. maintains an investment grade rating by S&P, Moody’s and Fitch and (b) the Ogilvy Lease is in full force and effect.

An “Extension Term Trigger Event” means that, as of April 1, 2028, the 636 11th Avenue Loan Combination has not been repaid in full.

■	Property Management. The 636 11th Avenue Property is currently managed by Hakimian P.W. Management, LLC, a New York limited liability company. Such manager is an affiliate of the borrower. The lender has the right to require that the borrower terminate the management agreement and replace the property manager with a Qualified Manager pursuant to the terms of the 636 11th Avenue Loan Combination documents if (a) the property manager becomes subject to a bankruptcy action; (b) there exists an event of default under the 636 11th Avenue Loan Combination documents; or (c) there exists a default beyond all applicable notice and cure periods under the management agreement. The related borrower is permitted to replace the property manager with a manager that is, in the reasonable judgment of the lender, a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the 636 11th Avenue Property, provided, that, if required by the lender, the related borrower is required to obtain a rating agency confirmation and, if such entity is an affiliate of the related borrower, a new non-consolidation opinion.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Future Mezzanine or Secured Subordinate Indebtedness. In connection with any extension of the term of the Ogilvy Lease that satisfies clause (i) below and provided that no event of default under the loan documents has occurred and is continuing, the loan documents permit the owner of 100% of the equity interests in the borrower to obtain a mezzanine loan (the “Approved Mezzanine Loan”) secured by the equity interests in the borrower upon satisfaction of the following terms and conditions, among others: (i) the Ogilvy Lease has been extended pursuant to an extension in form and substance acceptable to the lender in its sole and absolute discretion, (ii) the loan-to-value ratio (including the Approved Mezzanine Loan) does not exceed 56.07%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and including the Approved Mezzanine Loan) for the first year of the extension term of the Ogilvy Lease is not less than 2.28x, (iv) the mezzanine lender enters into an intercreditor agreement in form reasonably acceptable to the lender and (v) the lender has obtained a rating agency confirmation.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain the following insurance policies covering perils of terrorism and acts of terrorism (and losses therefrom): (i) an “all-risk” insurance policy that provides coverage in an amount equal to 100% of the full replacement cost of the 636 11th Avenue Property, and (ii) a business interruption insurance policy that provides 18 months of business interruption coverage (plus up to six months of extended indemnity, with no deductible in excess of $25,000 (provided, however, that deductibles for damage caused by earth movement and wind may not exceed 5% of the total insurable value of the applicable individual property). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance(4)	$60,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit(3)	$223,713.65
Size (Units)	447	Percentage of Initial Pool Balance	9.0%
Total Occupancy as of 3/27/2018(1)	93.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/27/2018(1)	93.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008, 2015-2018 / NAP	Mortgage Rate	4.66160%
Appraised Value(2)	$336,000,000	Original Term to Maturity (Months)	120
Appraisal Date(2)	3/12/2018	Original Amortization Term (Months)	NAP
Borrower Sponsor	Seryl Kushner and KABR Real Estate	Original Interest Only Period (Months)	120
Investment Partners II, LLC	First Payment Date	5/6/2018
Property Management	Westminster Management, L.L.C.	Maturity Date	4/6/2028

Underwritten Revenues	$19,839,178
Underwritten Expenses	$6,031,943	Escrows
Underwritten Net Operating Income (NOI)	$13,807,234	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,675,406	Taxes	$64,630	$64,630
Cut-off Date LTV Ratio(2)(3)	29.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	29.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.92x / 2.89x	TI/LC	$1,081,217	$1,455
Debt Yield Based on Underwritten NOI / NCF(3)	13.8% / 13.7%	Other(5)	$946,713	$6,971

Sources and Uses
Sources	$	%	Uses	$	%
Senior Mortgage A1 Notes Amount	$100,000,000	50.0%	Loan Payoff	$186,484,991	93.2%
A2 Note Amount	60,400,000	30.2	Principal Equity Distribution	6,619,278	3.3
B-Note Amount	39,600,000	19.8	Closing Costs	3,603,172	1.8
Upfront Reserves	2,092,559	1.0
Other Uses	1,200,000	0.6

Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)	The 65 Bay Street Property (as defined below) is a 447 unit multifamily property with 17,459 SF of ground floor retail space. As of March 27, 2018, the residential portion of the 65 Bay Street Property was 93.7% occupied and the ground floor retail space was 100.0% occupied.

(2)	The Appraised Value represents the prospective market value upon stabilization as of March 12, 2018 which assumes a stabilized occupancy for the 65 Bay Street Property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $336,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value of $332,000,000, are both 30.1%.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 65 Bay Street A1-Notes (as defined below).

(4)	The Cut-off Date Balance of $60,000,000 represents the non-controlling (so long as a note A2 control appraisal period is not in existence) note A1-A and non-controlling notes A1-B and A1-C of the $200,000,000 65 Bay Street Loan Combination, which is evidenced by six pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $100.0 million. See “—The Mortgage Loan” below.

(5)	Upfront Other Reserve includes $779,126 related to advance residential rent reserve, $160,616 for free commercial rent reserve and $6,971 for common charges reserve.

■	The Mortgage Loan. The mortgage loan (the “65 Bay Street Loan”) is part of a loan combination (the “65 Bay Street Loan Combination”) evidenced by six pari passu senior notes and two subordinate notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in condominium units constituting a 52-story, Class A multifamily residential tower totaling 447 residential units, 17,459 SF of ground floor retail space and a 624-space, attached parking garage located in Jersey City, New Jersey (the “65 Bay Street Property”). The 65 Bay Street Loan, which is evidenced by the non-controlling (so long as a note A2 control appraisal period is not in existence) note A1-A and the non-controlling notes A1-B and A1-C, had an original principal balance of $60,000,000, has a Cut-off Date Balance of $60,000,000 and represents approximately 9.0% of the Initial Pool Balance. The 65 Bay Street Loan Combination had an original principal balance of $200,000,000, has an outstanding principal balance as of the Cut-off Date of $200,000,000 and is evidenced by: six pari passu senior A notes, with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 (the “65 Bay Street A1-Notes”), one non-controlling (so long as a note B control appraisal period is in effect and a note A2 control appraisal period is not in existence) subordinate A2 note (the “65 Bay Street Subordinate A2-Note”), with an outstanding principal balance as of the Cut-off Date of $60,400,000, and one controlling (so long as a note B control appraisal period is not in existence) subordinate B note (the “65 Bay Street B-Note”), with an outstanding principal balance as of the Cut-off Date of $39,600,000. The 65 Bay Street A1-Notes are comprised of the non-controlling notes A1-D, A1-E, A1-F and the 65 Bay Street Loan. The non-controlling notes A1-D, A1-E and A1-F, which have an aggregate original principal balance of $40,000,000 and have an outstanding principal balance as of the Cut-off Date of $40,000,000, are held by CREFI and are expected to be contributed to one or more future securitization transactions. The 65 Bay Street Subordinate A2-Note is currently held by Nonghyup Bank, in its capacity as trustee for IGIS US Private Placement Real Estate Investment Trust NO.190 and the 65 Bay Street B-Note is currently held by IGIS US Private Placement Real Estate Investment Trust No. 169. The 65 Bay Street Loan, which accrues interest at an interest rate of 4.66160% per annum, was originated by CREFI on March 14, 2018. The proceeds of the 65 Bay Street Loan Combination were primarily used to refinance a prior debt secured by the 65 Bay Street Property, return equity to the borrower, pay origination costs and fund reserves.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

The 65 Bay Street Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 65 Bay Street Loan requires monthly payments of interest only for the term of the 65 Bay Street Loan. The scheduled maturity date of the 65 Bay Street Loan is the due date in April 2028. At any time on or after the earlier of March 14, 2022 and the second anniversary of the securitization of the last note of the 65 Bay Street Loan Combination (the “Start-Up Date”), the 65 Bay Street Loan may be defeased with direct non–callable obligations backed by the full faith and credit of the United States of America. Voluntary prepayment of the 65 Bay Street Loan is permitted on or after the due date occurring in February 2028 without payment of any prepayment premium. The 65 Bay Street Loan, which is evidenced by notes A1-A, A1-B and A1-C, received a credit assessment of Baa1 by Moody’s, BBBsf by Fitch and BBB by KBRA.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-A	$20,000,000	$20,000,000	CGCMT 2018-C5	No(1)
A1-B	$20,000,000	$20,000,000	CGCMT 2018-C5	No
A1-C	$20,000,000	$20,000,000	CGCMT 2018-C5	No
A1-D	$20,000,000	$20,000,000	CREFI(2)	No
A1-E	$10,000,000	$10,000,000	CREFI(2)	No
A1-F	$10,000,000	$10,000,000	CREFI(2)	No
A2 (subordinate)	$60,400,000	$60,400,000	Nonghyup Bank, in its capacity as trustee for IGIS US Private Placement Real Estate Investment Trust NO.190	No(1)
B	$39,600,000	$39,600,000	IGIS US Private Placement Real Estate Investment Trust No. 169	Yes(1)
Total	$200,000,000	$200,000,000

(1)	Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a note B control appraisal period and for so long as a note A2 control appraisal period is not in existence, note A2 will be the controlling note, and (ii) following the occurrence (and during the continuance) of a note A2 control appraisal period, note A1-A will be the controlling note.

(2)	Expected to be contributed to one or more future securitization transactions.

Loan Combination Metrics

	% of Total Debt	Cumulative Cut-off Date LTV	Cumulative UW NOI Debt Yield	Cumulative UW NCF DSCR
A1-Notes	50.0%	29.8%	13.8%	2.89x
$100,000,000
A2-Note	30.2%	47.7%	8.6%	1.76x
$60,400,000
B-Note	19.8%	59.5%	6.9%	1.37x
$39,600,000

■	The Mortgaged Property. The 65 Bay Street Property is a 52-story building totaling 447 residential units, 17,459 SF of ground floor retail space and a 624-space attached, parking garage located in Jersey City, New Jersey. The 65 Bay Street Property is subject to a master condominium development known as the Harborspire Condominium which consists of 2 units: (i) a 444-unit Trump Plaza West Condominium Tower, retail space and a commercial parking garage (collectively, the “West Unit”) and (ii) a 447-unit apartment tower, retail units and a commercial parking garage (collectively, the “East Unit”). The West Unit is subject to a sub-condominium development known as the Trump Plaza West Condominium which consists of 444 residential units, 9 retail units and a garage unit. The 65 Bay Street Property consists of (x) the East Unit of the Harborspire Condominium and (y) three retail units and the garage unit of the Trump Plaza West Condominium. The multifamily portion of the 65 Bay Street Property was 93.7% occupied as of March 27, 2018.

The 447-unit residential portion of the 65 Bay Street Property has a unit mix that includes 38 studio apartments, 309 one-bedroom units and 100 two-bedroom units. The average residential unit size at the 65 Bay Street Property is approximately 824 SF and the average monthly rent is $3,392 ($4.12 per SF per month). The residential units feature high-end condominium finishes including oak flooring, concrete Caesarstone countertops, stainless steel appliances, large walk-in closets, washers and dryers and large windows. The 65 Bay Street Property has 41,000 SF of amenity space which includes a pool deck, a fitness center, an observation lounge (52nd floor), a party room, a chef’s table, a sports parlor, poker and game rooms, a kids’ playroom and spa treatment rooms. The residential units at the 65 Bay

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

Street Property began leasing up in December 2016 following the completed development of the 65 Bay Street Property.

The retail portion of the 65 Bay Street Property totals 17,459 SF and is currently 100% leased to four tenants. The largest retail tenant at the 65 Bay Street Property is CVS (rated Baa1/BBB by Moody’s/S&P). The second largest tenant is CycleBar, an indoor cycling studio company, which represents the largest network of premium indoor cycle studios globally, with more than 180 locations slated to open throughout 2018. The cycle theater is equipped to hold up to 55 customized bikes and has state-of-the-art, enhanced lighting and sound systems plus built-in cycle stats performance data monitors. The remaining retail space consists of 3,720 SF leased to F45 Training and Maggie’s Farm Espresso, both of which executed leases in late March 2018. The signing of these last two leases increased retail occupancy, for the 65 Bay Street Property, to 100.0%.

The parking garage, which has a total of 624 parking spaces, is part of the collateral for the 65 Bay Street Loan. The garage has 24-hour access, dedicated stairways, elevators and controlled-access gates. The garage is utilized by the residential tenants of the 65 Bay Street Property along with tenants of the West Unit, transient hourly and monthly parkers and the general public.

The following table presents certain information relating to the major retail tenants (of which certain tenants may have co-tenancy provisions) at the 65 Bay Street Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
CVS	NR / Baa1 / BBB	10,410	59.6%	$624,600	63.3%	$60.00	3/31/2038	3, 5-year options
CycleBar(3)	NR / NR / NR	3,329	19.1	133,160	13.5	40.00	4/30/2028	2, 5-year options
F45 Training	NR / NR / NR	2,770	15.9	180,050	18.3	65.00	3/14/2028	1, 5-year option
Maggie’s Farm Espresso	NR / NR / NR	950	5.4	48,450	4.9	51.00	3/31/2023	1, 5-year option
Largest Owned Tenants		17,459	100.0%	$986,260	100.0%	$56.49
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		17,459	100.0%	$986,260	100.0%	$56.49

(1)	Based on the underwritten rent roll dated March 27, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	CycleBar has a one-time lease termination option at the end of the fifth lease year if gross sales drop below $582,575, in either of the first through fourth lease years, with 11-months’ notice and the payment of any unamortized tenant improvements and leasing commissions and other transaction costs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

The following table presents certain information relating to the retail lease rollover schedule at the 65 Bay Street Property, based on initial lease expiration dates:

Retail Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2018 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	950	5.4	5.4%	48,450	4.9	$51.00	1
2024	0	0.0	5.4%	0	0.0	$0.00	0
2025	0	0.0	5.4%	0	0.0	$0.00	0
2026	0	0.0	5.4%	0	0.0	$0.00	0
2027	0	0.0	5.4%	0	0.0	$0.00	0
2028	6,099	34.9	40.4%	313,210	31.8	$51.35	2
2029 & Beyond	10,410	59.6	100.0%	624,600	63.3	$60.00	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	17,459	100.0%		$986,260	100.0%	$56.49	4

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

■	Tax Abatement: The East Unit of the 65 Bay Street Property is subject to a five-year tax abatement via a tax agreement with the City of Jersey City (“Tax Agreement”). According to the Tax Agreement, taxes were fully exempt in 2017 and are payable in the second year of the PILOT (2018) on the land ($95,199) plus 20% of the actual total taxes due that are estimated at $552,817; the total due, for 2018, equals $648,016. For years three through five, the land tax increases 3% annually and the tax on the improvement-portion of the collateral is 40%, 60%, and 80% of actual total taxes. The stabilized tax payment for the improvements, upon the expiration of the Tax Agreement, is estimated to be $2,764,085 and this equates to a total expense of $2,859,284 (includes taxes on land), or $6,397 per unit.

The following table presents certain information relating to historical leasing at the 65 Bay Street Property:

Historical Leased %(1)(2)

	2017	As of 3/27/2018
Owned Space	54.0%(3)	93.7%

(1)	The historical leased figures represent the multifamily unit occupancy.

(2)	The residential tower at the 65 Bay Street Property was built from 2015 to 2018, therefore limited historical occupancy is available.

(3)	Represents the average occupancy for 2017. The occupancy as of December 31, 2017 was 85.0%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 65 Bay Street Property:

Cash Flow Analysis(1)(2)

	2017	TTM 2/28/2018	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(3)	$8,559,662	$10,710,138	$17,054,784	$38,154
Potential Income from Vacant Units	0	0	1,254,000	2,805
Other Income	475	525	0	0
Gross Potential Rent - Apartments	$8,560,137	$10,710,663	$18,308,784	$40,959
Vacancy & Credit Loss & Concessions(4)	(1,174,771)	(1,191,950)	(1,254,000)	(2,805)
Total Rent	$7,385,366	9,518,713	$17,054,784	38,154
Other Income – Apartments(5)	331,138	308,599	308,599	690
Effective Gross Income – Apartments	$7,716,504	$9,827,312	$17,363,383	$38,844

Commercial Income
Commercial Rental Income(6)	$0	$0	$1,056,100	$2,363
Parking Income(7)	994,905	1,167,109	1,550,000	3,468
Gross Potential Income - Commercial	$994,905	$1,167,109	$2,606,100	$5,830
Economic Vacancy & Credit Loss(8)	0	0	(130,305)	(292)
Effective Gross Income – Commercial	$994,905	$1,167,109	$2,475,795	$5,539
Total EGI	$8,711,409	$10,994,421	$19,839,178	$44,383

Real Estate Taxes(9)	$74,584	$120,721	$2,453,771	$5,489
Insurance	407,524	413,634	368,707	825
Management Fee	261,598	329,833	595,175	1,331
Other Operating Expenses(10)	2,864,167	3,103,900	2,614,290	5,849
Total Operating Expenses	$3,607,873	$3,968,087	$6,031,943	$13,494

Net Operating Income	$5,103,536	$7,026,333	$13,807,234	$30,889
Replacement Reserves – Apartments	0	0	111,750	250
Replacement Reserves – Commercial	0	0	2,619	6
TI/LC	0	0	17,459	39
Net Cash Flow	$5,103,536	$7,026,333	$13,675,406	$30,594

Occupancy	54.0%(11)	93.7%	93.2%(4)
NOI Debt Yield(12)	5.1%	7.0%	13.8%
NCF DSCR(12)	1.08x	1.49x	2.89x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The residential tower at the 65 Bay Street Property was built from 2015 to 2018, therefore limited historical financials were provided to the lender.

(3)	Underwritten Base Rent is based on occupied units as of the rent roll dated March 27, 2018 and includes future leases, occurring through June 1, 2018, that have been signed and reserved with security deposits.

(4)	Vacancy is underwritten to the current, economic vacancy of 6.8%.

(5)	Other Income – Apartments includes amenity income, application fees, pet fees, storage fees, lease premiums and other miscellaneous sources.

(6)	Commercial Rental Income includes base rent and recoveries from the commercial tenants. There were no prior period collections as these are new leases with the first rental payments due in 2018.

(7)	Parking Income is generated from the on-site parking garage, with 624 spaces, and underwritten to the appraiser’s stabilized value conclusion of $2,484 per space with a 5% vacancy loss allocation.

(8)	Commercial and Parking vacancy is underwritten at 5.0%.

(9)	The 65 Bay Street Property is subject to a five-year tax abatement for the residential component via a PILOT program. Real Estate Taxes, on land ($95,199), are payable beginning in the second year of the PILOT program (2018 with none due in 2017) plus 20% of the actual full taxes on the improvements, estimated to be $552,817 for a total due of $648,016 for 2018. For years three through five, the land tax increases 3% annually and the tax on the improvements are 40%, 60%, and 80% of actual full taxes. Real Estate Taxes are underwritten to the 10-year average expense of $5,489 per unit.

(10)	Underwritten Other Operating Expense is lower than the historical numbers as some expenses were higher in prior periods due to the 65 Bay Street Property being in lease-up. Advertising & Marketing Expense was significantly higher in 2017 largely due to newspaper advertising that was around $526 per unit during the 2017 property lease-up. As the 65 Bay Street Property nears stabilization, the Advertising & Marketing Expense is significantly lower. Similarly, historical General & Administrative Expense was high due to lease-up (approximately $600/unit for 2017 and $650/unit for TTM) and is now lower due to the 65 Bay Street Property reaching a stabilized occupancy. The General & Administrative Expense was underwritten at $350 per unit.

(11)	Represents the average occupancy for 2017. The occupancy as of December 31, 2017 was 85.0%.

(12)	Calculated based on the aggregate outstanding principal balance of the 65 Bay Street A1-Notes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

■	Appraisal. According to the appraisal, the 65 Bay Street Property had an “as-is” appraised value of $332,000,000 as of January 12, 2018 and two separate “as-stabilized” appraised values of: $336,000,000 as of March 12, 2018 and $343,000,000 as of January 1, 2019. Under the first stabilization scenario, the appraiser assumed that the 65 Bay Street Property’s vacant spaces would reach a stabilized occupancy by March 12, 2018. The second stabilization scenario assumes that rental concessions would no longer exist at the 65 Bay Street Property by January 1, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$335,000,000	N/A	4.25%
Discounted Cash Flow Approach(1)	$336,000,000	6.50%	5.00%(2)

(1)	The Appraised Value represents the “as-stabilized” value as of March 12, 2018 which assumes a stabilized occupancy for the 65 Bay Street Property.

(2)	Represents the terminal cap rate.

■	Environmental Matters. According to a Phase I environmental report, dated October 2, 2017, there are no recognized environmental conditions or recommendations for further action at the 65 Bay Street Property.

■	Market Overview and Competition. The 65 Bay Street Property is located on Bay Street between Washington Street and Greene Street in Jersey City, New Jersey. Jersey City is the largest city in Hudson County and the second largest city in the state of New Jersey. Financial service and service oriented industries, with direct rapid transit access to Manhattan, in New York City, have played a prominent role in the redevelopment of the Jersey City waterfront and the creation of one of the nation’s largest downtown central business districts. Large employers such as Goldman Sachs, JP Morgan Chase, Bank of America, BNP Paribas and Deutsche Bank have relocated back-office personnel to large blocks of office space along the Hudson River waterfront. Other employment opportunities include city and county governmental agencies, quasi-governmental agencies and educational institutions such as Rutgers University and Stevens Institute of Technology. Local businesses, Newark Liberty International Airport and the ports of Newark and Elizabeth are also major employers offering opportunities in the general area. Major retail employers in the area include the 1.16 million square feet Newport Centre and the 300,000 square feet Hudson Mall. Harborside Financial Center, a major mixed-use development with both office and residential uses, is to the west of the 65 Bay Street Property. The 65 Bay Street Property is also located within a short walking distance of various commercial uses including restaurants, convenience stores and support services. The closest lodging facility, the Hyatt Regency, is located four blocks southeast at Exchange Place.

During the last five years, development in the broader area has been predominantly for multifamily uses consisting specifically of mid and high-rise condos and rentals. A majority of the high-rise development occurred predominantly along the Hudson River in the municipalities of Jersey City and Hoboken, as well as west of the 65 Bay Street Property along the Morris Basin Canal in Jersey City. The 65 Bay Street Property is accessible by vehicle via U.S. Routes 1 and 9, I-78, I-280 and the New Jersey Turnpike. Additionally, Jersey City is connected to Manhattan via the Holland and Lincoln Tunnels. The 65 Bay Street Property benefits from a mass transit infrastructure which provides access via the PATH subway to Hoboken, Harrison and Newark in New Jersey, as well as downtown and midtown Manhattan. Of the four PATH subway stations in Jersey City, the 65 Bay Street Property is well located next to two: Grove Street and Exchange Place. In addition, the Harborside Ferry Terminal is located directly to the west of the 65 Bay Street Property, which provides ferry service from Jersey City, NJ to Midtown Manhattan. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 54,030, 710,680 and 1,695,220, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $106,989, $81,751 and $79,173, respectively.

According to a third-party report, the 65 Bay Street Property is part of the Hudson County multifamily submarket of Northern New Jersey. As of the third quarter of 2017, the Northern New Jersey multifamily market had a total inventory of 1,045 properties totaling 230,392 units with a vacancy rate of 4.2% and average asking rents of $1,804 per month. The Hudson County Class A multifamily submarket has a total inventory of 25,730 units with a 4.7% vacancy rate and average asking rents of $3,474 per month. The Class A submarket vacancy rate has averaged approximately 5.0% since 2006 and at its peak, in 2014, the vacancy was 8.4%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

The following table presents certain information relating to the primary competition for the 65 Bay Street Property:

Directly Competitive Buildings(1)

	65 Bay Street Property(2)	70 Columbus	M2	The One	Morgan at Provost Square	Monaco	URBY
Number of Stories	52	48	38	36	38	47	69
Year Built	2008, 2015-2018	2015	2016	2015	2013-2016	2010	2017
Number of units	447	560	311	439	417	524	762
Unit size:
- Studio	546	510	582	628	545	647	586
- 1-BR	751	674	756	740	756	771	779
- 2-BR	1,152	939	1,126	1,200	1,142	1,167	1,013
Rent per month:
- Studio	$2,496	$2,540	$2,845	$2,925	$2,580	$2,605	$2,650
- 1-BR	$3,139	$3,180	$3,080	$3,220	$3,070	$2,925	$3,178
- 2-BR	$4,566	$4,400	$4,200	$4,530	$4,030	$4,415	$4,390

(1)	Source: Appraisal.

(2)	The rent per month for the subject property is based off of the underwritten rent roll dated March 27, 2018.

■	The Borrower. The borrower is Morgan Street Developers Urban Renewal Company LLC, a New Jersey limited liability company and a single purpose entity. The borrower’s managing member is Morgan Street Developers Managing Member, LLC, a Delaware limited liability company, which is a single purpose entity with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 65 Bay Street Loan. Seryl Kushner and KABR Real Estate Investment Partners II, LLC are the nonrecourse carve-out guarantors for the 65 Bay Street Loan.

KABR Group is a vertically integrated private equity real estate firm responsible for the investment, management, and development of commercial real estate. KABR was founded by Kenneth Pasternak, Laurence Rappaport and Adam Altman in 2008. Kushner Companies and KABR Group are currently partnered on over 4.4 million SF of real estate investments in New Jersey, comprising 2,918 residential units (existing and under development) across six properties.

■	Escrows. On the origination date of the 65 Bay Street Loan, the borrower funded a reserve of (i) $64,630 for real estate taxes, (ii) $1,081,217 for outstanding tenant improvements and leasing commissions, (iii) $779,126 for advance rents paid under residential leases, (iv) $160,616 for free commercial rent reserve and (v) $6,971 for common charges reserve.

On each due date, the borrower will be required to fund the following reserves: (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy or an event of default under the 65 Bay Street Loan documents is continuing, (iii) commencing on the payment date in May 2019, $9,531 for capital expenditures, (iv) $1,455 for tenant improvements and leasing commissions and (v) $6,971 for condominium common charges.

■	Lockbox and Cash Management. The 65 Bay Street Loan documents require a hard lockbox for retail tenants and a soft lockbox for residential tenants with in-place cash management. The borrower is required to deliver tenant direction letters, to each existing non-residential tenant at the 65 Bay Street Property directing each existing non-residential tenant to remit their rent checks directly to the lender. The borrower is also required to deliver a tenant direction letter to each and every future non-residential tenant. The borrower is required to (or is required to cause the property manager to) collect all rents from residential tenants of the 65 Bay Street Property and deposit the same into the clearing account within two days of receipt. In the event the borrower receives rents paid more than one month in advance, the borrower is required to deposit all rents into the clearing account within two days of receipt and will notify the deposit bank and the lender in writing of the amounts of rent collected more than one month in advance, the tenants to which the rents pertain, and the dates for which such advance rents apply. Without in any way limiting the foregoing, all rents received by the borrower or manager are required to be deposited into the clearing account within two business days of receipt. All funds deposited into the clearing account are required to be swept by the clearing bank on a daily basis into the deposit account and will, so long as no event of default exists under the 65 Bay Street Loan, be disbursed on each due date to fund reserves, debt service and, if from and after April 5, 2019 the debt service coverage ratio is not at least 1.10x (a “Cash Trap Period”) to fund approved operating expenses. Any funds remaining in the deposit account after the foregoing disbursements shall, if no Cash Trap Period exists and no event of default under the 65 Bay Street Loan documents exists, be paid to the borrower, and if a Cash Trap Period exists,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 65 bay street

be held as additional collateral for the 65 Bay Street Loan. A Cash Trap Period will end so long as no event of default under the 65 Bay Street Loan documents exists and the debt service coverage ratio is at least 1.15x for 3 consecutive months. The borrower may cure a Cash Trap Period by partially defeasing the 65 Bay Street Loan after the Start-Up Date in an amount sufficient to achieve a debt service coverage ratio of 1.15x. During the existence of an event of default under the 65 Bay Street Loan, all amounts deposited in the deposit account may be applied in the order and manner selected by the lender.

■	Property Management. The 65 Bay Street Property is currently managed by Westminster Management, L.L.C., a borrower affiliate. Under the 65 Bay Street Loan documents, the lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 120 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the 65 Bay Street Loan documents is continuing; or (iii) a material default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager with a successor property manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and, following securitization, by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. The 65 Bay Street Subordinate A2-Note, with an outstanding principal balance as of the Cut-off Date of $60,400,000, accrues interest at an interest rate of 5.00000% per annum. The 65 Bay Street B-Note, with an outstanding principal balance as of the Cut-off Date of $39,600,000, accrues interest at an interest rate of 5.40000% per annum. The 65 Bay Street Subordinate A2-Note is held by Nonghyup Bank, in its capacity as trustee for IGIS US Private Placement Real Estate Investment Trust NO.190 and the 65 Bay Street B-Note is held by a third party investor, IGIS US Private Placement Real Estate Investment Trust No. 169.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 65 Bay Street Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the 65 Bay Street Property for a period of up to 18 months during restoration, plus extended indemnity until the earlier of the 65 Bay Street Property’s income returning to the level prior to loss or 24 months following the casualty. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $100,000, except with respect to earthquake and windstorm/named storm which may provide for no deductible in excess of 5% of the total insurable value of the 65 Bay Street Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Cleveland, Ohio	Cut-off Date Balance(4)	$59,000,000
Property Type	Mixed Use	Cut-off Date Balance per Unit(3)	$298,755.19
Size (Units)	241	Percentage of Initial Pool Balance	8.8%
Total Occupancy as of 3/12/2018	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/12/2018	100.0%	Type of Security(5)	Fee Simple/Leasehold
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate	5.08980%
Appraised Value	$138,420,000	Original Term to Maturity (Months)	120
Appraised Date	3/1/2018	Original Amortization Term (Months)	NAP
Borrower Sponsor	Scott A. Wolstein and Iris S. Wolstein(1)	Original Interest Only Period (Months)	120
Property Management(2)	Various	First Payment Date	6/6/2018
Maturity Date	5/6/2028

Underwritten Revenues	$9,355,038
Underwritten Expenses	$2,226,632	Escrows(6)
Underwritten Net Operating Income (NOI)	$7,128,405	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,041,490	Taxes	$194,558	$48,639
Cut-off Date LTV Ratio(3)	52.0%	Insurance	$52,646	$5,571
Maturity Date LTV Ratio(3)	52.0%	Replacement Reserves	$0	$5,765
DSCR Based on Underwritten NOI / NCF(3)	1.92x / 1.90x	TI/LC	$276,895	$2,482
Debt Yield Based on Underwritten NOI / NCF(3)	9.9% / 9.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
A Notes Amount	$72,000,000	77.3%	Loan Payoff	$84,989,884	91.2%
B Note Amount	21,000,000	22.5	Closing Costs	7,555,436	8.1
Other Sources	150,000	0.2	Upfront Reserves	524,099	0.6
Principal Equity Distribution	80,581	0.1
Total Sources	$93,150,000	100.0%	Total Uses	$93,150,000	100.0%

(1)	The borrower sponsors are Scott A. Wolstein and Iris S. Wolstein, as trustee of the Iris S. Wolstein Trust originally dated October 26, 1995, as amended and restated on September 18, 2017.

(2)	The multifamily component of the Flats at East Bank Property (as defined below) is managed by Village Green Management Company LLC and the retail component is managed by Flats East Bank Management LLC.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Flats at East Bank A-Notes (as defined below).

(4)	The Flats at East Bank Loan (as defined below) has a Cut-off Date Balance of $59,000,000 and represents the non-controlling (so long as a control appraisal period is not in existence pursuant to the related co-lender agreement) note A-1 of the $92,922,918 Flats at East Bank Loan Combination (as defined below), which is evidenced by two pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of $72,000,000 and one subordinate note, with an outstanding principal balance as of the Cut-off Date of approximately $20.9 million. See the “Loan Combination Summary” table in “—The Mortgage Loan” below.

(5)	The security interest is an overlapping fee and leasehold interest. The leasehold estate was created in connection with a transfer of the fee estate to the Cleveland-Cuyahoga Port Authority related to a sales tax savings plan with respect to construction costs. Cleveland-Cuyahoga Port Authority signed the mortgage as fee owner. The borrower has an option to purchase the fee interest on or after April 1, 2019 for $100 (plus all of Cleveland-Cuyahoga Port Authority’s costs associated with the termination of the ground lease). See “—Ground Lease” below.

(6)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Flats at East Bank Loan”) is part of a loan combination (the “Flats at East Banks Loan Combination”) evidenced by two pari passu senior notes and one subordinate note that are together secured by a first mortgage encumbering the borrower’s leasehold interest and the Port Authority of Cleveland-Cuyahoga County’s (the “Cleveland-Cuyahoga Port Authority”) fee simple interest in a 241-unit mixed use property located in Cleveland, Ohio (the “Flats at East Bank Property”). The borrower transferred its fee estate to the Cleveland-Cuyahoga Port Authority to effectuate sales tax savings with respect to construction costs, and the leasehold estate is “collapsible” during the term of the Flats at East Bank Loan subject to compliance with certain terms and conditions in the Flats at East Bank Loan documents. See “—Ground Lease” below. The Flats at East Bank Loan, which is evidenced by note A-1, represents a non-controlling (so long as a control appraisal period is not in existence pursuant to the related co-lender agreement) interest in the Flats at East Bank Loan Combination. The Flats at East Bank Loan had an original balance and has an outstanding principal balance as of the Cut-off Date of $59,000,000. The Flats at East Bank Loan represents approximately 8.8% of the Initial Pool Balance. The related pari passu companion loan (together with the Flats at East Bank Loan, the “Flats at East Bank A-Notes”), which is evidenced by the non-controlling pari passu note A-2, had an original balance and has an outstanding principal balance as of the Cut-off Date of $13,000,000, and is currently held by Rialto Mortgage Finance, LLC (or an affiliate) and is expected to be contributed to one or more future securitization transactions. The Flats at East Bank Loan Combination had an original principal balance of $93,000,000, has an outstanding principal balance as of the Cut-off Date of $92,922,918 and is evidenced by the Flats at East Bank A-Notes and one controlling (so long as a control appraisal period is not in existence) subordinate B note (the “Flats at East Bank B-Note”) with an outstanding principal balance as of the Cut-off Date of $20,922,918. The Flats at East Bank B-Note is currently held by ACREFI Mortgage Lending, LLC. The Flats at East Bank Loan accrues interest at an interest rate of 5.08980% per annum. The Flats at East Bank Loan Combination, which accrues interest at an interest rate of 6.00000% per annum, is based on a 30-year amortization schedule with all amortization being applied to the Flats at East Bank B-Note. The proceeds of the Flats at East Bank Loan Combination were primarily used to refinance existing debt on the Flats at East Bank Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

The Flats at East Bank Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Flats at East Bank Loan requires payments of interest only during its term. The scheduled maturity date of the Flats at East Bank Loan is the due date in May 2028. Voluntary prepayment of the Flats at East Bank Loan is permitted on or after the due date in November 2027. Provided no event of default under the Flats at East Bank Loan is continuing, defeasance of the Flats at East Bank Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the earlier of (i) the second anniversary of the securitization of the final senior note to be securitized and (ii) May 9, 2021.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$59,000,000	$59,000,000	CGCMT 2018-C5	No(1)
A-2	$13,000,000	$13,000,000	Rialto Mortgage Finance, LLC(2)	No
B	$21,000,000	$20,922,918	ACREFI Mortgage Lending, LLC	Yes(1)
Total / Wtd. Avg.	$93,000,000	$92,922,918

(1)	Following the occurrence (and during the continuance) of a control appraisal period pursuant to the related co-lender agreement, note A-1 will be the controlling note.

(2)	Expected to be contributed to one or more future securitization transactions.

Loan Combination Metrics

	% of Total Debt	Cut-off Date Cumulative LTV	UW Cumulative NOI Debt Yield	UW Cumulative NCF DSCR
A-Notes	77.4%	52.0%	9.9%	1.90x
$72,000,000
B-Note	22.6%	67.1%	7.7%	1.05x
$21,000,000

■	The Mortgaged Property. The Flats at East Bank Property is a seven-story mixed use property located along Old River Road and Front Avenue in downtown Cleveland, Ohio. The Flats at East Bank Property was constructed in 2015 and is situated on approximately 2.29 acres. The retail component of the Flats at East Bank Property is comprised of 59,562 SF on the first floor and the multifamily component is comprised of 241 units on floors two through seven. The Flats at East Bank Property is located on the edge of the Waterfront District and within The Flats East Bank, an over $500 million waterfront project on the banks of the Cuyahoga River. Phase One of the project, which was also developed by the sponsor, opened in May 2013 and features an 18-story, 500,000 SF office tower considered to be the first new office tower constructed in downtown Cleveland in more than 15 years. The project also includes the Aloft Hotel and a range of local restaurants. Phase Two includes the Flats at East Bank Property. Phase Three will be developed by the sponsor and is currently in the planning stages. Phase Three is expected to include a movie theater, street level retail, and an additional 100 residences.

The 241-unit multifamily component consists of 164 one-bedroom/one bath units, 71 two-bedroom/two-bath units and six three-bedroom/two-bath units. Community amenities include 24/7/365 concierge service and room service, 24-hour fitness center, 40,000 SF outdoor resident terrace, business/conference center, clubroom with full size kitchen, heated indoor parking garage with direct elevator access, boat parking, package delivery, dry cleaning, valet parking for residents and guests, and restaurants on site. Unit amenities include Bosch washer/dryer in each unit, floor-to-ceiling windows with panoramic lake, river, and downtown views, and whirlpool stainless steel appliances. The retail component is 100.0% leased by eight national, regional and local tenants.

The Flats at East Bank Property, together with the adjacent parcels and public infrastructure benefitting the Flats at East Bank Property, was financed with the proceeds of bonds issued by the City Council for the City of Cleveland secured by tax increment financing payments (the “TIF”). In connection with the TIF payments, the Flats at East Bank Property, along with other properties within the related TIF district, received a 30-year exemption from taxes for improvements of the TIF district parcels, which expires in October, 2039.  Pursuant to the TIF, the Flats at East Bank Property is subject to a continuing obligation to make payments in lieu of taxes (the “PILOT”) during the duration of the exemption that are equivalent to the amount of real estate taxes that would be payable in the absence of the exemption. Property taxes at the Flats at East Bank Property were underwritten based on the PILOT payments due

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

with respect to the Flats at East Bank Property, and the upfront and ongoing tax reserves required under the Flats at East Bank Loan documents are based on the actual PILOT payments date. The PILOT payments will be utilized to pay, among other things, debt service on various TIF bond financings, and other loans related to the development of the Flats at East Bank Property and other properties located within the related TIF district. Any default in the payment of the PILOT amount due is subject to the same liens and enforcement mechanisms as those associated with the failure to pay ordinary real estate taxes. The Flats at East Bank Property is also currently subject to a 15-year tax abatement on 100% of the assessed taxes for the new construction costs of the residential space at the Flats at East Bank Property. The abatement ends with the January 2030 tax year. The total assessment for the residential portion of the Flats at East Bank Property is $52,374,900 or $217,323 per unit. The 15-year tax abatement provides the Flats at East Bank Property with an exemption in the amount of $36,578,000, reducing the taxable assessment to $5,528,940 or $22,942 per unit. Total abated taxes for the Flats at East Bank Property are $583,673 or $2,422 per unit. The lender underwrote taxes with respect to the residential portion of the Flats at East Bank Property based on the actual reduced abated taxes due. The DSCR, NOI, and NCF shown herein are also based on the reduced abated taxes for such portion of the Flats at East Bank Property.

The borrower sponsor received a $17,000,000 subordinate loan from County of Cuyahoga to finance the development of the Flats at East Bank Property. See “—Current Mezzanine or Secured Subordinate Indebtedness” below. The Flats at East Bank Property does not have access to any public roads for ingress and egress.  The City of Cleveland (the “City”) owns the roadways surrounding the Flats at East Bank Property that are necessary for access (the “Access Areas”) and has leased the Access Areas to Flats East Management, LLC, a wholly owned subsidiary of the borrower (“Tenant”) pursuant to a 99-year lease (the “Access Lease”) expiring on October 1, 2114.  Base rent of $99.00 has been prepaid.  The lease provides the Tenant with access to the Access Areas and requires that the Access Areas will remain at all times free and open to the general public as public roadways and sidewalks.  The lease is not assignable to the borrower without the City’s consent so the Tenant entered into a recorded estoppel and agreement with respect to the lease for the benefit of borrower and lender, wherein the Tenant agreed to maintain and use the Access Areas as an open public roadway and ensure continuous access, as well as use commercially reasonable efforts to obtain an access easement from the City for the benefit of the Flats at East Bank Property as provided for in the Access Lease. In addition, the borrower pledged to lender its equity in the Tenant as additional collateral for the Flats at East Bank Loan.

The following table presents certain information relating to the units and rent at the Flats at East Bank Property:

Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	% of Total Units	Average SF per Unit	Monthly Market Rent per Unit(2)	Monthly Actual Rent per Unit	Monthly Underwritten Rent Per Unit	Underwritten Annual Rent
1 Bedroom / 1 Bath	164	0	164	68.0%	930	$1,902	$1,962	$1,962	$3,861,756
2 Bedroom / 2 Bath	71	0	71	29.5	1,332	2,971	2,964	2,964	2,525,352
3 Bedroom / 2 Bath	6	0	6	2.5	1,602	3,683	3,714	3,714	267,372
Total / Wtd. Avg.	241	0	241	100.0%	1,065	$2,261	$2,301	$2,301	$6,654,480

(1)	As provided by the borrower per the March 12, 2018 rent roll.

(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

The following table presents certain information relating to the tenants at the Flats at East Bank Property:

Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Renewal / Extension Options
Punch Bowl Social	NR/NR/NR	19,746	33.2%	$691,110	32.1%	$35.00	9/18/2030	$338	10.7%	2, 5-year options
Rascal Flatts	NR/NR/NR	10,287	17.3	454,512	21.1	44.18	11/1/2025	NA	NA	3, 5-year options
Thirsty Dog Brewery	NR/NR/NR	8,583	14.4	300,405	13.9	35.00	10/19/2027	$51	81.0%	2, 5-year options
Magnolia	NR/NR/NR	4,274	7.2	184,708	8.6	43.22	8/14/2026	$441	9.8%	2, 5-year options
Dante’s Inferno	NR/NR/NR	4,340	7.3	151,900	7.1	35.00	9/4/2027	$70	58.6%	2, 5-year options
Big Bang	NR/NR/NR	4,722	7.9	129,005	6.0	27.32	8/6/2025	$370	10.0%	2, 5-year options
Bourbon, Beer & Bocce	NR/NR/NR	3,075	5.2	107,625	5.0	35.00	9/4/2027	$89	46.4%	2, 5-year options
Beer Head	NR/NR/NR	3,500	5.9	98,000	4.6	28.00	8/27/2025	$615	6.0%	2, 5-year options
Magnolia	NR/NR/NR	1,035	1.7	36,225	1.7	35.00	12/31/2027	NA	NA	NA
Largest Owned Tenants		59,562	100.0%	$2,153,490	100.0%	$36.16
Vacant Spaces (Owned Space)		0	0.0	0	0	0.00
Total / Wtd. Avg. All Owned Tenants		59,562	100.0%	$2,153,490	100.0%	$36.16

(1)	Based on the underwritten rent roll dated March 14, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower and reflect TTM sales as of February 2018.

The following table presents certain information relating to the lease rollover schedule:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	18,509	31.1	31.1%	681,517	31.6	$36.82	3
2026	4,274	7.2	38.3%	184,708	8.6	$43.22	1
2027	17,033	28.6	66.8%	596,155	27.7	$35.00	3
2028	0	0.0	66.8%	0	0.0	$0.00	0
2029 & thereafter	19,746	33.2	100.0%	691,110	32.1	$35.00	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	59,562	100.0%		$2,153,490	100.0%	$36.16	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Flats at East Bank Property:

Historical Leased %(1)

	2016	2017	TTM 3/14/2018
Owned Space	85.4%	86.9%	100.0%

(1)	As provided by the borrower which reflects average occupancy of the retail portion for the indicated year.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Flats at East Bank Property:

Cash Flow Analysis(1)

	2016	2017	TTM 3/31/2018	Underwritten	Underwritten $ per Unit
Residential Base Rent	$6,654,689	$6,810,222	$6,779,839	$6,654,480	$27,612
Retail Base Rent	1,451,868	1,234,635	1,609,012	2,153,490	8,936
Percentage Rent	0	0	70,373	70,373	292
Total Rent	$8,106,558	$8,044,857	$8,459,224	$8,878,343	$36,840
Total Reimbursables	328,042	308,866	380,431	519,705	2,156
Other Income(2)	659,167	594,033	512,742	512,742	2,128
Less Vacancy & Credit Loss	(1,431,526)	(1,224,336)	(1,322,554)	(555,752)	(2,306)
Effective Gross Income	$7,662,241	$7,723,421	$8,029,843	$9,355,038	$38,818

Total Operating Expenses	$1,836,663	$2,012,411	$1,999,144	$2,226,632	$9,239

Net Operating Income	$5,825,578	$5,711,010	$6,030,699	$7,128,405	$29,578
TI/LC(3)	0	0	0	29,781	124
Capital Expenditures	0	0	0	57,134	237
Net Cash Flow	$5,825,578	$5,711,010	$6,030,699	$7,041,490	$29,218

Occupancy	66.7%	74.5%	100.0%	93.7%(4)
NOI Debt Yield(5)	8.1%	7.9%	8.4%	9.9%
NCF DSCR(5)	1.57x	1.54x	1.62x	1.90x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Income includes parking, RUBS, late fees, application fees, pet rent, health & fitness, miscellaneous income, etc.

(3)	Underwritten TI/LC is based on the 59,562 SF commercial space.

(4)	Represents the underwritten economic vacancy of 6.3%.

(5)	Calculated based on the aggregate outstanding principal balance of the Flats at East Bank Loan Combination.

■	Appraisal. According to the appraisal, the Flats at East Bank Property had an “as-is” appraised value of $138,420,000 as of March 1, 2018.

Appraisal Approach(1)	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$138,420,000	N/A	4.75%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

■	Environmental Matters. According to a Phase I environmental report, dated April 2, 2018, there are no recommendations for further action at the Flats at East Bank Property other than continued compliance with the terms of the November 2010 no further action letter issued in conjunction with suspect contamination at the Flats at East Bank Property, including institution controls, covenants and other restrictions in place.

■	Market Overview and Competition. The Flats at East Bank Property is a mixed use property located in Cleveland, Cuyahoga County, Ohio, within the Cleveland-Elyria-Mentor, OH metropolitan statistical area (the “Cleveland MSA”). The Cleveland MSA is located in the northeast portion of Ohio. Cleveland MSA’s economy is primarily driven by the financial, manufacturing, education, healthcare, and sciences sectors. Cleveland serves as headquarters to a group of companies on the Fortune 500 list, both industrial and non-industrial, including National City Corp., Eaton Corp., Parker Hannifin Corp., Sherwin-Williams Co., and KeyCorp. Other major employers include the Cleveland Clinic, University Hospitals, U.S. Office of Personnel Management, Progressive Corp, and Cuyahoga County. As of December 2017, the Cleveland MSA unemployment rate was 5.7%, in comparison to the state and national unemployment rates of 5.0% and 4.4%, respectively.

The Flats at East Bank Property is located in the downtown Cleveland area recognized as The Flats district within close proximity of the Playhouse Square theater district, and local sports venues Progressive Field and Quicken Loan Arena, home to the Cleveland Indians and Cavaliers, respectively. The area consists of multi-family, office, and retail properties. The neighborhood is accessible via Old River Road and Front Ave, with regional access provided by Interstate 77 and Interstate 71. The estimated 2018 population within a one-, three- and five-mile radius of the Flats at East Bank Property is 9,606, 82,802 and 233,459, respectively, with an average household income within a one-, three- and five-mile radius of $88,621, $50,388 and $47,157, respectively.

According to the appraisal, the Flats at East Bank Property is located within the Cleveland apartment market which contained 116,205 units as of fourth quarter 2017. The Cleveland apartment market reported a vacancy rate of 3.3% and reported an average asking rental rate of $869 per unit. According to the appraisal, the Flats at East Bank Property is located within the Downtown/The Flats/Warehouse District apartment submarket which contained 5,879 units as of fourth quarter 2017. The Downtown/The Flats/Warehouse District apartment submarket reported a vacancy rate of 5.6% and reported an average asking rental rate of $1,583 per unit.

According to the appraisal, the Flats at East Bank Property is located within the Cleveland retail market which contained over 239.3 million SF of retail space as of fourth quarter 2017. The Cleveland retail market reported a vacancy rate of 5.4% and reported asking rent of $10.01 per SF. According to the appraisal, The Flats at East Bank Property is located within the CBD retail submarket which contained approximately 2.2 million SF of retail space as of fourth quarter 2017. The CBD retail market reported a vacancy rate of 3.4% and reported asking rent of $14.34 per SF. As of fourth quarter 2017 there was positive absorption of 26,941 SF with no new construction reported.

The following table presents certain information relating to the primary competition for the Flats at East Bank Property:

Competitive Multifamily Set(1)

	Flats at East Bank	Mariner’s Watch	The Avenue District	The Standard	Clinton West	Schofield Building
Location	Cleveland	Cleveland	Cleveland	Cleveland	Cleveland	Cleveland
Year Built	2015	2015	2008	1925	2017	1902
Occupancy	100.0%(2)	95.5%	93.5%	26.8%	57.1%	96.0%
No. of Units	241	62	62	281	70	52
Avg. Quoted Rents $/SF	$2.13	$1.82	$1.82	$2.11	$2.01	$2.21
Distance	-	0.9 miles	1.0 mile	0.3 miles	0.9 miles	1.0 mile

(1)	Source: Appraisal.

(2)	Occupancy as of the underwritten rent roll dated March 12, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

Competitive Retail Set(1)

	Flats at East Bank	Southworth Building	Huron Pointe	The Ivory	200 Public Square	Flats at East Bank, Phase I	Uptown I
Distance from Subject	-	1.0 miles	1.0 miles	1.1 miles	0.7 miles	0.1 miles	5.3 miles
Property Type	Mixed Use	Retail/Commercial	Retail/Commercial	Retail/Commercial	Retail/Commercial	Retail/Commercial	Retail/Commercial
Year Built	2015	1840	1924	2015	1985	2013	2012
Total GLA	59,562	24,000	60,254	78,179	1,270,204	192,971	122,839
Total Occupancy	100%(2)	100.0%	77.7%	100.0%	91.0%	100.0%	100.0%
Tenant	Punch Bowl Social	N/A	Buffalo Wild Wings	Rise Nation CLE	Ruth’s Chris Steakhouse	Flipside	CLE Clothing Co

(1)	Source: Appraisal.

(2)	Occupancy as of underwritten rent roll dated March 14, 2018.

■	The Borrower. The borrower is Flats East Building 4 LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Flats at East Bank Loan. The non-recourse carve-out guarantors are Scott A. Wolstein and Iris S. Wolstein, as trustee of the Iris S. Wolstein Trust originally dated October 26, 1995, as amended and restated on September 18, 2017, as again thereafter amended (the “Iris S. Wolstein Trust”).

■	Escrows. On the origination date of the Flats at East Bank Loan, the borrower funded escrow reserves of $194,558 for real estate taxes, (ii) $52,646 for insurance, and $276,895 for tenant improvement and lease commissions.

On each due date, the borrower is required to fund the following reserves with respect to the Flats at East Bank Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) a replacement reserve in an amount equal to $5,765; and (iv) a tenant improvement and leasing commission reserve in an amount equal to $2,482.

■	Lockbox and Cash Management. The Flats at East Bank Loan is structured with a hard lockbox that is already in place and in-place cash management. The borrower is required to direct the retail tenants and any residential tenant under a major lease, which covers three or more apartment units at the Flats at East Bank Property, to pay rent directly to a lender-controlled lockbox account or cause the borrower or property manager to deposit all sums received no later than one business day after receipt. All amounts in the lockbox account are required to be swept to a lender-controlled lockbox cash management account each business day. On each payment date, provided no event of default has occurred and is continuing, funds on deposit in the lockbox account are required to be applied to the monthly payments due (including reserves and fees) under the Flats at East Bank Loan Combination and, any excess amounts will be deposited to the excess cash flow account if a Cash Sweep Event is in effect or to a borrower-controlled account if no Cash Sweep Event is in effect.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the property manager; or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 90 days of such filing, among other conditions, for the borrower or the guarantor, or within 120 days for the property manager, and in regard to clause (iii) above, the Cash Sweep DSCR Trigger Event has terminated.

A “Cash Sweep DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.10x, until such time that the debt service coverage ratio (based on interest rate of 6% per annum and an amortization period of 30 years) based on the trailing twelve month period is greater than 1.10x for one quarter.

■	Property Management. The retail portion of the Flats at East Bank Property is currently managed by Flats East Bank Management LLC, an affiliate of the borrower and the multifamily portion is currently managed by Village Green Management Company LLC, in each case, pursuant to respective property management agreements. The Flats at East Bank Loan documents provide that the borrower may terminate either property manager or consent to the assignment of such property manager’s rights under the management agreement only upon receipt of lender’s

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: flats at east bank

consent, provided that borrower may, without lender’s consent, replace either property manager with a Qualified Manager (as defined in the Flats at East Bank Loan documents).

■	Current Mezzanine or Secured Subordinate Indebtedness. The Flats at East Bank Loan Combination includes a B-Note, with an outstanding principal balance as of the Cut-off Date of $20,922,918 that is currently held by ACREFI Mortgage Lending, LLC. The B-Note is subordinate to the Flats at East Bank A-Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The Flats at East Bank Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

In addition, the borrower sponsor received a $17,000,000 loan from County of Cuyahoga in April 2014 (the “Development Loan”) (which loan was transferred to the borrower) to finance the development of the Flats at East Bank Property. The Development Loan was made from the proceeds of County of Cuyahoga’s issuance of bonds named $17,000,000 Taxable Economic Development Revenue Bonds, Series 2014A (Flats East Development LLC Project) (the “IRB Bonds”). The IRB Bonds are allocated into three tranches of approximately $3.78 million (at 4.5%), $6.865 million (at 5.5%), and $6.355 million (at 6.0%) and expire in 2024, 2033 and 2038, respectively. Debt service for the IRB Bonds is paid from excess cash flow from the Flats at East Bank Property to the extent transferred to the borrower and from cash available to Scott Wolstein, Iris Wolstein and the Iris Wolstein Trust The Development Loan and the IRB Bonds are secured by a subordinate mortgage encumbering the Flats at East Bank Property which mortgage is held by Huntington National Bank (the “IRB Trustee”) as trustee for the holders of the IRB Bonds. The IRB Trustee is holding one year of debt service due under the Development Loan ($1,366,650) in a reserve. All tranches of the IRB Bonds are fully amortizing.  Annual debt service payments on the IRB bonds are personally guaranteed by Flats East Development LLC, the Iris S. Wolstein Trust, Scott Wolstein and Iris Wolstein.  The IRB Bonds carry a credit rating of “AA-” from Standard & Poor’s Ratings Group, a division of the McGraw Hill Companies and a rating of “Aa3” from Moody’s Investors Service, Inc.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Ground Lease. The Flats at East Bank Property is subject to a temporary ground lease with Cleveland-Cuyahoga Port Authority that was created in connection with sales tax savings related to construction costs. The ground lease expires on December 31, 2034 with no renewal options. The base rent under the ground lease is $24,000 per year, payable $2,000 monthly. At any time on or after April 1, 2019, the borrower has the option to purchase the fee interest from Cleveland-Cuyahoga Port Authority for $100 plus all of Cleveland-Cuyahoga Port Authority’s costs associated with terminating the ground lease.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Flats at East Bank Property, plus 24 months of business interruption coverage as calculated under loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from the Flats at East Bank Property (on an actual loss sustained basis) for a period continuing until the restoration of the Flats at East Bank Property is completed and containing an extended period endorsement which provides for up to 12 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: dreamworks campus

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: dreamworks campus

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: dreamworks campus

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	Glendale, California	Cut-off Date Balance(2)	$37,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$184.96
Size (SF)	497,404	Percentage of Initial Pool Balance	5.5%
Total Occupancy as of 6/6/2018	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/6/2018	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1997-2010 / 2010	Mortgage Rate(3)	2.297826%
Appraised Value	$297,000,000	Original Term to Maturity (Months) (4)	60
Appraisal Date	8/3/2017	Original Amortization Term (Months)	NAP
Borrower Sponsors(1)	Hana Asset Management Co., Ltd.	Original Interest Only Term (Months)(4)	60
Property Management	Self Managed	First Payment Date	1/6/2018
Anticipated Repayment Date	12/6/2022
Maturity Date	12/6/2024

Underwritten Revenues	$13,855,836
Underwritten Expenses	$239,684	Escrows
Underwritten Net Operating Income (NOI)	$13,616,152	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,516,671	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	31.0%	Insurance	$53,091	$8,849
Maturity Date LTV Ratio(2)	31.0%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	6.35x / 6.31x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	14.8% / 14.7%	Other(5)	$562,887	$0

Sources and Uses
Sources	$	%	Uses	$	%
A-Notes Amounts(1)	$92,000,000	31.0%	Purchase Price(6)	$289,585,418	97.7%
B-Note Amount(1)	108,000,000	36.4	Closing Costs	6,339,240	2.1
Principal’s New Cash Contribution	96,540,637	32.6	Reserves	615,979	0.2
Total Sources	$296,540,637	100.0%	Total Uses	$296,540,637	100.0%

(1)	There is no nonrecourse carve-out guarantor or environmental indemnitor for the DreamWorks Campus Loan Combination (as defined below).

(2)	The DreamWorks Campus Loan (as defined below) is part of a loan combination evidenced by five senior pari passu promissory notes with an aggregate original principal balance of $92,000,000 and one subordinate companion note with an original principal balance of $108,000,000. The Cut-off Date Balance per SF, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, and Debt Yield Based on Underwritten NOI / NCF are calculated based on the $92,000,000 DreamWorks Campus A-Notes (as defined below). The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, and Debt Yield Based on Underwritten NOI / NCF calculated based on the $200,000,000 DreamWorks Campus Loan Combination are 67.3%, 67.3%, 2.09x / 2.07x and 6.8% / 6.8%, respectively.

(3)	The DreamWorks Campus Loan Combination has an anticipated repayment date of December 6, 2022 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of December 6, 2024. From and after the Anticipated Repayment Date, (a) the DreamWorks Campus A-Notes accrue interest at a fixed rate that is equal to the greater of (i) 2.297826% plus 3.00000% and (ii) the then five-year swap rate plus 3.00000% and (b) on each payment date after the ARD, requires principal payments based on excess cash flow.

(4)	The Original Term to Maturity (Months) and Original Interest Only Term (Months) are both calculated off the Anticipated Repayment Date.
(5)	Other Reserve consists of a Payment Reserve for $562,887. Pursuant to the DreamWorks Campus Loan Combination documents, this reserve amount was used to pay monthly debt service due and reserves due on the first payment date, January 6, 2018, under the DreamWorks Campus Loan Combination. As such, this reserve has been reduced to $0.00. For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The DreamWorks Campus Property purchase price of $297,000,000 includes seller credit of $7,414,582 given to the borrower at loan origination.

■	The Mortgage Loan. The mortgage loan (the “DreamWorks Campus Loan”) is part of a loan combination (the “DreamWorks Campus Loan Combination”) evidenced by five pari passu senior notes and one subordinate note that are together secured by a first mortgage encumbering the borrower’s fee interest in a 497,404 SF single-tenant, creative office campus located in Glendale, California (the “DreamWorks Campus Property”). The DreamWorks Campus Loan Combination had an original principal balance of $200,000,000 and is comprised of five senior pari passu notes with an aggregate original principal balance of $92,000,000 (the “DreamWorks Campus A-Notes”) and one subordinate companion note with an original principal balance of $108,000,000 (the “DreamWorks Campus B-Note”). The DreamWorks Campus Loan, which is evidenced by note A-2 and note A-4, had an original principal balance of $37,000,000, has a Cut-off Date Balance of $37,000,000 and represents approximately 5.5% of the Initial Pool Balance. The non-controlling (so long as a control appraisal period is not in existence) note A-1 has a Cut-off Date Balance of $25,000,000 and was contributed to the UBS 2018-C9 securitization transaction. The non-controlling note A-3 and note A-5 have an aggregate Cut-off Date Balance of $30,000,000 and are expected to be contributed to the JPMDB 2018-C8 securitization transaction. The controlling (so long as a control appraisal period is not in existence) DreamWorks Campus B-Note has a Cut-off Date Balance of $108,000,000 and is currently held by Prima Mortgage Investment Trust, LLC. The DreamWorks Campus Loan Combination was co-originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and Prima Mortgage Investment Trust, LLC on November 20, 2017. The DreamWorks Campus Loan has an interest rate of 2.297826% per annum. The proceeds of the DreamWorks Campus Loan were used to acquire the DreamWorks Campus Property for $289,585,418 in November 2017, fund upfront reserves of $615,979, and fund closing costs of $6,339,240.

The DreamWorks Campus Loan Combination had an initial term of 60 months and has a remaining term of 54 months as of the Cut-off Date. The DreamWorks Campus Loan Combination has an anticipated repayment date of December 6, 2022 and a final maturity date of December 6, 2024. From and after the Anticipated Repayment Date, (a) the DreamWorks Campus Loan accrues interest at a fixed rate that is equal to the greater of (i) 2.297826% plus

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: dreamworks campus

3.00000% and (ii) the then five-year swap rate plus 3.00000% and (b) on each payment date after the ARD, requires principal payments based on excess cash flow. The lockout period for defeasance will be at least 30 payment dates beginning with and including the first payment date of January 6, 2018. At any time on or after July 6, 2020, which is two years after the closing date of the final securitization that holds a promissory note evidencing all or a portion of the DreamWorks Campus Loan Combination, the DreamWorks Campus Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the DreamWorks Campus Loan Combination documents. The actual lockout period may be longer. Voluntary prepayment of the DreamWorks Campus Loan Combination is permitted without penalty on or after the due date in August 2022.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018 –C9	No(1)
Note A-2	$20,000,000	$20,000,000	CGCMT 2018-C5	No
Note A-3	$20,000,000	$20,000,000	JPMDB 2018-C8(2)	No
Note A-4	$17,000,000	$17,000,000	CGCMT 2018-C5	No
Note A-5	$10,000,000	$10,000,000	JPMDB 2018-C8(2)	No
B Note	$108,000,000	$108,000,000	Prima Mortgage Investment Trust, LLC	Yes(1)
Total	$200,000,000	$200,000,000

(1)	Following the occurrence (and during the continuance) of a control appraisal period pursuant to the related co-lender agreement, note A-1 will be the controlling note.
(2)	Expected to be contributed to the related securitization transaction upon closing of such securitization transaction.

■	The Mortgaged Property. The DreamWorks Campus Property, the global headquarters for DreamWorks Animation SKG (“DreamWorks”), is a 497,404 SF single-tenant, creative office property located in Glendale, California. Designed by Gensler and Steven Ehrlich Architects and constructed as a build-to-suit for DreamWorks in 1997, the DreamWorks Campus Property has been 100.0% occupied since completion. The DreamWorks Campus Property is situated on approximately 13.8 acres and features seven buildings that consist of five multi-level creative office buildings, one parking structure that features 1,006 parking spaces in addition to 417 street level parking spaces (approximately 2.86 spaces per 1,000 square feet) and one central plant, which provides power, water and HVAC to the DreamWorks Campus Property. The DreamWorks Campus Property features numerous amenities, including: full-service commissary, library, screening room, motion capture studio, recording studio, helipad, medical clinic, coffee shop, outdoor plazas and common areas featuring workspaces and activities and extensive landscaping including a manmade river that runs throughout the DreamWorks Campus Property, a lagoon, waterfall and large fountain.

As of June 6, 2018, the DreamWorks Campus Property is 100.0% occupied by DreamWorks. The DreamWorks Campus Property is subject to a 20-year, absolute triple net lease to the tenant, DWA Holdings, LLC, an affiliate of DreamWorks, pursuant to a lease with annual rent escalations of 1.5%, a lease end date of February 2035, and four, five-year renewal options.

■	The Tenant. DreamWorks is a wholly owned subsidiary of NBC Universal, itself a wholly owned subsidiary of Comcast Corporation (rated A-/A3/A- by Fitch/Moody’s/S&P). Comcast Corporation acquired DreamWorks in August 2016 for approximately $3.8 billion. Comcast is an American global telecommunications conglomerate and is one of the nation’s largest broadcasting and cable television company. Comcast Corporation is a publicly traded company listed on the NASDAQ under the ticker symbol CMCSA. As of May 8, 2018, Comcast Corporation has a market capitalization of approximately $139.8 billion and according to the Comcast 10-Q report as of the second quarter 2017, reported revenues of approximately $41.6 billion and net income of approximately $5.2 billion for the first six months of 2017.

DreamWorks was founded in 1994 as a collaboration between Stephen Spielberg, Jeffery Katzenberg and David Geffen. DreamWorks has released 36 feature films grossing over $14.6 billion in revenues (average of $406 million). DreamWorks also creates television series, short films and television specials. Some of DreamWorks’ most popular and commercially successful franchises include: Shrek, Kung Fu Panda, Madagascar and How to Train Your Dragon.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: dreamworks campus

DreamWorks is a part of the “Filmed Entertainment” division of NBC Universal, which consists primarily of the operations of Universal Pictures and films produced under the Illumination, Focus Features and DreamWorks names. According to the Comcast 10-Q as of the second quarter of 2017, the Filmed Entertainment business segment generated revenue of approximately $4.1 billion for the first six months of 2017, out of a total of approximately $16.2 billion generated by all NBC Universal divisions (approximately 25.5%).

The following table presents certain information relating to the sole tenant at the DreamWorks Campus Property:

Largest Owned Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
DreamWorks	A- / A3 / A-	497,404	100.0%	$14,138,608	100.0%	$28.42	2/28/2035	4, 5-year options
Largest Tenant		497,404	100.0%	$14,138,608	100.0%	$28.42
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenant		497,404	100.0%	$14,138,608	100.0%	$28.42

(1)	Ratings provided are for the parent company of the entity listed in the Tenant Name field, whether or not the parent company guarantees the lease.
(2)	UW Base Rent and UW Base Rent $ per SF represents the average rent over the DreamWorks Campus Loan Combination term.

The following table presents certain information relating to the lease rollover schedule at the DreamWorks Campus Property, based on initial lease expiration dates:

Lease Expiration Schedule (1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029 & Thereafter	497,404	100.0	100.0%	14,138,608	100.0	$28.42	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	497,404	100.0%		$14,138,608	100.0%	$28.42	1

(1)	Based on the underwritten rent roll as of June 6, 2018.
(2)	UW Base Rent and UW Base Rent $ per SF represent the average contractual rent over the DreamWorks Campus Loan Combination term.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: dreamworks campus

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the DreamWorks Campus Property:

Cash Flow Analysis(1)

	2016	TTM 9/30/2017	Underwritten	Underwritten $ per SF
Gross Potential Rent(2)	$13,334,684	$13,484,575	$14,138,608	$28.42
Reimbursements(3)	0	0	0	0.00
% Rents	0	0	0	0.00
Other Income	0	0	0	0.00
Gross Potential Income	$13,334,684	$13,484,575	$14,138,608	$28.42
Vacancy(4)	0	0	(282,772)	(0.57)
Effective Gross Income	$13,334,684	$13,484,575	$13,855,836	$27.86

Management Fee	$133,347	$134,846	$138,558	$0.28
Property Insurance	19,858	9,860	101,126	0.20
Total Expenses	$157,172	$151,213	$239,684	$0.48

Net Operating Income	$13,177,512	$13,333,362	$13,616,152	$27.37
TI/LC Reserves	0	0	0	0.00
Capital Reserve	0	0	99,481	0.20
Net Cash Flow	$13,177,512	$13,333,362	$13,516,671	$27.17

Occupancy(4)	100.0%	100.0%	98.0%
NOI Debt Yield	14.3%	14.5%	14.8%
NCF DSCR	6.15x	6.22x	6.31x

(1)	Financial Information prior to 2016 is not available as the DreamWorks Campus Property was owned by DreamWorks Animation SKG prior to executing a sale-leaseback transaction in 2015.
(2)	Underwritten Gross Potential Rent represents the average contractual rent over the DreamWorks Campus Loan Combination term.
(3)	The DreamWorks lease is absolute triple net and all expenses are paid directly by the tenant.
(4)	The DreamWorks Campus Property is 100.0% occupied as of June 6, 2018. However, vacancy was underwritten to 2.0%.

■	Appraisal. According to the appraisal, the DreamWorks Campus Property had an “as-is” appraised value of $297,000,000 as of August 3, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$297,000,000	N/A	4.50%

■	Environmental Matters. Based on a Phase I environmental report dated September 22, 2017, there are no recognized environmental conditions or recommendations for further action at the DreamWorks Campus Property.

■	Market Overview and Competition. The DreamWorks Campus Property is located in Glendale, California, a media-focused submarket of the County of Los Angeles. Glendale, along with adjacent Burbank and Pasadena, comprise Los Angeles’ Tri-Cities, which contain major studio production headquarters and entertainment and media focused companies including: Warner Brothers, Disney, ABC, NBC Universal, Nickelodeon, among others.

Office Submarket. The DreamWorks Campus Property is located in the East Valley/Tri-Cities submarket, which posted a direct vacancy rate of 11.9% and an average asking rate of $36.00 per SF, full service gross (“FSG”) as of the second quarter of 2017.

The appraiser identified 19 Class A buildings and determined a market rental rate of $46.50 per SF, which reflects the weighted average of $42.00 per SF for office and $4.50 per SF for parking, FSG for the DreamWorks Campus Property. The appraiser also determined that a deduction of $12.50 per SF for expenses would be appropriate to convert FSG rental rates to NNN. This translates to a market rental rate of $34.00 per SF for the DreamWorks Campus Property on a triple net basis. Based on this market rent conclusion, the underwritten base rent for DreamWorks is approximately 19.6% below market.

■	The Borrower. The borrowing entity for the DreamWorks Campus Loan Combination is LA Hana OW, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DreamWorks Campus Loan Combination. There is no nonrecourse carve-out guarantor or environmental indemnitor, other than the borrower, for the DreamWorks Campus Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: dreamworks campus

■	Escrows. In connection with the origination of the DreamWorks Campus Loan Combination, the borrower deposited into escrow $53,091 for insurance and $562,887 for a payment reserve. The payment reserve was used to pay monthly debt service due and reserves due on the first payment date, January 6, 2018, under the DreamWorks Campus Loan Combination. As such, this reserve has been reduced to $0.00.

Tax Escrows – The borrower’s obligation to escrow an amount equal to 1/12 of projected annual property tax payments are waived so long as (A) no event of default has occurred and is continuing, (B) the borrower provides evidence that DreamWorks (the “DreamWorks Tenant”) is obligated to pay all taxes that would be required to be paid by the borrower and (C) the borrower makes, or causes the DreamWorks Tenant to make, all payments of taxes as required in the loan agreement.

Insurance Escrows – The borrower’s obligations to escrow an amount equal to 1/12 of projected annual estimated insurance premiums are waived so long as (A) no event of default has occurred and is continuing, (B) the insurance coverage for the DreamWorks Campus Property satisfies the insurance requirements in the loan agreement or is otherwise acceptable to lender in its sole discretion, (C) the borrower binds, or causes DreamWorks to bind, all applicable insurance prior to the then current expiration date of the policy described in clause (B), and (D) the borrower provides lender evidence of renewal policies prior to the then current expiration date of the applicable policy.

Replacement Reserves - On a monthly basis, during the continuance of a DreamWorks Campus Trigger Event (as defined below) the borrower is required to escrow an amount equal to approximately $8,290 (approximately $0.20 per SF annually) into a capital expenditure reserve account.

TI/LC Reserves - On a monthly basis, during the continuance of a DreamWorks Campus Trigger Event the borrower is required to escrow an amount equal to approximately $33,160 (approximately $0.80 per SF annually) into a tenant improvements and leasing commissions reserve account.

A “DreamWorks Campus Trigger Event” will commence (A) in the event that the DreamWorks Tenant, or any successor tenant representing 20.0% or more of the DreamWorks Campus Property’s net rentable area or in-place rents (each a “Major Tenant”), (i) goes “dark” in 50.0% or more of its space, (ii) gives notice of its intent to vacate 50.0% or more of its space, (iii) files for bankruptcy protection or goes out of business, (iv) is in default under its lease, beyond any applicable notice and cure period or (B) on the earlier of (i) the date of notice of non-renewal or non-extension or (ii) nine months prior to the current lease expiration date if a Major Tenant fails to execute a new lease for its currently occupied space or fails to renew or extend its lease pursuant to the terms thereof, in each case with respect to 50.0% or more of its space.

Upon the occurrence and during the continuation of a DreamWorks Campus Trigger Event, all cash flow after the payment of debt service, applicable operating expenses, and applicable reserves will be retained by the lender and deposited into a reserve until such time as a replacement tenant or tenants reasonably acceptable to lender leases the vacated space.

■	Lockbox and Cash Management. The DreamWorks Campus Loan Combination is structured with a hard lockbox and in-place cash management. The DreamWorks Campus Loan Combination documents require the borrower or property manager to deliver tenant direction letters to each tenant, directing tenants to pay rent directly to a lender-controlled lockbox account. The borrower and the property manager are required to deposit all other amounts received with respect to the DreamWorks Campus Property (other than tenant security deposits that are required to be held in escrow accounts) within two business days into the lockbox account. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and applied to payment of debt service and operating expenses, funding of required reserves, and certain other enumerated expenses with the remainder (the excess cash flow) to be delivered to the borrower; provided that (i) during a Cash Trap Period (as defined below) such excess cash flow will be retained by lender as additional collateral for the DreamWorks Campus Loan Combination and (ii) during a DreamWorks Campus Trigger Event, excess cash flow will be deposited into the major tenant reserve account.

A “Cash Trap Period” (a) commences on the date that any of the following has occurred: (i) any event of default, (ii) any bankruptcy action of the borrower, (iii) any DreamWorks Campus Trigger Event, (iv) the failure of the borrower to achieve a debt yield of at least 6.0% for two (2) consecutive calendar quarters or (v) the occurrence of the ARD (each such occurrence, a “Cash Trap Event”) and (b) terminates on the date the DreamWorks Campus Loan has been

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: dreamworks campus

indefeasibly paid in full, and all other obligations under the DreamWorks Campus Loan documents have been satisfied in full or on the payment date immediately succeeding any of the following (in each case, only to the extent no other Cash Trap Event is then continuing): (i) in the case of the foregoing clause (a)(i), when the lender, in its sole discretion, accepts a cure of such event of default, (ii) in the case of the foregoing clause (a)(ii), such bankruptcy action is discharged, stayed or dismissed in accordance with the DreamWorks Campus Loan documents, (iii) in the case of the foregoing clause (a)(iii), such DreamWorks Campus Trigger Event is cured in accordance with the DreamWorks Campus Loan documents, (iv) in the case of the foregoing clause (a)(iv), the lender gives notice to the borrower and the clearing bank that such Cash Trap Period has ended, which notice the lender will only be required to give if, for a period of two consecutive calendar quarters subsequent to the commencement of such Cash Trap Period, the debt yield at the end of such two calendar quarters is at least equal to 6.25%, or (v) no event that is reasonably likely to trigger another Cash Trap Period has occurred during any such calendar quarter.

■	Property Management. The DreamWorks Campus Property is self managed.

■	Current Mezzanine or Subordinate Indebtedness. The DreamWorks Campus B-Note, with an outstanding principal balance as of the Cut-off Date of $108,000,000, accrues interest at an interest rate equal to 4.00000% per annum. The DreamWorks Campus B-Note is currently held by Prima Mortgage Investment Trust, LLC and is subordinate to the DreamWorks Campus A-Notes as described in “Description of the Mortgage Pool—The Loan Combinations—The DreamWorks Campus Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The DreamWorks Campus Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the DreamWorks Campus Property would provide, as determined by the lender. The DreamWorks Campus Loan Combination also requires coverage for all contingent equipment breakdown and loss of rents, stated as $20,658,966 for 18 months plus a 180-day extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: the retreat by watermark

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: the retreat by watermark

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: the retreat by watermark

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Corpus Christi, Texas	Cut-off Date Balance		$34,500,000
Property Type	Multifamily	Cut-off Date Balance per Unit		$106,481.48
Size (Units)	324	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 3/31/2018	95.1%	Number of Related Mortgage Loans		2
Owned Occupancy as of 3/31/2018	95.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate		5.34000%
Appraised Value	$56,900,000	Original Term to Maturity (Months)		120
Appraisal Date	2/16/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor	Paul M. Thrift and John G. Thompson	Original Interest Only Period (Months)		120
Property Manager	Thompson Thrift Development, Inc.	First Payment Date		6/6/2018
		Maturity Date		5/6/2028
Underwritten Revenues	$4,938,524
Underwritten Expenses	$1,876,050	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,062,474		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,997,674	Taxes	$320,439	$61,036
Cut-off Date LTV Ratio	60.6%	Insurance	$132,408	$0
Maturity Date LTV Ratio	60.6%	Replacement Reserves	$0	$5,400
DSCR Based on Underwritten NOI / NCF	1.64x / 1.60x	Deferred Maintenance	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.7%	Other	$0	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,500,000	86.1%	Loan Payoff	$30,540,425	76.2%
Mezzanine Loan	5,500,000	13.7	Principal Equity Distribution	8,523,003	21.3
Other Sources	77,500	0.2	Closing Costs	561,225	1.4
			Reserves	452,847	1.1
Total Sources	$40,077,500	100.0%	Total Uses	$40,077,500	100.0%

(1)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (“The Retreat by Watermark Loan”) is evidenced by a note in the original principal amount of $34,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 324-unit multifamily complex located in Corpus Christi, Texas (“The Retreat by Watermark Property”). The Retreat by Watermark Loan was originated by Rialto Mortgage Finance, LLC on April 24, 2018. The Retreat by Watermark Loan has an outstanding principal balance as of the Cut-off Date of $34,500,000 and accrues interest at an interest rate of 5.34000% per annum. The Retreat by Watermark Loan represents approximately 5.2% of the Initial Pool Balance. The proceeds of The Retreat by Watermark Loan along with a $5,500,000 mezzanine loan (“The Retreat by Watermark Mezzanine Loan”) were primarily used to refinance existing debt on The Retreat by Watermark Property, return equity to the sponsor, pay closing costs, and fund upfront reserves.

The Retreat by Watermark Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Retreat by Watermark Loan requires payments of interest only during its term. The scheduled maturity date of The Retreat by Watermark Loan is the due date in May 2028. Voluntary prepayment of The Retreat by Watermark Loan is permitted on or after the due date in February 2028 without payment of any prepayment premium. Provided no event of default under The Retreat by Watermark Loan is continuing, defeasance of The Retreat by Watermark Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the earlier of the second anniversary of the securitization closing date or three years from April 24, 2018.

■	The Mortgaged Property. The Retreat by Watermark Property is a 324-unit multifamily complex located in Corpus Christi, Texas, approximately five miles southeast of the Corpus Christi central business district. The Retreat by Watermark Property was built in 2016 and consists of 14, three-story residential buildings, a single story leasing office/clubhouse building, and a maintenance building situated on 14.77 acres. The unit mix consists of 180 one bedroom/one bath units, 120 two-bedroom/two-bath units and 24 three-bedroom/two-bath units. Amenities at The Retreat by Watermark Property include a resort style swimming pool, pergola with BBQ grills and sitting area, clubhouse, game room, fitness center, business center, media center, dog park, detached garages, carports, courtyards and controlled access gates. Unit amenities include granite countertops, full appliance packages, washer/dryer appliances, walk-in closets, patio/balcony, while select units feature extra storage and/or a built in bookcase. The Retreat by Watermark Property includes 614 parking spaces which include 181 carports and 59 detached garage spaces with a parking ratio of 1.90 spaces per unit. As of March 31, 2018, The Retreat by Watermark Property was 95.1% occupied.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: the retreat by watermark

The following table presents certain information relating to the units and rent at The Retreat by Watermark Property:

Unit Mix(1)

Unit Type	Occupied Units	Vacant Units	Total Units	% of Total Units	Average SF per Unit	Monthly Market Rent per Unit(2)	Monthly Actual Rent per Unit	Monthly Underwritten Rent Per Unit	Underwritten Annual Rent
1 Bedroom / 1 Bath - A	12	0	12	3.7%	684	$1,075	$1,020	$1,020	$146,928
1 Bedroom / 1 Bath - A1	82	2	84	25.9	713	1,110	1,053	1,053	1,036,092
1 Bedroom / 1 Bath - A2	70	2	72	22.2	850	1,215	1,159	1,159	973,596
1 Bedroom / 1 Bath - AB	12	0	12	3.7	689	1,015	965	965	138,900
2 Bedroom / 2 Bath - B	22	2	24	7.4	981	1,420	1,353	1,353	357,264
2 Bedroom / 2 Bath - B1	67	5	72	22.2	1,112	1,430	1,338	1,338	1,075,536
2 Bedroom / 2 Bath - B2	24	0	24	7.4	1,200	1,630	1,553	1,553	447,192
3 Bedroom / 2 Bath - C1	19	5	24	7.4	1,353	1,880	1,811	1,811	412,824
Total / Wtd. Avg.	308	16	324	100.0%	933	$1,318	$1,241	$1,241	$4,588,332

(1)	As provided by the borrower per the March 31, 2018 rent roll.
(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at The Retreat by Watermark Property:

Historical Leased %(1)

	2017(2)	As of 3/31/2018
Owned Space	78.5%	95.1%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated. The Retreat by Watermark Property was built in 2016, so historical leasing is limited.
(2)	2017 is as of December 31, and The Retreat by Watermark Property was in lease-up during 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Retreat by Watermark Property:

Cash Flow Analysis(1)

	2017	TTM 2/28/2018	Underwritten	Underwritten $ per Unit
Base Rent	$4,719,743	$4,918,025	$4,588,332	$14,162
Gross Up Vacancy	0	0	288,480	890
Gross Potential Rent	$4,719,743	$4,918,025	$4,876,812	$15,052
Vacancy, Credit Loss & Concessions	(1,196,379)	(1,045,662)	(404,164)	(1,247)
Total Rent Revenue	$3,523,364	$3,872,363	$4,472,648	$13,804
Other Revenue(2)	333,074	371,565	465,876	1,438
Effective Gross Income	$3,856,438	$4,243,928	$4,938,524	$15,242

Total Operating Expenses	$1,892,253	$1,918,906	$1,876,050	$5,790

Net Operating Income	$1,964,185	$2,325,022	$3,062,474	$9,452
Replacement Reserves	0	0	64,800	200
Net Cash Flow	$1,964,185	$2,325,022	$2,997,674	$9,252

Occupancy	78.5% (3)	95.1% (4)	91.7% (5)
NOI Debt Yield	5.7%	6.7%	8.9%
NCF DSCR	1.05x	1.24x	1.60x

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes month to month fees, tenant charges, application fees, lease admin fees, late fees, insufficient fund fees, cleaning fees, court fees, apartment damages fees, pet fees, early termination fees, forfeited security deposits, short term lease fee, etc.

(3)	The Retreat by Watermark Property was built in 2016 and in lease-up in 2017.

(4)	Based on the underwritten rent roll dated March 31, 2018.

(5)	Represents the underwritten economic vacancy of 8.3%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: the retreat by watermark

■	Appraisal. According to the appraisal, The Retreat by Watermark Property had an “as-is” appraised value of $56,900,000 as of an effective date of February 16, 2018.

Appraisal Approach(1)	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$56,900,00	N/A	5.75%

(1)	Source: Appraisal.

■	Environmental Matters. According to a Phase I environmental report, dated March 19, 2018, there are no recommendations for further action at The Retreat by Watermark Property.

■	Market Overview and Competition. The Retreat by Watermark Property is located in Corpus Christi, Nueces County, Texas within the Corpus Christi metropolitan statistical area (“Corpus Christi MSA”). Corpus Christi is situated along the Gulf of Mexico, approximately 110 miles north of the Mexican border. Nueces County is the largest of the three counties that make up the Corpus Christi MSA. Nueces County is the center of population, business, medicine, employment, industry, manufacturing, and entertainment with a diverse economic base, including large components in trade, transportation & utilities, government, and education and health services. Major employers include C.C.A.D., Corpus Christi ISD, CHRISTUS Sophn Health System, H-E-B and the City of Corpus Christi. As of December 2017, the Corpus Christi MSA unemployment rate was 5.2%, in comparison to the state and national unemployment rates of 3.7% and 3.9%, respectively.

The Retreat by Watermark Property neighborhood is accessed by South Padre Island Drive (State Highway 358) and Saratoga Boulevard (State Highway 357). State Highway 358 provides east/west travel throughout the neighborhood and connects to Interstate 37. Interstate 37 provides direct access to San Antonio and intersects US-59, which provides direct access to Houston. The major thoroughfares identified above are developed with retail, office, and other commercial uses, with residential uses located along secondary streets. Retail development includes The Sunrise Mall, anchored by Burlington Coat Factory, Sears and Wilcox Furniture as well as La Palmera, an indoor and open air shopping mall anchored by Dillard’s, JCPenney, Macy’s, Dick’s Sporting Goods, HomeGoods, and TJMaxx. Other major retailers include Walmart Supercenter, H-E-B, PetSmart, Hobby Lobby, Target and Best Buy. The 2018 estimated population within a one- three- and five-mile radius of The Retreat by Watermark Property is 18,256, 108,397, and 175,811, respectively, with an average household income within a one-, three- and five-mile radius of $91,780, $85,144, and $78,832, respectively. According to the appraisal, The Retreat by Watermark Property is located within the Corpus Christi multifamily market which contained 25,941 units in 129 properties as of January 2018. The Corpus Christi multifamily market reported a vacancy rate of 11.9% with an average quoted rental rate of $1.12 per square foot. According to the appraisal, The Retreat by Watermark Property is located in the Central Corpus Christi multifamily submarket which reported a vacancy rate of 11.2% with an average quoted rental rate of $1.12 per square foot as of January 2018.

The following table presents certain information relating to the primary competition for The Retreat by Watermark Property:

Competitive Set(1)

	The Retreat by Watermark	Encore Crossings II	Reserve at Saratoga	Icon at Corpus Christi	La Joya Bay Resort	Sage at Corpus Christi	Camden South Bay
Location	Corpus Christi	Corpus Christi	Corpus Christi	Corpus Christi	Corpus Christi	Corpus Christi	Corpus Christi
Year Built	2016	2015	2005	2016	2013	2014	2007
Occupancy	95.1%(2)	90.0%	90.0%	95.0%	85.0%	95.0%	93.0%
No. of Units	324	156	274	304	336	284	270
Avg. Quoted Rents $/SF	$1.30 - $1.54	$1.28 - $1.40	$1.23 - $1.44	$1.08 - $1.40	$1.14 - $1.53	$1.20 - $1.54	$1.12 - $1.56
Distance	-	1.5 miles	0.5 miles	1.5 miles	3.5 miles	0.1 miles	3.2 miles

(1)	Source: Appraisal.
(2)	Occupancy as of March 31, 2018.

■	The Borrower. The borrower is Watermark at Timbergate B, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Retreat by Watermark Loan. The non-recourse carve-out guarantors are Paul M. Thrift and John G. Thompson, on a joint and several basis.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: the retreat by watermark

■	Escrows. On the origination date of The Retreat by Watermark Loan, the borrower funded escrow reserves of $320,439 for real estate taxes and $132,408 for insurance.

On each due date, the borrower is required to fund the following reserves with respect to The Retreat by Watermark Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) at the option of the lender, if any blanket insurance policy does not constitute an approved blanket insurance policy under The Retreat by Watermark Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in an amount equal to $5,400.

■	Lockbox and Cash Management. The Retreat by Watermark Loan is structured with a soft lockbox and in-place cash management. The borrower is required to deposit all rent payments received to a lender controlled lockbox account no later than two business days after receipt. All amounts in the lockbox account are required to be swept to a lender-controlled lockbox cash management account each business day. On each payment date, provided no event of default has occurred and is continuing, funds on deposit in the lockbox account are required to be applied in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) monthly debt service payment; (iv) fees and expenses in accordance with the cash management agreement; (v) monthly capital expenditure reserves; (vi) funds sufficient to pay any interest accruing at the default rate with respect to any event of default that has occurred; (vii) funds sufficient to pay the operating expenses set forth in the annual operating budget following a Cash Sweep Event (as defined below) or a Mezzanine Cash Trap Event Period (as defined below); (viii) funds sufficient to pay for extraordinary or other operating expenses not included in the approved annual budget if any, following a Cash Sweep Event or Mezzanine Cash Trap Event Period; and (ix) funds equal to the monthly mezzanine debt service payment. Any excess cash flow remaining in the cash management account after application of the disbursements above is required to be transferred, (1) to the excess cash flow account if a Cash Sweep Event is in effect; (2) to the Mezzanine Lender (as defined below) if no Cash Sweep Event is in effect, no event of default has occurred or is continuing, but a Mezzanine Cash Trap Event is in effect; or (3) to a borrower-controlled account if no Cash Sweep Event is in effect, and no event of default has occurred or is continuing, and no Mezzanine Cash Trap Event is in effect; provided, that the lender is entitled to retain the minimum balance in the cash management account at all times.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, either guarantor or the property manager; or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 30 days of such filing, among other conditions, for the borrower or the guarantor, or within 120 days for the property manager, and in regard to clause (iii) above, the Cash Sweep DSCR Trigger Event has terminated.

A “Cash Sweep DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.10x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.20x for two consecutive quarters.

A “Mezzanine Cash Trap Event Period” means the occurrence of an event of default under The Retreat by Watermark Mezzanine Loan (as defined below) documents.

■	Property Management. The Retreat by Watermark Property is currently managed by Thompson Thrift Development, Inc., an affiliate of the borrower, pursuant to a management agreement. The Retreat by Watermark Loan documents provide that lender consent is required for the borrower to terminate the property manager or consent to the assignment of the property manager’s rights under the management agreement, provided that borrower may, without lender’s consent, replace the property manager with a Qualified Manager (as defined in The Retreat by Watermark Loan documents).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: the retreat by watermark

■	Current Mezzanine or Subordinate Indebtedness. Concurrently with the origination of The Retreat by Watermark Loan, Quadrant Mezzanine Partners, LLC (the “Mezzanine Lender”) made a $5,500,000 mezzanine loan to Watermark at Timbergate A, LLC (the “Mezzanine Borrower”), a Delaware limited liability company, secured by a pledge of 100% of the Mezzanine Borrower’s equity interest in the borrower. The Retreat by Watermark Mezzanine Loan carries an interest rate of 9.80000% per annum and is co-terminous with The Retreat by Watermark Loan. The lender entered into an intercreditor agreement with the Mezzanine Lender. Based on the total combined debt of $40.0 million, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

Financial Information

	The Retreat by Watermark Loan	The Retreat by Watermark Total Debt
Cut-off Date Balance	$34,500,000	$40,000,000
Cut-off Date LTV Ratio	60.6%	70.3%
Maturity Date LTV Ratio	60.6%	70.3%
DSCR Based on Underwritten NCF	1.60x	1.24x
Debt Yield Based on Underwritten NOI	8.9%	7.7%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Retreat by Watermark Property, plus 18 months of business interruption coverage as calculated under The Retreat by Watermark Loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from The Retreat by Watermark Property (on an actual loss sustained basis) for a period continuing until the restoration of The Retreat by Watermark Property is completed and containing an extended period endorsement which provides for up to 12 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: WESTLAKE AT MORGANTON APARTMENTS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: WESTLAKE AT MORGANTON APARTMENTS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: WESTLAKE AT MORGANTON APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Fayetteville, North Carolina	Cut-off Date Balance		$32,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit		$97,859.33
Size (Units)	327	Percentage of Initial Pool Balance		4.8%
Total Occupancy as of 4/30/2018	97.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2018	97.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007-2009 / NAP	Mortgage Rate		5.01000%
Appraised Value	$45,800,000	Original Term to Maturity (Months)		120
Appraisal Date	3/27/2018	Original Amortization Term (Months)		360
Borrower Sponsor	Charles F. Weber	Original Interest Only Period (Months)		48
Property Manager	Morganton Management and	First Payment Date		6/6/2018
	Development, L.L.C.	Maturity Date		5/6/2028
Underwritten Revenues	$4,336,885
Underwritten Expenses	$1,489,979	Escrows(1)
Underwritten Net Operating Income (NOI)	$2,846,906		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,765,156	Taxes	$194,460	$30,867
Cut-off Date LTV Ratio	69.9%	Insurance	$49,171	$6,690
Maturity Date LTV Ratio	63.2%	Replacement Reserves	$0	$6,813
DSCR Based on Underwritten NOI / NCF	1.38x / 1.34x	Deferred Maintenance	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.6%	Other	$0	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	99.9%	Loan Payoff	$26,219,138	81.8%
Other Sources	35,000	0.1	Principal Equity Distribution	5,202,813	16.2
			Closing Costs	369,417	1.2
			Reserves	243,631	0.8
Total Sources	$32,035,000	100.0%	Total Uses	$32,035,000	100.0%

(1)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Westlake at Morganton Apartments Loan”) is evidenced by a note in the original principal amount of $32,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 327-unit multifamily complex located in Fayetteville, North Carolina (the “Westlake at Morganton Apartments Property”). The Westlake at Morganton Apartments Loan was originated by Rialto Mortgage Finance, LLC on April 17, 2018. The Westlake at Morganton Apartments Loan has an outstanding principal balance as of the Cut-off Date of $32,000,000 and accrues interest at an interest rate of 5.01000% per annum. The Westlake at Morganton Apartments Loan represents approximately 4.8% of the Initial Pool Balance. The proceeds of the Westlake at Morganton Apartments Loan were primarily used to refinance existing debt on the Westlake at Morganton Apartments Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The Westlake at Morganton Apartments Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the initial 48 months, followed by monthly payments of principal and interest sufficient to amortize the Westlake at Morganton Apartments Loan over a 30-year amortization schedule. The scheduled maturity date of the Westlake at Morganton Apartments Loan is the due date in May 2028. Voluntary prepayment of the Westlake at Morganton Apartments Loan is permitted on or after the due date in February 2028. Provided no event of default under the Westlake at Morganton Apartments Loan is continuing, defeasance of the Westlake at Morganton Apartments Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Westlake at Morganton Apartments Loan documents is permitted at any time after the earlier of the second anniversary of the securitization closing date or three years from April 17, 2018.

■	The Mortgaged Property. The Westlake at Morganton Apartments Property is a 327-unit Class A multifamily complex located in Fayetteville, North Carolina, approximately six miles east of the Fayetteville central business district and 60 miles south of Raleigh. The Westlake at Morganton Apartments Property was built from 2007 to 2009 and consists of 16 two-story and three-story residential buildings, a clubhouse and leasing office, a maintenance and storage building and a security gatehouse situated on 20.54 acres. The unit mix includes 105 one-bedroom/one-bath units, 186 two-bedrooms/two-bath units and 36 three-bedroom/two-bath units. Additionally, the Westlake at Morganton Apartments Property offers 96 “all inclusive” units that include electricity and water/sewer charges at a premium rent add on of $175-$225 per month. The Westlake at Morganton Apartments Property also offers 22 “corporate” furnished units that include utilities, including cable and internet at an average premium rent add on of approximately $1,000 per month. Amenities at the Westlake at Morganton Apartments include a swimming pool, barbeque grills, gated entry, a clubhouse which includes a fitness center with on-site personal trainer, laundry room, business center, conference room, movie theater, coffee lounge, pet park, dog wash station and perimeter fencing with a guard house. Kitchen amenities include granite countertops, black appliances (including refrigerator, electric

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: WESTLAKE AT MORGANTON APARTMENTS

stove, and dishwasher) and a garbage disposal. Other unit amenities include ceiling fans, walk-in closets, linen closets, washer/dryer connections, and balconies and patios. Select units have pantries and/or direct access garages with extra storage. The Westlake at Morganton Apartments Property includes 588 surface spaces and 48 direct access garage spaces for a total of 636 spaces with a parking ratio of 1.94 spaces per unit. As of April 30, 2018, Total Occupancy and Owned Occupancy were both 97.9%.

The following table presents certain information relating to the units and rent at the Westlake at Morganton Apartments Property:

Unit Mix

Unit Type(1)	Occupied Units(1)	Vacant Units(1)	Total Units	% of Total Units	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Monthly Actual Rent per Unit	Monthly Underwritten Rent Per Unit	Underwritten Annual Rent
1 Bedroom / 1 Bath	101	4	105	32.1%	1,002	$961	$933	$933	$1,130,768
2 Bedroom / 2 Bath	183	3	186	56.9	1,235	1,081	1,082	1,082	2,375,052
3 Bedroom / 2 Bath	36	0	36	11.0	1,407	1,215	1,200	1,200	518,592
Total / Wtd. Avg.	320	7	327	100.0%	1,179	$1,057	$1,048	$1,048	$4,024,412

(1)	As provided by the borrower per the April 30, 2018 rent roll.

(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Westlake at Morganton Apartments Property:

Historical Leased %(1)

	2015	2016	2017	As of 4/30/2018
Owned Space	91.9%	94.8%	94.8%	97.9%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westlake at Morganton Apartments Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 4/30/2018	Underwritten	Underwritten $ per Unit
Base Rent	$3,774,322	$3,882,811	$3,879,634	$3,942,480	$4,024,412	$12,307
Gross Up Vacancy	399,844	257,593	225,321	176,390	85,044	260
Gross Potential Rent	$4,174,166	$4,140,403	$4,104,956	$4,118,871	$4,109,456	$12,567
Vacancy, Credit Loss & Concessions	(513,178)	(381,030)	(352,925)	(276,193)	(297,126)	(909)
Total Rent Revenue	$3,660,988	$3,759,373	$3,752,031	$3,842,678	$3,812,330	$11,659
Other Revenue (2)	509,942	484,295	454,066	524,555	524,555	1,604
Effective Gross Income	$4,170,930	$4,243,668	$4,206,097	$4,367,233	$4,336,885	$13,263

Total Operating Expenses	$1,574,821	$1,466,350	$1,449,470	$1,477,351	$1,489,979	$4,557

Net Operating Income	$2,596,109	$2,777,317	$2,756,627	$2,889,883	$2,846,906	$8,706
Replacement Reserves	0	0	0	0	81,750	250
Net Cash Flow	$2,596,109	$2,777,317	$2,756,627	$2,889,883	$2,765,156	$8,456

Occupancy	91.9%	94.8%	94.8%	97.9%	92.8% (3)
NOI Debt Yield	8.1%	8.7%	8.6%	9.0%	8.9%
NCF DSCR	1.26x	1.35x	1.34x	1.40x	1.34x

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes application fees, admin/amenity fee, cable revenue, laundry income, termination fees, all inclusive premiums, corporate premiums, pet fees, month to month fees, late fees, etc.

(3)	Represents the underwritten economic vacancy of 7.2%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: WESTLAKE AT MORGANTON APARTMENTS

■	Appraisal. According to the appraisal, the Westlake at Morganton Apartments Property had an “as-is” appraised value of $45,800,000 as of an effective date of March 27, 2018.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate(1)
Direct Capitalization Approach	$45,800,000	N/A	6.00%

(1)	Source: Appraisal.

■	Environmental Matters. According to a Phase I environmental report, dated April 4, 2018, there are no recommendations for further action at the Westlake at Morganton Apartments Property.

■	Market Overview and Competition. The Westlake at Morganton Apartments Property is located in Fayetteville, North Carolina within the Fayetteville metropolitan statistical area (“Fayetteville MSA”). The Fayetteville MSA economy is driven by Fort Bragg, a major U.S. Army installation. Encompassing more than 160,000 acres (500 square miles) in northwest Fayetteville, Fort Bragg is the nation’s largest army installation, home to the U.S. Army’s 82nd Airborne Division, Special Operation Command, Forces Command, and Reserve Command. Fort Bragg employs approximately 15,500 civilians, has an annual payroll of $3.5 billion, and an annual economic impact estimated at $13 billion. There are 48,000 active duty, 12,500 reserve and temporary duty members, and 99,000 military retirees residing in the surrounding area, plus 63,000 family members. The Fayetteville area has a large and growing defense industry and was ranked in the top 5 defense industry development areas in the United States for 2010. Eight of the top 10 American defense contractors are located in the area, including Lockheed Martin, Boeing, Northrop Grumman, General Dynamics, and L-3 Communications. Other major employers include Cape Fear Valley Health System, Cumberland County Board of Education, Wal-Mart Associates Inc., and Cumberland County Government. As of November 2017, the Fayetteville MSA unemployment rate was 5.7%, in comparison to the state and national unemployment rates of 4.5% and 4.1%, respectively.

Access to the region is provided by major thoroughfares which include Martin Luther King Jr. Freeway, Interstate 95, Interstate 95 Business, Interstate 295 (partially completed), and State Highway 24. The neighborhood is comprised of a mix of residential and commercial development. The major thoroughfares are generally lined with retail, office, and other commercial uses. The major super regional mall in the area is Cross Creek Mall which is anchored by Belk, JCPenney, Macy’s, and Sears and include over 150 specialty retailers. The mall is located in the main commercial artery at the intersection of Morganton Road and Skibo Road, All-American Expressway and between Interstate 95 and Fort Bragg with numerous big boxes in close proximity which include Sam’s Club, Walmart Supercenter, Lowe’s Home Improvement, Target, Barnes and Nobles, The Home Depot, Best Buy, and AMC Market Fair 15. The 2018 estimated population within a one-, three- and five-mile radius of the Westlake at Morganton Apartments Property is 8,612, 63,922, and 147,431, respectively, with an average household income within a one-, three- and five-mile radius of the Westlake at Morganton Apartments Property is approximately $56,747, $56,297, and $57,597, respectively. According to a third party market research report the Westlake at Morganton Apartments Property is located within the Fayetteville multifamily market which reported a vacancy rate of 6.8% and an average rental rate of $777 per unit as of fourth quarter 2017.

The following table presents certain information relating to the primary competition for the Westlake at Morganton Apartments Property:

Competitive Set(1)

	Westlake at Morganton	Independence Place	Plantation at Fayetteville	Addison Ridge I	Preserve at Grand Oaks	Jamestown Commons
Location	Fayetteville	Fayetteville	Fayetteville	Fayetteville	Fayetteville	Fayetteville
Year Built	2007-2009	2011	2013	2014	2003	2007
Occupancy	97.9%(2)	94.0%	95.0%	96.0%	97.0%	98.0%
No. of Units	327	320	360	211	315	216
Avg. Quoted Rents $/SF	$0.81 - $1.16	$0.74 - $1.24	$0.80 - $0.94	$1.02 - $1.13	$0.73 - $1.10	$0.80 - $1.09
Distance	-	2.1 miles	2.4 miles	2.5 miles	1.6 miles	3.1 miles

(1)	Source: Appraisal.

(2)	Occupancy as of April 30, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: WESTLAKE AT MORGANTON APARTMENTS

■	The Borrower. The borrower is Westlake at Morganton SPE, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westlake at Morganton Apartments Loan. The non-recourse carve-out guarantor is Charles F. Weber.

■	Escrows. On the origination date of the Westlake at Morganton Apartments Loan, the borrower funded escrow reserves of $194,460 for real estate taxes and $49,171 for insurance.

On each due date, the borrower is required to fund the following reserves with respect to the Westlake at Morganton Apartments Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in an amount equal to $6,813.

■	Lockbox and Cash Management. The Westlake at Morganton Apartments Loan requires a springing lockbox, and a springing cash management, each of which will be established upon written notification from the lender to the lockbox bank that a Cash Management Trigger Event (as defined below) has occurred. Upon the occurrence of a Cash Management Trigger Event, the Westlake at Morganton Apartments Loan documents require the borrower to set up a lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by the Westlake at Morganton Apartments Property within two business days of receipt. During the continuation a Cash Management Trigger Event, the funds on deposit in the lockbox account are required to be transferred the next business day to the cash management account to be applied in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) monthly debt service payment; (iv) fees and expenses in accordance with the cash management agreement; (v) monthly replacement reserves; (vi) funds sufficient to pay any interest accruing at the default rate with respect to any event of default that has occurred; (vii) funds sufficient to pay the operating expenses set forth in the annual operating budget; (viii) funds sufficient to pay for extraordinary or other operating expenses not included in the approved annual budget if any, to a borrower-controlled account; and (ix) if a Cash Sweep Event (as defined below) is (x) not in effect, all excess cash flow will be returned to a borrower control account; or (y) in effect, all excess cash flow will be deposited in a lender controlled sub account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default; (ii) the borrower’s second late debt service payment within a consecutive twelve month period; (iii) any bankruptcy action of the borrower, guarantor or the property manager; or (iv) a Cash Management DSCR Trigger Event (as defined below).

A “Cash Management DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.05x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.05x for two consecutive quarters.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the manager; or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 30 days of such filing, among other conditions, for the borrower or the guarantor, or within 120 days for the property manager, and in regard to clause (iii) above, Cash Sweep DSCR Trigger Event has terminated.

A “Cash Sweep DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.05x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.05x for two consecutive quarters.

■	Property Management. The Westlake at Morganton Apartments Property is currently managed by Morganton Management and Development, L.L.C., an affiliate of the borrower, pursuant to a management agreement. The Westlake at Morganton Apartments Loan documents provide that lender consent is required for the borrower to terminate the property manager or consent to the assignment of the property manager’s rights under the management agreement; provided that borrower may, without lender’s consent, replace the property manager with a Qualified Manager (as defined in the Westlake at Morganton Apartments Loan documents).

■	Current Mezzanine or Subordinate Indebtedness. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: WESTLAKE AT MORGANTON APARTMENTS

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Westlake at Morganton Apartments Property, plus 18 months of business interruption coverage as calculated under the Westlake at Morganton Apartments Loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from the Westlake at Morganton Apartments Property (on an actual loss sustained basis) for a period continuing until the restoration of the Westlake at Morganton Apartments Property is completed and containing an extended period endorsement which provides for up to 6 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Balance	$25,000,000
Property Type(1)	Mixed Use	Cut-off Date Balance per SF(1)	$376.53
Size (SF)(1)	66,395	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 11/1/2017(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2017(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2011 / NAP	Mortgage Rate	4.86000%
Appraised Value	$42,700,000	Original Term to Maturity (Months)	120
Appraisal Date	12/27/2017	Original Amortization Term (Months)	NAP
Borrower Sponsor	Nicholas Cammarato	Original Interest Only Period (Months)	120
Property Management	Self Managed	First Payment Date	5/6/2018
Maturity Date	4/6/2028

Underwritten Revenues	$1,997,842
Underwritten Expenses	$214,426	Escrows(2)
Underwritten Net Operating Income (NOI)	$1,783,417	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,712,987	Taxes	$41,213	$10,303
Cut-off Date LTV Ratio	58.5%	Insurance	$0	$0
Maturity Date LTV Ratio	58.5%	Replacement Reserve	$0	$882
DSCR Based on Underwritten NOI / NCF	1.45x / 1.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.1% / 6.9%	Other(3)	$145,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	97.5%	Loan Payoff	$25,130,234	98.0%
New Cash Contribution	642,824	2.5	Closing Costs	326,377	1.3
Upfront Reserves	186,213	0.7

Total Sources	$25,642,824	100.0%	Total Uses	$25,642,824	100.0%

(1)	The 236 Atlantic Avenue Property is a mixed use building consisting of 20,395 SF of ground floor retail with a 46,000 SF, 130-stall subterranean parking garage. Size (SF), Total Occupancy, Owned Occupancy and Cut-off Date Balance per SF includes the 46,000 SF attributable to the parking garage portion of the property.

(2)	See “—Escrows” below.

(3)	Other Upfront reserves consist of $145,000 for an Alliance Parking Reserve representing approximately three months of UW Base Rent under the Alliance Parking Garage lease, which is eligible for disbursement to the borrower sponsor upon satisfaction of certain conditions in the related mortgage loan documents.

■	The Mortgage Loan. The mortgage loan (the “236 Atlantic Avenue Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed use building, which consists of a 130-stall parking garage and ground floor retail space, located in Brooklyn, New York (the “236 Atlantic Avenue Property”). The 236 Atlantic Avenue Loan has an outstanding principal balance as of the Cut-off Date of $25,000,000 and represents approximately 3.7% of the Initial Pool Balance. The 236 Atlantic Avenue Loan accrues interest at an interest rate of 4.86000% per annum. The proceeds of the 236 Atlantic Avenue Loan were primarily used to refinance a previous loan secured by the 236 Atlantic Avenue Property, pay closing costs and fund upfront reserves. The 236 Atlantic Avenue Loan was originated on April 5, 2018.

The 236 Atlantic Avenue Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 236 Atlantic Avenue Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in April 2028. Provided that no event of default has occurred and is continuing under the 236 Atlantic Avenue Loan documents, at any time after the second anniversary of the securitization closing date, the 236 Atlantic Avenue Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under the 236 Atlantic Avenue Loan documents. Voluntary prepayment of the 236 Atlantic Avenue Loan is permitted (in whole, but not in part) without penalty on or after the due date in January 2028.

■	The Mortgaged Property. The 236 Atlantic Avenue Property, built in 2011, is a 66,395 SF, five-story mixed use building consisting of a 130-stall parking garage with 20,395 SF of ground floor retail space located on the southwest corner of Atlantic Avenue and Boerum Place in the Boerum Hill neighborhood of Brooklyn, New York. The parking garage component (approximately 29.0% of the underwritten base rent), which utilizes an entrance on Boerum Place, covers two stories of subterranean space at the 236 Atlantic Avenue Property and is currently leased to Alliance Parking Garage through June 2030. A portion of the sub-cellar, the cellar, the first floor and all of the space on floors two through five, do not serve as collateral for the 236 Atlantic Avenue Loan, and consist of 42 residential condominium units and appurtenant improvements that were developed by the borrower sponsor and subsequently sold upon completion (the “Condominium”). The 236 Atlantic Avenue Property and the condominium are individual and separately assessed lots and tax parcels. The 236 Atlantic Avenue Property is subject to a recorded declaration of easements, use and maintenance agreement (the “Declaration”). The Declaration was entered into to establish

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

the rights and obligations of the owner of the 236 Atlantic Avenue Property and the Condominium relative to the building in which both the 236 Atlantic Avenue Property and the Condominium are located.

The ground floor retail space is currently 100.0% occupied by PetSmart, Inc. (“PetSmart”) (15,395 SF) through January 2022 and PM Pediatrics (5,000 SF) through August 2023. PetSmart was founded in 1986, is based in Phoenix, Arizona, and is engaged in the sale of specialty animal products and services, as well as offering a wide selection of animals for sale and adoption. PetSmart currently employs approximately 55,000 associates and operates more than 1,500 pet stores in the United States, Canada and Puerto Rico, as well as more than 200 in-store “PetsHotel” dog and cat boarding facilities. The PetSmart space located at the 236 Atlantic Avenue Property features an on-site animal hospital with veterinary care. The other retail tenant at the 236 Atlantic Avenue Property is PM Pediatrics, a privately owned company founded in 2005 that provides pediatric urgent care across locations in New York and New Jersey and is staffed by pediatric emergency physicians and board-certified pediatricians. PM Pediatrics operates 16 specialized urgent care centers in New Jersey and New York, many of which are located within close proximity to Manhattan, New York. PM Pediatrics has had more than 500,000 visits from patients hailing from over 1,000 towns across almost every state in the United States since inception.

The lease with Alliance Parking Garage was executed in 2008, prior to the construction of the parking garage, and the rent schedule was based on a delivery of 200 usable public parking spaces. The 236 Atlantic Avenue Property is licensed for 130 parking spaces. The lease included a rent adjustment in the event that the number of spaces differed from the 200 parking spaces anticipated to be delivered. Additionally, the lease provided the tenant with a termination option in the event the number of spaces is less than 150. The lease commenced on July 1, 2010 and the tenant paid rent based on 200 spaces through 2015. In 2015, the tenant approached the landlord seeking rent relief and they reached an agreement to modify the rent schedule. Although the lease was not amended in writing, the tenant and landlord orally agreed to a lower rent of $577,500 (whereas the rent payable under the terms of the lease is $742,500), and such reduced rent was to be memorialized in an estoppel/lease amendment to be executed by the tenant and the borrower. The 236 Atlantic Avenue Loan documents include a reserve of three month’s rent which can only be released to the borrower upon the delivery of an acceptable lease amendment or satisfactory re-tenanting of the space (See “—Lockbox and Cash Management” below). An unexecuted estoppel/lease amendment was delivered with respect to the leased premises at origination of the 236 Atlantic Avenue Loan showing that the rent payable under the lease is $577,500; however, such estoppel/lease amendment indicated that tenant had assigned the lease to another parking company, Select Parking, which currently occupies the leased premises, and the related borrower was unwilling to countersign the estoppel/lease amendment at origination of the 236 Atlantic Avenue Loan. The lender was provided with bank statements confirming that Select Parking has been paying rent in monthly installments to the borrower at the reduced monthly rental amount of $48,125 ($577,500 annually).

The 236 Atlantic Avenue Property is situated within the Atlantic Avenue Business Improvement District, which was established to improve conditions for local businesses, attract and retain businesses, and generate jobs and improve quality of life for those who use the district. The 236 Atlantic Avenue Property is currently in year seven of a 25-year Industrial and Commercial Incentive Program (“ICIP”) tax abatement. Real estate taxes are fully abated through the 2026/2027 tax year, at which point the exemption phases out in 10.0% increments on an annual basis.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the 236 Atlantic Avenue Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
PetSmart	NR / Caa1 / CCC+	15,395	23.2%	$1,034,544	52.0%	$67.20	1/31/2022	3, 5-year options
Alliance Parking Garage	NR / NR / NR	46,000	69.3	577,500	29.0	12.55	6/30/2030	NAP
PM Pediatrics	NR / NR / NR	5,000	7.5	378,780	19.0	75.76	8/31/2023	3, 5-year options
Largest Owned Tenants		66,395	100.0%	$1,990,824	100.0%	$29.98
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		66,395	100.0%	$1,990,824	100.0%	$29.98

(1)	Based on the underwritten rent roll dated November 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	The Wtd. Avg. UW Base Rent $ per SF for the 20,395 SF of retail space at the 236 Atlantic Avenue Property is $69.30. The weighted average gross rent for the 20,395 SF of retail space is $73.59.

The following table presents certain information relating to the lease rollover schedule at the 236 Atlantic Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2018 & MTM	0	0.0	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	15,395	23.2	23.2%	1,034,544	52.0	$67.20	1
2023	5,000	7.5	30.7%	378,780	19.0	$75.76	1
2024	0	0.0	30.7%	0	0.0	$0.00	0
2025	0	0.0	30.7%	0	0.0	$0.00	0
2026	0	0.0	30.7%	0	0.0	$0.00	0
2027	0	0.0	30.7%	0	0.0	$0.00	0
2028	0	0.0	30.7%	0	0.0	$0.00	0
2029 & Beyond	46,000	69.3	100.0%	577,500	29.0	$12.55	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	66,395	100.0%		$1,990,824	100.0%	$29.98	3

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The Wtd. Avg. UW Base Rent $ per SF for the 20,395 SF of retail space at the 236 Atlantic Avenue Property is $69.30. The weighted average gross rent for the 20,395 SF of retail space is $73.59.

The following table presents certain information relating to historical leasing at the 236 Atlantic Avenue Property:

Historical Leased %(1)

	2015	2016	2017
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 236 Atlantic Avenue Property:

Cash Flow Analysis(1)

	2015	2016	2017	Underwritten	Underwritten $ per SF
Base Rent	$1,962,934	$1,855,200	$1,990,824	$1,990,824	$29.98
Reimbursements	100,045	85,364	101,266	112,168	1.69
Vacancy & Credit Loss	0	0	0	(105,150)	(1.58)
Effective Gross Income	$2,062,979	$1,940,564	$2,092,090	$1,997,842	$30.09

Real Estate Taxes	$116,331	$99,260	$117,751	$123,107	$1.85
Insurance	24,258	29,159	25,480	24,744	0.37
General & Administrative	0	0	0	6,640	0.10
Management Fee	61,889	58,217	62,763	59,935	0.90
Total Operating Expenses	$202,478	$186,636	$205,994	$214,426	$3.23

Net Operating Income	$1,860,501	$1,753,928	$1,886,096	$1,783,417	$26.86
TI/LC	0	0	0	59,851	0.90
Capital Expenditures	0	0	0	10,579	0.16
Net Cash Flow	$1,860,501	$1,753,928	$1,886,096	$1,712,987	$25.80

Occupancy	100.0%	100.0%	100.0%	95.0%(2)
NOI Debt Yield	7.4%	7.0%	7.5%	7.1%
NCF DSCR	1.51x	1.42x	1.53x	1.39x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents an underwritten economic vacancy of 5.0%.

■	Appraisal. According to the appraisal, the 236 Atlantic Avenue Property had an “as-is” appraised value of $42,700,000 as of December 27, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$41,100,000	N/A	4.50%
Discounted Cash Flow Approach	$42,700,000	6.00%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated January 3, 2018, there was no evidence of any recognized environmental conditions or recommendations for further action at the 236 Atlantic Avenue Property.

■	Market Overview and Competition. The 236 Atlantic Avenue Property is located in the Boerum Hill neighborhood of Brooklyn, New York, within Kings County. The Boerum Hill neighborhood is characterized by a mix of residential and commercial development and is positioned between downtown Brooklyn and the residential neighborhoods of Carroll Gardens and Cobble Hill to the south. The 236 Atlantic Avenue Property is highly accessible from both midtown and downtown Manhattan via subway and by vehicle. The A, C, F and R trains are located less than four blocks northeast of the 236 Atlantic Avenue Property at the Jay Street/Borough Hall subway station, and the 2, 3, 4 and 5 trains are accessible at the Hoyt Street/Fulton Mall subway station, which is located five blocks northeast of the 236 Atlantic Avenue Property. The 236 Atlantic Avenue Property is also highly accessible by vehicle via the Brooklyn Bridge and Manhattan Bridge utilizing the Brooklyn Queens Expressway. The Fulton Street Mall, which spans Fulton Street from Boerum Place to Flatbush Avenue, is approximately four blocks north of the 236 Atlantic Avenue Property and is one of the most popular shopping districts in the New York City metropolitan area, attracting approximately 100,000 shoppers per day. The 236 Atlantic Avenue Property is also located approximately one mile away from both the Barclays Center and the Brooklyn Music School. According to the appraisal, notable employers in the New York area include the City of New York, New York City Department of Education, United States Government, State of New York, and Metropolitan Transportation Authority.

According to a third party report, the 2017 population within a one-, three- and five-mile radius of the 236 Atlantic Avenue Property was 112,957, 947,839 and 2,590,693, respectively. The 2017 average household income within a one-, three- and five-mile radius of the 236 Atlantic Avenue Property was $153,985, $115,181 and $111,683,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

respectively. The five-year projected population growth within a one-, three- and five-mile radius of the 236 Atlantic Avenue Property is 5.99%, 5.82% and 5.85%, respectively.

According to the appraisal, the 236 Atlantic Avenue Property is located within the North Brooklyn retail submarket. As of the third quarter of 2017, the submarket reported total inventory of approximately 45.3 million SF with a 3.4% vacancy rate. As of the quarter to date (December 27, 2017), the appraiser concluded to a retail market rent for the North Brooklyn submarket of $51.42 per SF. The broader Kings County retail market, as of the third quarter of 2017, reported total inventory of approximately 92.1 million SF with a 3.0% vacancy rate. As of the quarter to date (December 27, 2017), the appraiser concluded to a retail market rent for the Kings County retail market of $47.16 per SF. According to the appraisal, ground floor retail lease comparables presented base rents ranging from $70.00 to $160.00 per SF on leases signed in 2015 and 2016 (see “Retail Lease Comparables” chart below). The appraiser concluded to a gross market rent of $85.00 per SF for the 15,395 SF of space currently occupied by PetSmart (underwritten gross rent of $72.24 per SF) and gross market rent of $90.00 per SF for the 5,000 SF of space currently occupied by PM Pediatrics (underwritten gross rent of $77.75 per SF).

The following table presents certain information relating to the primary competition for the 236 Atlantic Avenue Property:

Retail Lease Comparables(1)

Address	Tenant Name	Lease Start Date	Lease Term (Years)	Lease Area (SF)	Floor	Base Rent Per SF	Expense Basis
222 Smith Street	Angry Wade’s	Dec-16	10	1,500	Grade	$150.00	Taxes over BY
165 Smith Street	Smith & Wycoff Streets	Nov-16	10	1,200	Grade	$160.00	Gross
66 Boerum Place	Sleep Number	Dec-15	10	2,295	Grade	$125.00	Taxes over BY
	Harmon Stores	Jan-15	10	6,000	Grade	$91.50	Taxes over BY
252 Atlantic Avenue	Michael’s	Dec-15 (Est.)	15	10,540	Grade	$70.00	Taxes over BY
				15,867	2nd. Fl.	$39.94	Taxes over BY
				26,407	Total	$51.94	Taxes over BY
395 Atlantic Avenue	Honey Baked Ham	Dec-15	5	1,444	Grade	$125.00	Gross
300 Schermerhorn Street	Brasserie Seoul	Sep-15	6	3,600	Grade	$125.00	Gross
290 Atlantic Avenue	TD Bank	Aug-15	10	5,000	Grade	$150.00	Gross
	Blink Fitness	4Q 2015	10	15,000	Grade	$80.00	Gross
198 Livingston Street	Century Medical and Dental Center	4Q 2016	15	5,489	Grade	$87.00	Gross

(1)	Source: Appraisal.

■	The Borrower. The borrowing entity for the 236 Atlantic Avenue Loan is Boerum Commercial LLC, a New York limited liability company and special purpose entity. Boerum Commercial LLC is 99.0% owned by Nicholas Cammarato, the borrower sponsor for the 236 Atlantic Avenue Loan, and 1.0% owned by Boerum Commercial MM LLC, a Delaware limited liability company and the managing member of Boerum Commercial LLC. Boerum Commercial MM LLC is 100% owned by Nicholas Cammarato. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 236 Atlantic Avenue Loan.

Nicholas Cammarato, a Brooklyn-focused real estate developer, has developed 36 properties since 1985, most of which are concentrated in the Brooklyn market. Of the properties that he has developed, 29 are multifamily properties with sizes ranging from 6 to 48 units and the remaining 7 properties consist of mixed use properties with multifamily units and commercial space ranging from 10,000 to 20,000 SF.

■	Escrows. On the origination date of the 236 Atlantic Avenue Loan, the borrower funded reserves of (i) $41,213 for tax reserves and (ii) $145,000 for an Alliance Parking Reserve, representing three months of underwritten base rent pursuant to the Alliance Parking Garage lease.

The borrower is required to deposit on each monthly payment date an amount equal to (i) $10,303 for tax reserves and (ii) $882 for replacement reserves.

During a 236 Atlantic Avenue Trigger Period (as defined below), the borrower will be required to fund on each monthly payment date at the option of the lender, one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

■	Lockbox and Cash Management. The 236 Atlantic Avenue Loan is structured with a springing lockbox and springing cash management. During the continuance of a 236 Atlantic Avenue Trigger Period, the borrower is required under the 236 Atlantic Avenue Loan documents to send tenant direction letters to all tenants of the 236 Atlantic Avenue Property instructing them to deposit all rents and other payments into the lockbox account controlled by the lender, and any funds received by the borrower or the property manager are required to be immediately deposited in the lockbox account. During a 236 Atlantic Avenue Trigger Period, all funds in the lockbox account are required to be transferred on a daily basis into a cash management account established for the sole and exclusive benefit of the lender, and applied to all required payments and reserves as set forth in the 236 Atlantic Avenue Loan documents. Provided that no 236 Atlantic Avenue Trigger Period is continuing, excess cash in the cash management account is required to be disbursed to the borrower in accordance with the 236 Atlantic Avenue Loan documents. Upon the occurrence of an event of default under the 236 Atlantic Avenue Loan documents, funds may be applied in such order of priority as the lender may determine.

A “236 Atlantic Avenue Trigger Period” will commence upon the earlier to occur of (i) an event of default, (ii) the debt yield, as of any calculation date, falling below 6.0%, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and will end upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the date on which the debt yield is equal to or greater than 6.0% for two consecutive calendar quarters and (c) with respect to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means the period commencing upon the first to occur of any of the following: (i) a Specified Tenant (as defined below) being in default under its applicable lease beyond any applicable notice and/or cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (as defined below), failing to be open for business and/or “going dark”, (iii) a Specified Tenant giving notice that it is terminating its lease for all or a portion of the Specified Tenant Space, (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the date which is twelve (12) months prior to the expiration of the applicable term of the applicable Specified Tenant Lease for a term of five (5) years. With respect to Alliance Parking Garage only, a Specified Tenant Trigger Period on account of clause (i) above and the portion of clause (ii) above which relates to the failure of Alliance Parking Garage to be in actual physical possession of its Specified Tenant Space shall not be deemed to have occurred so long as the borrower has on deposit with the lender a sum equal to the amount which is the underwritten rent payable by Alliance Parking Garage for the next succeeding three month period (the “Alliance Parking Reserve”). At closing, $145,000 was deposited into the Alliance Parking Reserve (subject to adjustment as provided for herein). Release of the Alliance Parking Reserve is conditioned, among other things, upon the borrower entering into a new lease with Alliance Parking Garage or otherwise reletting all of the space encumbered by the lease to a new tenant.

A “Specified Tenant” means, as applicable, (i) PetSmart, (ii) Alliance Parking Garage, (iii) PM Pediatrics and (iv) any other lessee(s) of the Specified Tenant Space (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant Lease(s).

A “Specified Tenant Lease” means, collectively and/or individually, each lease at the 236 Atlantic Avenue Property with a Specified Tenant.

A “Specified Tenant Space” means that portion of the 236 Atlantic Avenue Property demised as of the origination of the 236 Atlantic Avenue Loan to the initial Specified Tenant pursuant to the initial Specified Tenant Lease.

■	Property Management. The 236 Atlantic Avenue Property is currently self managed by the related borrower sponsor. In the event that the lender determines that the 236 Atlantic Avenue Property is not being managed in accordance with generally accepted management practices for properties similar to the 236 Atlantic Avenue Property, the lender shall deliver written notice thereof to the borrower, which notice shall specify with particularity the grounds for the lender’s determination. If the lender determines that the conditions specified in the lender’s notice are not remedied to the lender’s satisfaction within thirty (30) days from receipt of such notice or that the borrower has failed to diligently undertake actions to satisfy such conditions within such thirty (30) day period, or if an event of default has occurred and is continuing, the borrower must, at the lender’s direction, engage a professional third party property manager acceptable to the lender and enter into a property management agreement acceptable to the lender with such management company. The amount of any management fee payable to any property manager may not exceed 3% of gross income generated by the 236 Atlantic Avenue Property per year.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: 236 ATLANTIC AVENUE

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 236 Atlantic Avenue Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage (plus up to six months of extended indemnity), with no deductible in excess of $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	Baltimore, Maryland	Cut-off Date Balance	$25,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF	$121.16
Size (SF)(1)(2)	206,335	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 12/31/2017	78.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/31/2017	78.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate	4.84000%
Appraised Value(2)	$79,400,000	Original Term to Maturity (Months)	120
Appraisal Date	11/17/2017	Original Amortization Term (Months)	NAP
Borrower Sponsors(3)	William J. Paterakis and George Philippou	Original Interest Only Period (Months)	120
Property Management	Harbor East Management Group, LLC; Towne Park, Ltd.	First Payment Date	7/6/2018
Maturity Date	6/6/2028
Underwritten Revenues(2)	$8,761,439
Underwritten Expenses(2)	$4,223,027	Escrows(4)
Underwritten Net Operating Income (NOI) (2)	$4,538,413	Upfront	Monthly
Underwritten Net Cash Flow (NCF) (2)	$4,285,016	Taxes	$270,000	$22,500
Cut-off Date LTV Ratio(2)	31.5%	Insurance	$12,856	$6,428
Maturity Date LTV Ratio(2)	31.5%	Replacement Reserve	$0	$4,316
DSCR Based on Underwritten NOI / NCF(2)	3.75x / 3.54x	TI/LC(5)	$0	$17,195
Debt Yield Based on Underwritten NOI / NCF(2)	18.2% / 17.1%	Deferred Maintenance	$5,000	$0
Other(6)	$1,406,677	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	53.1%	Existing Debt	$44,249,732	94.0%
Mezzanine Loan	21,000,000	44.6	Reserves:	1,694,533	3.6
Principal’s New Cash Contribution	1,067,542	2.3	Closing Costs:	1,123,277	2.4
Total Sources	$47,067,542	100.0%	Total Uses	$47,067,542	100.0%

(1)	Size (SF) excludes 26,300 SF associated with the theater parcel.

(2)	The theater is freely releaseable and as such, the value and income from the theater were excluded from the underwriting and appraised value of the 650 South Exeter Street Loan.

(3)	Presidential Investors Limited Partnership LLLP is the non-recourse carveout guarantor. See “—The Borrower” below.

(4)	See “—Escrows” below.

(5)	The TI/LC reserve is subject to a cap of $900,000.

(6)	Other Escrow includes Laureate TI reserve ($1,033,350), Rock Springs Capital TI ($207,488), Rock Springs Capital Free Rent ($73,721) and condominium cost sharing reserve ($92,118).

■	The Mortgage Loan. The mortgage loan (the “650 South Exeter Street Loan”) is a fixed rate loan with an original principal balance of $25,000,000 that is secured by a first priority mortgage encumbering the borrower’s fee simple interest in the 206,335 SF office and garage portion of a 12-story, urban mixed-use building located in Baltimore, Maryland (the “650 South Exeter Street Property”). The 650 South Exeter Street Loan was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) on May 21, 2018 and represents 3.7% of the Initial Pool Balance. The 650 South Exeter Street Loan has an interest rate of 4.84000% per annum. The proceeds of the 650 South Exeter Street Loan, along with a $21,000,000 mezzanine loan (the “650 South Exeter Street Mezzanine Loan”) and approximately $1.1 million of borrower sponsor equity were primarily used to refinance the existing debt on the 650 South Exeter Street Property, fund reserves and pay origination costs.

The 650 South Exeter Street Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 650 South Exeter Street Loan requires monthly payments of interest only for the entire term of the loan. The scheduled maturity date of the 650 South Exeter Street Loan is the due date in June 2028. At any time after the earlier of the second anniversary of the securitization Closing Date and July 6, 2022, the 650 South Exeter Street Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations that are “government securities” permitted under the 650 South Exeter Street Loan documents. Voluntary prepayment of the 650 South Exeter Street Loan is permitted on or after the due date occurring in April 2028 without payment of any prepayment premium.

■	The Mortgaged Property. The 650 South Exeter Street Property consists of 206,335 SF of office space (the “Office Collateral”), and 565 parking spaces (the “Garage Collateral”) in a 769-space parking garage and a 26,300 SF theater (the “Theater Collateral”) that is located in a 12-story, urban mixed use building located in the Harbor East Neighborhood of Baltimore, Maryland. Under the 650 South Exeter Street Loan documents, the Theater Collateral is freely releaseable. See “—Release of Collateral” below.

Constructed in 2007, the 650 South Exeter Street Property collectively comprises the “commercial” condominium unit in a mixed use building that also includes a retail unit (not collateral) and a residential sub-condominium (not collateral) that includes the remaining parking spaces in the garage. The condominium is part of a larger mixed-use project (the “Project”), which also includes a hotel and a separate residential condominium, which Project is subject to a cost sharing agreement governing the obligations of the parties with respect to the common areas of the Project (the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

“Cost Sharing Agreement”). The condominium units largely operate pursuant to the Cost Sharing Agreement rather than the condominium documents. Pursuant to the Cost Sharing Agreement, the owner of the 650 South Exeter Street Property is obligated to maintain the common areas of the Project and pay certain expenses for the Project, subject to reimbursement by the other parcel owners.

The Office Collateral is located on floors 7-12 and the parking garage is located on floors 3-6. The Theater Collateral consists of a separate 7-screen movie theater, which is operated by Landmark Theaters, a theater chain co-owned by Mark Cuban. The 650 South Exeter Street Loan documents permit the free release of the Theater Collateral, subject to certain conditions in the 650 South Exeter Street Loan documents. As such, the SF, value and income from the Theater Collateral were excluded from the underwriting of the 650 South Exeter Street Loan. See “—Release of Collateral” below.

The 650 South Exeter Street Property was 78.1% leased as of December 31, 2017 to five tenants. The 650 South Exeter Street Property has maintained an average occupancy of 94.3% since the completion of construction in 2007.

The largest tenant, Laureate Education Inc. (“Laureate”) (NYSE: LAUR, rated NR/Caa1/B by Fitch/Moody’s/S&P), leases 103,355 SF (50.1% of the net rentable area) and in September 2016, renewed its lease through June 2027. In connection with the early lease renewal, Laureate vacated one floor, reducing the 650 South Exeter Street Property occupancy rate from 99.8% to 78.1%. Laureate has two, five year renewal options and has a one-time right to terminate its lease on June 30, 2022 upon 15 months’ notice. Laureate has been a tenant at the 650 South Exeter Street Property since 2007.

Founded in 1989 and headquartered at the 650 South Exeter Street Property, Laureate is the largest global network of degree-granting higher education institutions, with more than one million students enrolled at over 60 institutions in more than 20 countries, and on more than 200 campuses. As of year-end 2017, Laureate reported revenues of approximately $4.4 billion.

The second largest tenant at the 650 South Exeter Street Property is Morgan Stanley Smith Barney (“Morgan Stanley”) (NYSE: MS, rated A/A3/BBB+ by Fitch/Moody’s/S&P). Morgan Stanley leases 38,637 SF (18.7% of the net rentable area) with a lease expiration of September 2022.

The following table presents certain information relating to the major tenants at the 650 South Exeter Street Property:

Five Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Laureate (6)	NR/Caa1/B	103,335	50.1%	$3,262,028	61.8%	$31.57	6/30/2027(3)	2, 5-year options
Morgan Stanley	A/A3/BBB+	38,637	18.7	$1,314,388	24.9	$34.02	9/30/2022	2, 5-year options
Rock Springs Capital(4)	NR/NR/NR	8,664	4.2	$312,620	5.9	$36.08	10/31/2024	1, 5-year option
Fund Management Services	NR/NR/NR	7,610	3.7	$287,021	5.4	$37.72	4/30/2020	1, 5-year option
Greenhouse Funds	NR/NR/NR	2,846	1.4	$100,040	1.9	$35.15	5/31/2022(5)	1, 5-year option
Five Largest Owned Tenants		161,092	78.1%	$5,276,096	100.0%	$32.75
Remaining Tenants(6)		0	0	0	0	0
Vacant		45,243	21.9%	$0	0.0%	$0.00
Total / Wtd. Avg. All Tenants		206,335	100.0%	$5,276,096	100.0%	$32.75

(1)	Information is based on the underwritten rent roll dated December 31, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Laureate has a one-time option to terminate its lease on June 30, 2022 so long as, among other things, written notice is provided at least 15 months prior to such date and an early termination fee is paid.

(4)	In December 2017, Rock Springs Capital expanded its space. At loan origination, $73,721 was escrowed in connection with free rent associated with the expansion.

(5)	Greenhouse Funds has a one-time option to terminate its lease on March 31, 2020 so long as, among other things, written notice is provided 365 days prior to such date and an early termination fee is paid.

(6)	Remaining Tenants excludes 26,300 SF associated with the Theater Collateral. The Theater Collateral is freely releaseable and as such, the value and income from the Theater Collateral were excluded from the underwriting of the 650 South Exeter Street Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

The following table presents certain information relating to the lease rollover schedule at the 650 South Exeter Street Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	7,610	3.7	3.7%	287,021	5.4	37.72	1
2021	0	0.0	3.7%	0	0.0	0.00	0
2022	41,483	20.1	23.8%	1,414,428	26.8	34.10	2
2023	0	0.0	23.8%	0	0.0	0.00	0
2024	8,664	4.2	28.0%	312,620	5.9	36.08	1
2025	0	0.0	28.0%	0	0.0	0.00	0
2026	0	0.0	28.0%	0	0.0	0.00	0
2027	103,335	50.1	78.1%	3,262,028	61.8	31.57	1
2028 & Thereafter	0	0	78.1%	0	0.0	0.00	0
Vacant	45,243	21.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	206,335	100.0%		$5,276,096	100.0%	$32.75	5

(1)	Calculated based on the approximate square footage occupied by each collateral tenant and based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the above Lease Expiration Schedule.

(3)	Excludes 26,300 SF associated with the Theater Collateral. The Theater Collateral is freely releaseable and as such, the value and income from the Theater Collateral were excluded from the underwriting of the 650 South Exeter Street Loan.

(4)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the 650 South Exeter Street Property:

Historical Leased %(1)

	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017(2)
Owned Space	77.8%	96.7%	97.3%	97.8%	97.8%	97.8%	99.7%	95.2%	99.8%	99.8%	78.1%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The largest tenant, Laureate, leases 103,355 SF (50.1% of the net rentable area) and in September 2016 renewed its lease through June 2027. In connection with the early renewal, Laureate vacated one floor reducing the 650 South Exeter Street Property occupancy rate from 99.8% to 78.1%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 650 South Exeter Street Property:

Cash Flow Analysis(1)

	2014	2015	2016	2017	Underwritten	Underwritten $ per SF
Base Rent(2)	$5,514,778	$5,749,562	$5,975,979	$5,126,988	$5,060,885	$21.75
Contractual Rent Steps(3)	0	0	0	0	215,212	0.93
Gross Up Vacancy	0	0	0	0	1,447,776	6.22
Parking Income	2,201,668	2,176,061	2,205,121	2,269,013	2,269,013	9.75
Total Reimbursement Revenue	1,413,833	1,553,094	1,390,307	1,299,267	1,171,350	5.04
Other Income	47,563	49,295	70,257	44,979	44,979	0.19
Vacancy & Credit Loss(4)	0	0	0	0	(1,447,776)	(6.22)
Effective Gross Income	$9,177,842	$9,528,012	$9,641,664	$8,740,247	$8,761,439	$37.66

Real Estate Taxes(5)	$106,819	$106,461	$106,252	$106,252	$508,547	$2.19
Insurance	33,427	31,289	30,587	31,651	61,555	0.26
Management Fee	299,103	316,296	327,128	294,030	280,864	1.21
Parking Expenses	736,500	657,173	656,247	673,899	703,305	3.02
Other Operating Expenses	2,590,043	2,716,246	2,655,000	2,668,756	2,668,756	11.47
Total Operating Expenses	$3,765,892	$3,827,465	$3,775,214	$3,774,588	$4,223,027	$18.15

Net Operating Income	$5,411,950	$5,700,547	$5,866,450	$4,965,659	$4,538,413	$19.51
TI/LC	0	0	0	0	206,870	0.89
Capital Expenditures	0	0	0	0	46,527	0.20
Net Cash Flow	$5,411,950	$5,700,547	$5,866,450	$4,965,659	$4,285,016	$18.42

Occupancy	95.2%	99.8%	99.8%	78.1%(6)	78.1%(7)
NOI Debt Yield	21.6%	22.8%	23.5%	19.9%	18.2%
NCF DSCR	4.41x	4.71x	4.85x	4.10x	3.54x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Income from the Theater Collateral is excluded from historical cash flows and the underwriting. The 650 South Exeter Street Loan documents permit the release of the Theater Collateral, subject to certain conditions in the 650 South Exeter Street Loan documents.

(3)	Contractual Rent Steps of $215,212 includes $68,451 for rent averaging for Morgan Stanley and $146,762 for contractual rent steps through December 2018 for other tenants.

(4)	Represents an underwritten economic vacancy of 14.2%, which is in-line with actual economic vacancy.

(5)	The 650 South Exeter Street Property operates with a PILOT tax program with the Baltimore County for the office and garage taxes. The agreement commenced on July 1, 2008 and expires on June 30, 2023. Underwritten taxes are based on the average of taxes through the 650 South Exeter Street Loan term.

(6)	Based on the underwritten rent roll dated December 31, 2017.

(7)	Represents physical occupancy.

■	Appraisal. According to the appraisal, the 650 South Exeter Street Property had an “as-is” appraised value of $79,400,000 as of November 17, 2017. The appraised value excludes the value from the Theater Collateral, which is freely releaseable.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Income Capitalization Approach	$79,400,000	N/A	6.75%

■	Environmental Matters. Based on the Phase I environmental report dated December 7, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 650 South Exeter Street Property.

■	Market Overview and Competition. The 650 South Exeter Street Property is located at the intersection of Fleet Street and South Exeter Street, approximately one block from the water in the Harbor East section of downtown Baltimore. Harbor East occupies about 70 acres of downtown waterfront and is a residential and commercial waterfront community along the east side of the Inner Harbor. Major nearby arteries include the Baltimore-Washington Parkway (I-295), Interstate 95, Pulaski Highway (MD Route 40) and Jones Falls Expressway (I-83). According to the appraisal, the 2017 estimated population and estimated average household income within a one-mile radius of the 650 South Exeter Street Property was 36,199 and $98,993, respectively.

The appraisal identified the 650 South Exeter Street Property as being located within the Baltimore City East submarket. According to the appraisal as of the third quarter of 2017, the Baltimore City East submarket exhibited an office vacancy rate of 4.8% and an average asking gross rent of $28.03 per SF for Class A office space. From 2013 to the third quarter of 2017, the Baltimore City East submarket has averaged a 5.3% vacancy rate. The average in-place office gross rent at the 650 South Exeter Street Property is $31.42 per SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

The appraiser identified 11 comparable leases that had rents ranging between $28.75 and $43.25 per SF. Based on the comparable leases, the appraiser concluded a market rent of $32.00 per SF, which is in-line with the average in-place office gross rent at the 650 South Exeter Street Property of $31.42 per SF.

The following table presents certain information relating to comparable leases at the 650 South Exeter Street Property:

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA	Lease Term (years)	Base Rent per SF
650 South Exeter Street (Subject)	Baltimore, MD	-	-	-	-	$31.42(2)
100 East Pratt Street	Baltimore, MD	Merrill Lynch	Dec-17	31,942	5.0	$35.50
100 East Pratt Street	Baltimore, MD	PWC	May-17	36,835	12.0	$35.00
100 East Pratt Street	Baltimore, MD	Zuckerman Spaeder	Oct-15	9,915	7.0	$33.33
100 East Pratt Street	Baltimore, MD	IBM	Sep-15	3,666	5.0	$32.00
500 East Pratt Street	Baltimore, MD	Aon Corporation	Apr-17	31,692	5.3	$30.50
500 East Pratt Street	Baltimore, MD	McGuire Woods	Mar-17	24,364	10.3	$32.50
500 East Pratt Street	Baltimore, MD	Cohn Reznick	May-16	63,894	10.7	$29.25
500 East Pratt Street	Baltimore, MD	JLL	Apr-16	11,412	7.3	$31.00
Harbor Point – Exelon Tower	Baltimore, MD	Exelon	Dec-16	443,820	20.0	$43.25
Transamerica Tower	Baltimore, MD	RBC	Jun-16	10,936	5.0	$31.75
Canton Crossing	Baltimore, MD	Social Solutions Global	Aug-17	10,984	5.4	$28.75

(1)	Source: Appraisal.

(2)	Based on borrower rent roll dated December 31, 2017.

■	The Borrower. The borrower is Harbor East Parcel B-Commercial Owner, LLC, a single purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 South Exeter Street Loan. The non-recourse carveout guarantor for the 650 South Exeter Street Loan is Presidential Investors Limited Partnership LLLP, a Maryland limited liability limited partnership (“PILP”). PILP indirectly owns 100% of the membership interest in the borrower. The borrower sponsors of the 650 South Exeter Street Loan are William J. Paterakis and George Philippou, both of whom are executives in H&S Properties Development Corporation (“H&S Development”). H&S Development is the general partner of PILP.

Founded in 1994, H&S Development has completed over 2.0 million SF of development within the Baltimore area. Notable projects include the Legg Mason Tower, the Four Seasons Hotel Baltimore and the Thames Street Wharf office building for Morgan Stanley.

■	Escrows. On the origination date of the 650 South Exeter Street Loan, the borrower funded aggregate reserves of $1,694,533 consisting of (i) $270,000 for real estate taxes, (ii) $12,856 for insurance premiums, (iii) $5,000 for deferred maintenance, (iv) $1,033,350 for owed tenant improvements to Laureate, (v) $207,488 for owed tenant improvements to Rock Springs Capital, (vi) $73,721 for free rent associated with Rock Springs Capital and (vii) $92,118 for a cost sharing reserve that represents approximately three months of condominium shared costs.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $22,500, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, initially estimated to be $6,428, (iii) a replacement reserve in the amount of $4,316 and (iv) a TI/LC reserve in the amount of $17,195, subject to a cap of $900,000.

■	Lockbox and Cash Management. The 650 South Exeter Street Loan documents require a hard lockbox with in-place cash management. The 650 South Exeter Street Loan documents require tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the 650 South Exeter Street Property be deposited into such lockbox account within one business day. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account on each business day and applied to all required payments and reserves as set forth in the 650 South Exeter Street Loan documents. Provided no Lease Trigger Period or Cash Trap Period is continuing, excess cash in the clearing account is required to be disbursed to the borrower in accordance with the 650 South Exeter Street Loan documents. During a Lease Trigger Period or Cash Trap Period, excess cash will be retained by the lender.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

A “Cash Trap Period” will commence upon the occurrence of (i) an event of default, (ii) the occurrence of any bankruptcy action of the borrower, principal, guarantor or manager or (iii) the debt service coverage ratio based on the aggregate debt service of the 650 South Exeter Street Loan and 650 South Exeter Street Mezzanine Loan (the “Combined Debt Service Coverage Ratio”), after the end of any calendar quarter, is less than 1.05x and will end upon (a) with respect to clause (i) above, the date on which such event of default is cured, (b) with respect to clause (ii) above, with respect to any bankruptcy action of the manager, the date upon which the manager is replaced with a qualified manager or (c) with respect to clause (iii) above, the date upon which the Combined Debt Service Coverage Ratio has been at least 1.10x for two consecutive calendar quarters.

A “Lease Trigger Period” will commence upon the occurrence of (i) (1) with respect to Morgan Stanley, the date that is eleven calendar months prior to each expiration date under the Morgan Stanley lease and (2) with respect to Laureate or any other replacement tenant under the Laureate lease or Morgan Stanley lease (a “Occupancy Reserve Tenant”), the date that is the earlier of (A) twelve calendar months prior to each expiration date under such tenant’s lease, or (B) the date upon which such tenant is required to notify the landlord of its intent to either renew or terminate such lease, (ii) with respect to any Occupancy Reserve Tenant, (A) such tenant is no longer continuously operating in at least a material portion of its premises, (B) such tenant, or the guarantor of such tenant’s obligations under such tenant’s lease, is the subject of a bankruptcy action, (C) such tenant gives notice of its intent to terminate its lease or (D) such tenant’s lease terminates or expires, (iii) with respect to Laureate, (A) such tenant gives notice of its intent to sublease, unless each sublease is approved by the lender in accordance with the terms of the 650 South Exeter Street Loan documents and/or (B) any Laureate Downgrade Period has occurred.

A “Laureate Downgrade Period” will commence upon the occurrence of one or more of the following events: (i) Moody’s issues Laureate a rating below B3, (ii) S&P issues Laureate a rating below B-, (iii) if neither Moody’s nor S&P issue Laureate a rating below the ratings specified in (i) and (ii) above, but any other rating agency acceptable to lender issues Laureate a rating below the equivalent ratings specified in clauses (i) and (ii) or (iv) Laureate is no longer rated by any rating agency acceptable to lender.

■	Property Management. The 650 South Exeter Street Property is currently managed by (i) with respect to the office space, Harbor East Management Group, LLC, an affiliate of the borrower and (ii) with respect to the garage parking, Towne Park, Ltd. Pursuant to the 650 South Exeter Street Loan documents, the borrower is required, upon request of lender, to replace one or both of the property managers, as applicable, in the event (i) the combined (based on the 650 South Exeter Street Loan and the 650 South Exeter Street Mezzanine Loan) debt service coverage ratio is less than 1.00x, (ii) an event of default has occurred and is continuing under the 650 South Exeter Street Loan documents, (iii) the applicable manager is subject of a bankruptcy action or becomes insolvent, (iv) a default by the applicable property manager is continuing under the applicable management agreement beyond all notice and cure periods or (v) 50% or more of the direct or indirect ownership interest in the applicable property manager has changed or control of such property manager has change from what it was on the loan origination date.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrent with the funding of the 650 South Exeter Street Loan, CCRE originated the 650 South Exeter Street Mezzanine Loan in the original principal amount of $21,000,000. The 650 South Exeter Street Mezzanine Loan is secured by the membership interests in the borrower under the 650 South Exeter Street Loan. The 650 South Exeter Street Mezzanine Loan is coterminous with the 650 South Exeter Street Loan with a term of 120 months and a scheduled maturity date in June 2028. The 650 South Exeter Street Mezzanine Loan requires monthly payments based on a planned amortization schedule, which results in a mezzanine maturity balance of approximately $684,820. An intercreditor agreement is in place with respect to the 650 South Exeter Street Loan and the 650 South Exeter Street Mezzanine Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 650 SOUTH EXETER STREET

Based on the total combined debt of $46.0 million, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

Financial Information

	650 South Exeter Street Loan	650 South Exeter Street Total Debt
Cut-off Date Balance	$25,000,000	$46,000,000
Cut-off Date LTV Ratio	31.5%	57.9%
Maturity Date LTV Ratio	31.5%	32.3%
DSCR Based on Underwritten NCF	3.54x	1.05x
Debt Yield Based on Underwritten NOI	18.2%	9.9%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the 650 South Exeter Street Loan documents, the borrower may obtain the release of the Theater Collateral provided, among other things, the borrower has (i) revised the condominium documents such that the Theater Collateral is a separate condominium unit, (ii) delivered an acceptable REMIC opinion with respect to the release and (iii) satisfied the applicable REMIC requirements related to the release.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy with no deductible in excess of $25,000 that provides coverage for terrorism in an amount equal to the full replacement cost of the 650 South Exeter Street Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering up to the earlier of (i) the six months following restoration or (ii) the period of time until such income returns to the same level it was prior to the loss, whichever occurs first). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: launch apartments

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: launch apartments

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: launch apartments

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	West Lafayette, Indiana	Cut-off Date Balance		$24,700,000
Property Type(1)	Multifamily	Cut-off Date Balance per Unit		$52,219.87
Size (Units)(1)	473	Percentage of Initial Pool Balance		3.7%
Total Occupancy as of 11/30/2017	99.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/30/2017	99.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1963 / 2015-2017	Mortgage Rate		5.12550%
Appraised Value	$38,900,000	Original Term to Maturity (Months)		120
Appraisal Date	12/18/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Jeffrey L. Kittle	Original Interest Only Period (Months)		24
Property Management	Campus Advantage, Inc.	First Payment Date		3/6/2018
Underwritten Revenues	$4,485,056	Maturity Date		2/6/2028
Underwritten Expenses	$2,238,268	Escrows
Underwritten Net Operating Income (NOI)	$2,246,787		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,128,537	Taxes	$227,334	$56,834
Cut-off Date LTV Ratio	63.5%	Insurance	$101,699	$12,743
Maturity Date LTV Ratio	55.1%	Replacement Reserves	$0	$9,854
DSCR Based on Underwritten NOI / NCF(2)	1.39x / 1.32x	Immediate Repairs Reserve	$199,573	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.6%	Radon Testing Reserve	$75,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,700,000	100.0%	Loan Payoff	$20,255,025	82.0%
			Principal Equity Distribution(3)	3,484,324	14.1
			Reserves	603,606	2.4
			Closing Costs	357,045	1.4
Total Sources	$24,700,000	100.0%	Total Uses	$24,700,000	100.0%

(1)	The collateral consists of a student housing property containing 473 units with a total of 729 beds.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the DSCR based on Underwritten NOI and Underwritten NCF are 1.75x and 1.66x, respectively.
(3)	The borrower sponsor purchased the Launch Apartments Property in October 2013 and subsequently invested $4.2 million through 2015-2017 in capital improvements and increased occupancy at the Launch Apartments Property from 79.9% in 2014 to 99.4% as of November 30, 2017.

■	The Mortgage Loan. The mortgage loan (the “Launch Apartments Loan”) is secured by a first mortgage encumbering the borrowers’ fee simple interest in a multifamily student housing property located in West Lafayette, Indiana (the “Launch Apartments Property”). The Launch Apartments Loan has an outstanding principal balance as of the Cut-off Date of $24,700,000 and represents approximately 3.7% of the Initial Pool Balance. The Launch Apartments Loan was originated by Cantor Commercial Real Estate Lending, L.P. on February 2, 2018. The Launch Apartments Loan has an interest rate of 5.12550% per annum. The borrower utilized the proceeds of the Launch Apartments Loan to refinance the existing debt on the Launch Apartments Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Launch Apartments Loan had an initial term of 120 months and has a remaining term of 116 months. The Launch Apartments Loan requires interest only payments on each due date through and including February 2020, after which it requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in February 2028. The Launch Apartments Loan may be defeased at any time on or after July 6, 2020 and the Launch Apartments Property may be released from the lien of the mortgage by payment of an amount sufficient to purchase direct, non-callable obligations of the United States of America or other obligations which are “government securities” which produce payments at least equal to the payments required under the Launch Apartments Loan (including the unpaid principal balance of the Launch Apartments Loan at the end of the Launch Apartments Loan term). Voluntary prepayment of the Launch Apartments Loan is permitted on or after December 6, 2027 without payment of a penalty.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: launch apartments

■	The Mortgaged Property. The Launch Apartments Property is a multifamily student housing property totaling 473 units (729 beds), located in West Lafayette, Indiana, approximately 0.5 miles from Purdue University. The Launch Apartments Property is situated on a 31.8-acre site and was built in 1963, with recent renovations between 2015 and 2017, totaling approximately $4.2 million (approximately $8,879 per unit). The Launch Apartments Property consists of 17 three-story apartment and two-story townhouse buildings, one two-story clubhouse, and one single story maintenance building.

The Launch Apartments Property features unit types ranging from studio to three bedrooms, with an average unit size of approximately 780 SF. Unit amenities include patios/balconies, full appliance packages, air conditioning, wood flooring and new finishings. Community amenities include a lounge area, a TV room, a business center, a picnic area with barbeque grills, a conference area, tennis courts, a game room, an indoor swimming pool, laundry facilities, a fitness center and a dog park.

As of November 30, 2017, the Launch Apartments Property was 99.4% leased. As of May 14, 2018, the Launch Apartments Property was approximately 81.4% preleased for the Fall 2018 semester. Leases are primarily structured with 12 month terms, and tenants that do not meet income qualifications are required to have a guarantor. All units are rented on a per unit basis.

Historical Leased %(1)(2)

	2014	2015	2016	As of November 30, 2017
Owned Space	79.9%	92.6%	94.0%	99.4%

(1)	The borrower sponsor purchased the Launch Apartments Property in October 2013, and spent $4.2 million to renovate the property between 2015 and 2017.
(2)	Represents occupancy as of December 31 for the indicated year unless otherwise specified.

The following table presents certain information relating to the units and rent at the Launch Apartments Property:

Unit Mix

Unit Type	# of Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Monthly Actual Rent per Unit(1)	Underwritten Monthly Rent(1)	Total Underwritten Annual Rent(1)
Studio / 1 Bath	17	421	$556	$556	$9,457	$113,484
1 Bedroom / 1 Bath	224	685	654	654	146,482	1,757,783
2 Bedroom / 2 Bath	208	877	785	785	163,327	1,959,920
3 Bedroom / 3 Bath	24	1,077	1,070	1,070	25,691	308,293
Total / Wtd. Avg.	473	780	$729	$729	$344,957	$4,139,480

(1)	The Average SF per Unit, Monthly Actual Rent per Unit, Underwritten Monthly Rent, and Total Underwritten Annual Rent are based on the underwritten rent roll as of November 30, 2017. All units are rented on a per unit basis.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: launch apartments

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Launch Apartments Property:

Cash Flow Analysis

	2017	TTM 1/31/18	Underwritten	Underwritten $ per Unit(1)
Base Rent(2)	$4,024,108	$4,044,764	$4,112,603	$8,695
Gross Up Vacancy	0	0	26,877	57
Gross Potential Rent	$4,024,108	$4,044,764	$4,139,480	$8,752
Vacancy, Credit Loss & Concession(3)	(326,388)	(314,552)	(248,369)	(525)
Net Rental Income	$3,697,720	$3,730,212	$3,891,112	$8,226
Other Income(4)	561,479	564,927	593,944	1,256
Effective Gross Income	$4,259,199	$4,295,139	$4,485,056	$9,482

Real Estate Taxes	$695,906	$697,985	$681,057	$1,440
Insurance	206,304	196,790	152,905	323
Management Fee	140,425	143,589	168,190	356
Other Expenses	1,206,750	1,207,132	1,236,117	2,613
Total Operating Expenses	$2,249,385	$2,245,496	$2,238,268	$4,732

Net Operating Income	$2,009,814	$2,049,643	$2,246,787	$4,750
Replacement Reserves	0	0	118,250	250
Net Cash Flow	$2,009,814	$2,049,643	$2,128,537	$4,500

Occupancy	95.2%	95.6%	95.0%
NOI Debt Yield	8.1%	8.3%	9.1%
NCF DSCR(5)	1.25x	1.27x	1.32x

(1)	The Launch Apartments Property contains 473 units (729 beds).
(2)	Underwritten Base Rent is based on rent roll as of November 30, 2017.
(3)	Vacancy represents 5.0% of Gross Potential Rent. Actual vacancy per the November 30, 2017 rent roll is 0.6% and the appraiser concluded a vacancy rate of 3.0%. Collection Loss is based on 1.0% credit loss, in-line with the appraisal.
(4)	Other Income consists of utility income, tenant bill-backs, late fees, laundry/vending collections and other miscellaneous fees and charges.
(5)	NCF DSCR is based on amortizing debt service.

■	Appraisal. According to the appraisal, the Launch Apartments Property had an “as-is” appraised value of $38,900,000 as of an effective date of December 18, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach	$38,900,000	N/A	6.25%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report dated December 28, 2017 recommended no further action at the Launch Apartments Property other than a recommendation for an asbestos and lead-based paint operations and maintenance (O&M) plan and radon testing in certain units, for which $75,000 has been escrowed.

■	Market Overview and Competition. The Launch Apartments Property is located in West Lafayette, Indiana, which is a college town that is centered around the Purdue University, West Lafayette campus. Founded in 1869, Purdue University’s West Lafayette campus is the flagship campus of the six-campus Purdue University system, located in West Lafayette, Indiana. Purdue University’s West Lafayette campus enrolls the second largest number of students of any university in the state of Indiana and has the fourth largest international student population of any university in the United States.

Purdue University serves over 41,000 students on the West Lafayette campus, has nearly $4.6 billion of economic impact on the state, and employs over 15,000 faculty and staff. For the Fall 2017 semester, there were 41,573 students enrolled at Purdue University’s West Lafayette campus, an increase of 2.8% over the Fall 2016 semester. Purdue University provides housing for approximately 12,000 students, including 18 on-campus resident housing options, leaving approximately 29,000 students seeking off-campus housing options.

The average monthly rent at the Launch Apartments Property is $729 per unit, which is in-line with the appraiser’s market rent conclusion.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: launch apartments

The following table presents certain information relating to the primary competition for the Launch Apartments Property:

Competitive Set(1)

	Launch Apartments Property	University Crossing	Franklin Park	Uptown West	The Avenue at West Lafayette South	The Fairway	Peppermill Village
Distance From Campus (Miles)	0.8	2.8	4.0	1.6	4.1	4.0	4.3
Year Built	1963	1964	1981	1991	2001	1965	1981
Occupancy	99.4%	98.0%	98.0%	92.0%	95.0%	95.0%	97.0%
No. of Beds	729	762	268	76	960	204	280
No. of Units	473	434	168	52	336	167	192
Avg. SF per Unit	780	857	788	574	917	890	881
Avg. Monthly Rent per Unit	$729	$708	$756	$579	$1,289	$982	$792

(1)	Source: Appraisal.

■	The Borrower. The borrower is Williamsburg On The Wabash, LLC a single purpose, Indiana limited liability company, structured to be bankruptcy-remote, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Launch Apartments Loan. The sponsor of the borrower and the non-recourse carveout guarantor is Jeffrey L. Kittle, CEO of Herman & Kittle Properties, Inc. (“Herman Kittle”). Herman Kittle has been investing and managing real estate since it was founded in 1948 by Stanley Herman, and currently has a portfolio of over 15,000 apartment units and over 6,000 self-storage units, spanning approximately 200 properties.

■	Escrows. At origination, the borrower deposited (i) $227,334 into a tax reserve account, (ii) $101,699 into an insurance reserve account, (iii) $199,573 into an immediate repairs account, which represents approximately 125% of the cost estimated in the engineering report and (iv) $75,000 into a radon testing reserve account.

On a monthly basis, the borrower is required to deposit reserves of (i) one-twelfth of the estimated annual real estate taxes, which currently equates to $56,834, into a tax reserve account, (ii) one-twelfth of the annual insurance premiums, which currently equates to $12,743, into an insurance reserve account and (iii) $9,854 (approximately $250 per unit annually) into a replacement reserve account, which increases to $11,825 in month 37 of the Launch Apartments Loan term. Additionally, on each due date during a Cash Trap Period (as defined below), all excess cash flow will be retained by lender in an excess cash reserve account.

■	Lockbox and Cash Management. The Launch Apartments Loan is structured with a soft lockbox and springing cash management. All rents and other payments collected by the borrower or property manager are required to be transmitted, within one business day, directly into a lender controlled lockbox account (and then transferred, within one business day to a borrower account; provided, however, during a Cash Management Period (as defined below), funds deposited into the lender controlled lockbox account will be swept, on a daily basis into a lender controlled cash management account and applied and disbursed in accordance with the Launch Apartments Loan documents.

A “Cash Management Period” will commence upon the occurrence of a Cash Trap Period, and will end upon the expiration of a Cash Trap Period.

A “Cash Trap Period” will (a) commence on the occurrence of any of the following: (i) the occurrence of an event of default under the Launch Apartments Loan documents, (ii) a bankruptcy action of the borrower, principal, guarantor or property manager, (iii) the failure by the borrower after two consecutive quarters to maintain a debt service coverage ratio of at least 1.20x, or (iv) if (A) on the payment date in February in each year of the loan term, less than 40% of the apartment units are leased for the following school year, or (B) on the payment date in May in each year of the loan term, less than 80% of the apartment units are leased for the following school year and (b) terminate: (i) in the case of the foregoing clause (a)(i), the lender accepts a cure of the event of default giving rise to such Cash Trap Period and no other event of default under the Launch Apartments Loan documents has occurred and is continuing, (ii) in the case of a bankruptcy action of the property manager only, if the borrower replaces the property manager with a qualified manager under a replacement management agreement in accordance with the Launch Apartments Loan documents, (iii) in the case of the foregoing clause (a)(iii), for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, (A) no event of default has occurred under the Launch Apartments Loan documents, (B) no event that would trigger another Cash Trap Period has occurred and (C) the DSCR has been at least equal to 1.25x, or (iv) in the case of the foregoing clause (a)(iv), if 90% or more of the apartment units are leased for the applicable school year.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: launch apartments

During a Cash Trap Period, any excess amounts, after application of the funds pursuant to the Launch Apartment Loan documents, will be held by the lender in an excess cash reserve account, as additional collateral for the Launch Apartment Loan.

■	Property Management. The Launch Apartments Property is managed by Campus Advantage, Inc. In January 2016, the borrower sponsor retained Campus Advantage, Inc., to manage the Launch Apartments Property. Campus Advantage, Inc. based in Austin, Texas, was founded in 2003 and has grown to be the sixth largest operator of student housing in the U.S. and has acquired over $1.3 billion in student housing assets.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Future Permitted Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The borrower is required to maintain comprehensive “all risk” or “special form” insurance on the Launch Apartments Property. The commercial property, business income, general liability and umbrella or excess liability insurance is required to cover perils of terrorism and acts of terrorism, so long as the lender determines that either (i) prudent owners of real estate comparable to the Launch Apartments Property are maintaining such insurance or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: villa del sol apartments

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: villa del sol apartments

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: villa del sol apartments

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Indianapolis, Indiana	Cut-off Date Balance	$24,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit	$39,087.95
Size (Units)	614	Percentage of Initial Pool Balance	3.6%
Total Occupancy as of 3/31/2018	92.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2018	92.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1968, 1972 / 2016-2018	Mortgage Rate	4.56000%
Appraised Value	$40,600,000	Original Term to Maturity (Months)	120
Appraised Date	6/1/2018	Original Amortization Term (Months)	360
Borrower Sponsor	Mark Abbott	Original Interest Only Period (Months)	60
Property Management	Self Managed	First Payment Date	5/6/2018
Maturity Date	4/6/2028

Underwritten Revenues	$4,945,934
Underwritten Expenses	$2,266,770	Escrows(1)
Underwritten Net Operating Income (NOI)	$2,679,164	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,525,664	Taxes	$0	$22,944
Cut-off Date LTV Ratio(2)	59.1%	Insurance	$97,263	$10,292
Maturity Date LTV Ratio(2)	54.2%	Replacement Reserves(3)	$0	$12,792
DSCR Based on Underwritten NOI / NCF	1.82x / 1.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.2% / 10.5%	Deferred Maintenance	$543,750	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,000,000	99.8%	Loan Payoff	$17,293,979	71.9%
Other Sources	50,000	0.2	Principal Equity Distribution	5,728,927	23.8
Upfront Reserves	641,013	2.7
Closing Costs	386,081	1.6
Total Sources	$24,050,000	100.0%	Total Uses	$24,050,000	100.0%

(1)	See “—Escrows” below.
(2)	See “—Appraisal” below.

(3)	Replacement Reserves are capped at $460,500.

■	The Mortgage Loan. The mortgage loan (the “Villa Del Sol Apartments Loan”) is evidenced by a note in the original principal amount of $24,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 614-unit multifamily garden complex located in Indianapolis, Indiana (the “Villa Del Sol Apartments Property”). The Villa Del Sol Apartments Loan was originated by Rialto Mortgage Finance, LLC on April 11, 2018. The Villa Del Sol Apartments Loan has an outstanding principal balance as of the Cut-off Date of $24,000,000 and accrues interest at an interest rate of 4.56000% per annum. The Villa Del Sol Apartments Loan represents approximately 3.6% of the Initial Pool Balance. The proceeds of the Villa Del Sol Apartments Loan were primarily used to refinance existing debt on the Villa Del Sol Apartments Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The Villa Del Sol Apartments Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Villa Del Sol Apartments Loan requires payments of interest only for the initial 60 months, followed by monthly payments of principal and interest sufficient to amortize the Villa Del Sol Apartments Loan over a 30-year amortization schedule. The scheduled maturity date of Villa Del Sol Apartments Loan is the due date in April 2028. Voluntary prepayment of the Villa Del Sol Apartments Loan is permitted (i) on or after the due date in May 2020, provided no event of default under Villa Del Sol Apartments Loan is continuing, upon payment by the borrower of a prepayment premium equal to the (x) the yield maintenance premium of 1% of the prepaid principal amount; (y) all accrued and unpaid interest on the outstanding principal balance through and including the last day of the accrual period; and (z) all other sums due and payable under the loan documents and (ii) on or after the due date in January 2028, without payment of a yield maintenance premium.

■	The Mortgaged Property. The Villa Del Sol Apartments Property is a 614-unit multifamily garden complex located in Indianapolis, Indiana. The Villa Del Sol Apartments Property was built in 1968 and 1972 and renovated from 2016-2018. The Villa Del Sol Apartments Property consists of 47, two-story residential and townhome buildings, a clubhouse building, and a maintenance building situated on 42.093 acres. The unit mix consists of 184 one-bedroom/one-bath units, 209 two-bedroom/one-bath units, 132 two-bedroom/one and one half-bath town homes, and 89 three-bedroom/one and one half-bath town homes. Amenities at the Villa Del Sol Apartments Property include two swimming pools, tennis court, volleyball court, playgrounds and picnic areas. Since acquisition the borrower has invested approximately $11.8 million in capital expenditures which included renovation or upgrades to the unit interiors, roofs, exterior painting, doors, windows and siding, balcony and patios, parking lot, landscaping, signage, office renovation, and trash remodel. Villa Del Sol Apartments Property includes 1,235 parking spaces with a parking ratio of 2.01 spaces per unit. As of March 31, 2018, Total Occupancy and Owned Occupancy were both 92.7%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: villa del sol apartments

The following table presents certain information relating to the units and rent at the Villa Del Sol Apartments Property:

Unit Mix

Unit Type(1)	Occupied Units(1)	Vacant Units(1)	Total Units	% of Total Units	Average SF per Unit	Monthly Market Rent per Unit(2)	Monthly Actual Rent per Unit	Monthly Underwritten Rent Per Unit	Underwritten Annual Rent
1 Bedroom / 1 Bath	175	9	184	30.0%	859	$595	$559	$559	$1,173,768
2 Bedroom / 1 Bath	199	10	209	34.0	965	700	661	661	1,578,348
2 Bedroom / 1.5 Bath	114	18	132	21.5	1,052	800	799	799	1,092,456
3 Bedroom / 1.5 Bath	81	8	89	14.5	1,162	900	859	859	834,732
Total / Wtd. Avg.	569	45	614	100.0%	981	$719	$689	$689	$4,679,304

(1)	As provided by the borrower per the March 31, 2018 rent roll.
(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Villa Del Sol Apartments Property:

Historical Leased %(1)

	2016	2017	As of 3/31/2018
Owned Space	39.2%	73.9%	92.7%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated. The borrower sponsor acquired the Villa Del Sol Apartments Property in a distressed sale in August 2015 and has invested approximately $11.8 million in capital improvements and stabilized operations at the property.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Villa Del Sol Apartments Property:

Cash Flow Analysis(1)

	2016	2017	TTM 3/31/2018	Underwritten	Underwritten $ per Unit
Base Rent	$1,724,003	$3,504,873	$3,943,802	$4,679,304	$7,621
Gross Up Vacancy	0	0	0	407,460	664
Goss Potential Rent	$1,724,003	$3,504,873	$3,943,802	$5,086,764	$8,285
Vacancy, Credit Loss & Concessions	0	0	0	(531,217)	(865)
Total Rent Revenue	$1,724,003	$3,504,873	$3,943,802	$4,555,547	$7,419
Other Revenue(2)	244,054	370,085	390,386	390,386	636
Effective Gross Income	$1,968,058	$3,874,958	$4,334,189	$4,945,934	$8,055

Total Operating Expenses	$1,303,314	$1,680,796	$1,789,606	$2,266,770	$3,692

Net Operating Income	$664,744	$2,194,162	$2,544,583	$2,679,164	$4,363
Replacement Reserves	0	0	0	153,500	250
Net Cash Flow	$664,744	$2,194,162	$2,544,583	$2,525,664	$4,113

Occupancy(3)	39.2%	73.9%	92.7%	89.6% (4)
NOI Debt Yield	2.8%	9.1%	10.6%	11.2%
NCF DSCR	0.45x	1.49x	1.73x	1.72x

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Revenue includes application fees, cleaning and maintenance, income, collections income, convenience fee, eviction fees reimbursement, late fees, non-refundable turnover income, NSF Fee income, other income, pet rental income, repairs income, security deposit income, and vending machine income.

(3)	As provided by the borrower which reflects average occupancy for the specified year. The borrower sponsor acquired the Villa Del Sol Apartments Property in a distressed sale in August 2015 and has invested approximately $11.8 million in capital improvements and stabilized operations at the property.

(4)	Represents the economic vacancy of 10.4%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: villa del sol apartments

■	Appraisal. According to the appraisal, the Villa Del Sol Apartments Property had an “as-is” appraised value of $40,200,000 as of an effective date of March 13, 2018. The appraiser also concluded an “as complete & stabilized” appraised value of $40,600,000 as of June 1, 2018, which assumes that all the work necessary to complete repairs at the property, including repairs to the down units, can be completed for the cost estimates and within the timeframe forecasted in the appraisal. At loan origination, the borrower reserved $543,750 for deferred maintenance. The Cut-off Date LTV Ratio and the Maturity Date LTV shown herein are based on the “as complete & stabilized” appraised value as of June 1, 2018.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate(1)
Direct Capitalization Approach	$40,200,000	N/A	7.00%

(1)	Source: Appraisal.

■	Environmental Matters. According to a Phase I environmental report, dated March 21, 2018, there are no recommendations for further action at the Villa Del Sol Apartments Property other than a recommendation for an asbestos and lead-based paint operations and maintenance (O&M) plan, which is already in place.

■	Market Overview and Competition. The Villa Del Sol Apartments Property is located in Indianapolis, Marion County, Indiana in the southwest quadrant of West 38th Street and North High School Road, just east of Interstate 465 approximately 10 miles west of the Indianapolis central business district. Interstate 465 provides access to all areas of the Indianapolis metropolitan area. The immediate area surrounding the Villa Del Sol Apartments Property consists primarily of residential and retail uses. The primary retail commercial corridors include Crawfordsville Road, 10th Street, and 38th Street, and consist of a variety of neighborhood and community centers as well as neighborhood supporting businesses such as restaurants and gas stations. Retailers within the Villa Del Sol Apartments neighborhood include Target, Kroger, T.J. Maxx, Petco, TGI Fridays, Chili’s, Don Pablo’s, Cracker Barrel, McDonalds, Burger King, and Taco Bell. The Lafayette Square Mall is located at the intersection of 38th Street and Lafayette Road. The mall contains over 1.1 million SF and is anchored by Burlington Coat Factory and Shoppers World. Lafayette Square is home to more than 90 specialty stores. Indianapolis Motor Speedway is located approximately four miles southeast of the Villa Del Sol Apartments Property. The Indianapolis Motor Speedway is home to the Indianapolis 500 race and 16 other races each year. The 2018 estimated population within a one- three- and five-mile radius of the Villa Del Sol Apartments Property is 18,383, 95,532, and 205,821, respectively with an average household income within a one-, three- and five-mile radius of $47,476, $55,614, and $58,518, respectively. According to the appraisal, the Villa Del Sol Apartments Property is located within the Indianapolis multifamily market which contained 122,371 units as of fourth quarter 2017. The Indianapolis multifamily market reported a vacancy rate of 5.5% with an average quoted rental rate of $832 per unit. According to the appraisal, the Villa Del Sol Apartments Property is located in the West Indianapolis multifamily submarket which contained 15,787 units as of fourth quarter 2017. The West Indianapolis multifamily submarket reported a vacancy rate of 4.5% with an average quoted rental rate of $691 per unit.

The following table presents certain information relating to the primary competition for the Villa Del Sol Apartments Property:

Competitive Set(1)

	Villa Del Sol Apartments	Brickyard Flats	Springhill	La Perla Apartments	Scarborough Lake	Darby Court Apartments	The Legend at Speedway
Location	Indianapolis	Indianapolis	Indianapolis	Indianapolis	Indianapolis	Indianapolis	Indianapolis
Year Built	1968, 1972	1968	1972	1964	1974	1998	1969
Occupancy	92.7%(2)	88.0%	94.0%	98.0%	96.0%	93.0%	90.0%
No. of Units	614	410	304	228	653	352	772
Avg. Quoted Rents $/SF	$689	$675	$696	$546	$658	$859	$673
Distance	-	1.3 miles	1.9 miles	1.4 miles	1.9 miles	2.7 miles	2.6 miles

(1)	Source: Appraisal.
(2)	Occupancy as of March 31, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: villa del sol apartments

■	The Borrower. The borrower is Indianapolis Apartment Group LLC, a single-purpose, single-asset entity. The non-recourse carve-out guarantor is Mark Abbott.

■	Escrows. On the origination date of the Villa Del Sol Apartments Loan, the borrower funded escrow reserves of $97,263 for insurance and $543,750 for deferred maintenance.

On each due date, the borrower is required to fund the following reserves with respect to the Villa Del Sol Apartments Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in an amount equal to $12,792 subject to a $460,500 cap.

■	Lockbox and Cash Management. The Villa Del Sol Apartments Loan is structured with a springing lockbox and springing cash management, each of which will be established upon written notification from the lender to the lockbox bank that a Cash Management Trigger Event (as defined below) has occurred. Upon the occurrence of a Cash Management Trigger Event, the Villa Del Sol Apartments Loan documents require the borrower to set up the account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by the Villa Del Sol Apartments Property within two business days of receipt. During the continuation of a Cash Management Trigger Event, the funds on deposit in the lockbox account are required to be transferred the next business day to the cash management to be applied in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) monthly debt service payment; (iv) fees and expenses in accordance with the cash management agreement; (v) monthly capital expenditure reserves; (vi) funds sufficient to pay any interest accruing at the default rate with respect to any event of default that has occurred; (vii) funds sufficient to pay the operating expenses set forth in the annual operating budget following a Cash Sweep Event (as defined below); (viii) funds sufficient to pay for extraordinary or other operating expenses not included in the approved annual budget if any, following a Cash Sweep Event; and (ix) any excess cash will be deposited (1) if a Cash Sweep Event is in effect, to the lender controlled excess cash flow account or (2) if a Cash Sweep Event is not in effect, to a borrower-controlled account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default; (ii) the borrower’s second late debt service payment in any consecutive 12 month period; or (iii) any bankruptcy action of the borrower, guarantor or the property manager.

A “Cash Sweep Event” means the occurrence of (i) an event of default; or (ii) any bankruptcy action of the borrower, guarantor or the property manager. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 30 days of such filing, among other conditions, for the borrower or the guarantor, or within 120 days for the property manager.

■	Property Management. The Villa Del Sol Apartments Property is currently managed by the borrower. In the event that the borrower hires a property manager, the Villa Del Sol Apartments Loan documents provide that lender consent is required for the borrower to terminate the property manager or consent to the assignment of the property manager’s rights under the management agreement provided that borrower may, without lender’s consent, replace the property manager with a Qualified Manager (as defined in the Villa Del Sol Apartments Loan documents). Notwithstanding the foregoing, the borrower is required, at lender’s request, to replace the property manager with a Qualified Manager (i) if an event of default under the Villa Del Sol Apartments Loan documents has occurred and is continuing; (ii) if the property manager is in default under the management agreement beyond any applicable notice and cure period; (iii) if the property manager becomes insolvent or a debtor in any bankruptcy action; (iv) at any time the property manager has engaged in negligence, fraud, willful misconduct or misappropriation of funds; and/or (v) at any time the debt service coverage ratio (based upon the trailing twelve month period immediately preceding the date of such determination) is less than 1.05x to 1.00x.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Mezzanine debt is permitted with the consent of the lender, provided, among other things, (i) based on the combined Villa Del Sol Apartments Loan and the permitted mezzanine loan, (A) the combined debt service coverage ratio equal to or greater than 1.72x; (B) the aggregate loan-to-value ratio does not exceed 59.1%; (C) the debt yield is not less than 10.5% on the date the permitted mezzanine

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: villa del sol apartments

debt is incurred; (ii) the mezzanine lender (A) is an institutional lender; (B) has executed and delivered an acceptable intercreditor and standstill agreement; (iii) the permitted mezzanine debt is subordinate to the Villa Del Sol Apartments Loan; (iv) the permitted mezzanine debt is not cross-defaulted or cross-collateralized with any other properties or loans; (v) the terms, conditions and structure of the permitted mezzanine debt are approved by the lender; (vi) a rating agency confirmation has been obtained; (vii) a hard lockbox and active cash management is in place; and (viii) the permitted mezzanine debt stated maturity date is not prior to the Villa Del Sol Apartments Loan stated maturity date.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of Villa Del Sol Apartments Property, plus 18 months of business interruption coverage as calculated under loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from Villa Del Sol Apartments Property (on an actual loss sustained basis) for a period continuing until the restoration of Villa Del Sol Apartments Property is completed and containing an extended period endorsement which provides for up to 12 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: DIAMOND FOREST APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Farmington Hills, Michigan	Cut-off Date Balance		$21,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit		$79,545.45
Size (Units)	264	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 3/12/2018	93.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/12/2018	93.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1985 / 2015-2017	Mortgage Rate		4.46000%
Appraised Value	$38,800,000	Original Term to Maturity (Months)		120
Appraisal Date	2/21/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor(1)	Andrew Hayman	Original Interest Only Period (Months)		120
Property Management	The Hayman Company	First Payment Date		5/6/2018
		Maturity Date		4/6/2028

Underwritten Revenues	$3,795,555
Underwritten Expenses	$1,499,169	Escrows
Underwritten Net Operating Income (NOI)	$2,296,386		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,230,386	Taxes	$0	$0
Cut-off Date LTV Ratio	54.1%	Insurance	$0	$0
Maturity Date LTV Ratio	54.1%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	2.42x / 2.35x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.9% / 10.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,000,000	100.0%	Loan Payoff	$16,193,548	77.1%
			Principal Equity Distribution	4,445,011	21.2
			Closing Costs	361,441	1.7
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

(1)	There is no separate recourse carve-out guarantor other than the borrower, Farmington Diamond Associates LLC.

The following table presents certain information relating to the unit mix at the Diamond Forest Apartments Property:

Unit Mix(1)(2)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month	In-Place Average Rent per Month
1 BR / 1 BA	48	18.2%	45	93.8%	880	$1,090	$1,048
2 BR / 2 BA	40	15.2	38	95.0%	1,200	$1,325	$1,253
2 BR / 2 BA	144	54.5	135	93.8%	1,250	$1,300	$1,257
2 BR / 2 BA	32	12.1	29	90.6%	1,300	$1,350	$1,330
Total / Wtd. Avg.	264	100.0%	247	93.6%	1,181	$1,272	$1,227

(1)	Based on the underwritten rent roll dated March 12, 2018.

(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Diamond Forest Apartments Property:

Historical Leased %(1)

	2014	2015	2016	2017	As of 3/12/2018
Owned Space	92.3%	94.2%	94.4%	92.7%	93.6%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: DIAMOND FOREST APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Diamond Forest Apartments Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 2/28/2018	Underwritten	Underwritten $ per Unit
Base Rent	$3,395,908	$3,618,905	$3,792,675	$3,823,681	$3,636,888	$13,776
Potential Income from Vacant Units	0	0	0	0	275,640	1,044
Vacancy & Credit Loss	(260,731)	(258,266)	(267,768)	(304,989)	(393,836)	(1,492)
Other Income	236,659	261,702	271,332	276,864	276,864	1,049
Effective Gross Income	$3,371,836	$3,622,341	$3,796,239	$3,795,555	$3,795,555	$14,377

Management Fee	$101,155	$108,670	$113,887	$113,867	$113,867	$431
Payroll & Benefits	311,156	319,674	326,768	342,739	342,739	1,298
Repairs & Maintenance	247,047	292,864	235,380	245,540	245,540	930
Utilities	172,457	175,618	185,688	187,568	187,568	710
Advertising & Marketing	60,525	62,271	70,649	71,934	83,804	317
General & Administrative	47,673	70,994	82,018	80,595	80,595	305
Legal & Professional	12,230	16,784	13,134	12,946	12,538	47
Insurance	79,611	85,506	84,988	87,520	95,773	363
Real Estate Taxes	312,214	326,180	327,749	328,355	336,745	1,276
Total Operating Expenses	$1,344,068	$1,458,561	$1,440,260	$1,471,064	$1,499,169	$5,679

Net Operating Income	$2,027,768	$2,163,780	$2,355,979	$2,324,491	$2,296,386	$8,698
Replacement Reserves	0	0	0	0	66,000	250
Net Cash Flow	$2,027,768	$2,163,780	$2,355,979	$2,324,491	$2,230,386	$8,448

Occupancy	94.2%	94.4%	92.7%	93.6%(2)	89.9%(3)
NOI Debt Yield	9.7%	10.3%	11.2%	11.1%	10.9%
NCF DSCR	2.14x	2.28x	2.48x	2.45x	2.35x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Occupancy is as of March 12, 2018.

(3)	Represents an underwritten economic vacancy of 10.1%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12 & 13: HILTON BRANSON CROSSED PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		LCF
Location (City/State)	Branson, Missouri	Cut-off Date Balance(1)(5)		$18,711,804
Property Type	Hospitality	Cut-off Date Balance per Room(1)(2)(4)		$101,584.17
Size (Rooms)(1)(2)	307	Percentage of Initial Pool Balance		2.8%
Occupancy as of 12/31/2017	58.1%	Number of Related Mortgage Loans		2
		Type of Security(6)		Leasehold
Year Built / Latest Renovation	2007 / Various	Mortgage Rate		5.51000%
Appraised Value(1)	$60,500,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		360
Borrower Sponsors(3)	Various	Original Interest Only Period (Months)		NAP
Property Management	Pillar Hotels and Resorts, LLC	First Payment Date		5/6/2018
		Maturity Date		4/6/2028

Underwritten Revenues(1)(2)	$21,348,742
Underwritten Expenses(1)(2)	$16,774,337	Escrows
Underwritten Net Operating Income (NOI) (1)(2)	$4,574,405
Underwritten Net Cash Flow (NCF) (1)(2)	$4,018,695		Upfront	Monthly
Cut-off Date LTV Ratio(1)(4)	51.5%	Taxes	$183,497	$36,699
Maturity Date LTV Ratio(1)	43.2%	Insurance	$117,321	$9,777
DSCR Based on Underwritten NOI / NCF(1)(2)(4)	2.15x / 1.89x	FF&E(7)	$2,486,943	(7)
Debt Yield Based on Underwritten NOI / NCF(1)(2)(4)	14.7% / 12.9%	Other(8)	$36,417	(8)

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$31,250,000	91.4%	Loan Payoff(9)	$30,751,756	89.9%
Principal’s New Cash Contribution	2,954,327	8.6	Reserves	2,824,178	8.3
			Closing Costs	628,393	1.8

Total Sources	$34,204,327	100.0%	Total Uses	$34,204,327	100.0%

(1)	The Hilton Branson Convention Center mortgage loan and the Hilton Branson Promenade mortgage loan (collectively, the “Hilton Branson Crossed Portfolio”) are cross-collateralized and cross-defaulted with one another. All information herein represents the Hilton Branson Convention Center mortgage loan and the Hilton Branson Promenade mortgage loan presented in the aggregate, except as otherwise specified below. With respect to each of the Hilton Branson Convention Center mortgage loan and the Hilton Branson Promenade mortgage loan, the applicable Cut-off Date LTV Ratio, DSCR Based on Underwritten NOI/NCF and Debt Yield Based on Underwritten NOI/NCF for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(2)	Size (Rooms) and Cut-off Date Balance per Room does not include 228 un-owned condo units. Including the condo units there are 535 rooms and the Cut-off Date Balance per Room would be $58,292 per room. Revenue and expenses associated with the 228 un-owned condo units are included in the underwritten cash flows.

(3)	Richard E. Huffman, Marc L. Williams, Santo M. Catanese, Evergreen/Branson Landing, L.L.C. and Evergreen/Branson Landing Hotel, L.L.C. are the guarantors of the non-recourse carveouts under the Hilton Branson Crossed Portfolio.

(4)	Calculated based on the aggregate outstanding balance as of the Cut-off Date of the Hilton Branson Crossed Portfolio Loan Combination.

(5)	The Cut-off Date Balance of $18,711,804 represents the aggregate of (i) the controlling note A-1 of a loan combination (the “Hilton Branson Convention Center Loan Combination”) evidenced by two pari pasu notes; and (ii) the controlling note A-1 of a loan combination (the “Hilton Branson Promenade Loan Combination” and, together with the Hilton Branson Convention Center Loan Combination, the “Hilton Branson Crossed Portfolio Loan Combination”) evidenced by two pari passu notes. The Hilton Branson Crossed Portfolio Loan Combination has an aggregate outstanding principal balance as of the Cut-off Date of $31,186,340. Each of the Hilton Branson Convention Center Loan Combination and the Hilton Branson Promenade Loan Combination has a companion loan evidenced by a non-controlling note A-2. The related companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $12,474,536 and are expected to be contributed to the UBS 2018-C10 securitization transaction.

(6)	The Hilton Branson Convention Center property (together with the Hilton Branson Promenade property, the “Hilton Branson Crossed Portfolio Properties”) is subject to a ground lease with the City of Branson, Missouri, as the ground lessor, which commenced on January 15, 2006, that has an expiration of January 15, 2105 with no extension options. The annual rent due under the ground lease is $5,000 per year through January 2, 2020 and on January 2, 2021, percentage rent equal to 0.25% of gross sales provided that the aggregate amount of the annual base rent and percentage rent shall be limited to a cumulative amount not exceeding $100,000 per year. The Hilton Branson Promenade property is subject to a ground lease with the City of Branson, Missouri, as the ground lessor, which commenced on July 5, 2005, that has an expiration of July 5, 2104 with no extension options. The annual rent due under the ground lease is $1 per year as base rent with no percentage rent due.

(7)	Monthly FF&E reserve deposits are 1/12 of 4.0% of annual gross revenues (initially estimated at $71,162).

(8)	For the Hilton Branson Convention Center property, the borrower deposited $36,000 at origination into a seasonality reserve. Ongoing seasonality payments will be deposited on each payment date from June through November except August. For the Hilton Branson Promenade property, ongoing seasonality payments will be deposited on each payment date from June through December. The borrower also deposited $417 upfront for ground rent.

(9)	Loan payoff includes $19,050,747 for the Hilton Branson Convention Center mortgage loan and $11,701,009 for the Hilton Branson Promenade mortgage loan.

The following table presents certain information relating to the 2017 demand analysis with respect to the Hilton Branson Crossed Portfolio Properties based on market segmentation, as provided in the appraisals for the Hilton Branson Crossed Portfolio Properties.

Hilton Branson Convention Center 2017 Accommodated Room Night Demand(1)

Leisure	Group	Corporate Individual
60%	30%	10%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12 & 13: HILTON BRANSON CROSSED PORTFOLIO

Hilton Branson Promenade 2017 Accommodated Room Night Demand(1)

Leisure	Group	Corporate Individual
60%	30%	10%

(1)	Source: Appraisal.

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the Hilton Branson Crossed Portfolio Properties and their competitive sets, as provided in a market report:

Hilton Branson Convention Center Historical Statistics(1)

	Hilton Branson Convention Center			Competitive Set			Penetration
	12/31/2015	12/31/2016	12/31/2017	12/31/2015	12/31/2016	12/31/2017	12/31/2015	12/31/2016	12/31/2017
Occupancy	56.2%	55.3%	56.7%	55.6%	57.0%	55.8%	101.0%	97.0%	101.6%
ADR	$138.36	$141.31	$143.61	$160.45	$164.10	$168.67	86.2%	86.1%	85.1%
RevPAR	$77.72	$78.15	$81.36	$89.22	$93.55	$94.06	87.1%	83.5%	86.5%

(1)	Source: January 2018 travel research report.

Hilton Branson Promenade Historical Statistics(1)

	Hilton Branson Promenade			Competitive Set			Penetration
	12/31/2015	12/31/2016	12/31/2017	12/31/2015	12/31/2016	12/31/2017	12/31/2015	12/31/2016	12/31/2017
Occupancy	57.1%	58.3%	59.7%	58.1%	59.4%	58.5%	98.3%	98.1%	102.1%
ADR	$156.12	$162.09	$165.16	$163.54	$167.49	$170.92	95.5%	96.8%	96.6%
RevPAR	$89.14	$94.47	$98.64	$95.04	$99.47	$99.96	93.8%	95.0%	98.7%

(1)	Source: January 2018 travel research report.

■	Operating History and Underwritten Flow. The following tables present certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Branson Crossed Portfolio Properties:

Hilton Branson Convention Center Cash Flow Analysis(1)

	2015	2016	2017	Underwritten	Underwritten $ per Room
Room Revenue(2)	$8,255,553	$8,310,484	$8,692,565	$8,695,593	$42,418
Other Revenue	2,912,751	2,651,993	2,816,371	2,820,952	13,761
Total Revenue	$11,168,305	$10,962,477	$11,508,936	$11,516,544	$56,178

Room Expense(2)	$3,230,453	$3,163,475	$3,249,505	$3,250,637	$15,857
Other Expense	1,917,802	1,838,334	1,884,355	1,887,419	9,207
Total Departmental Expense	$5,148,256	$5,001,809	$5,133,859	$5,138,056	$25,064
Total Undistributed Expense	3,313,284	3,366,466	3,572,245	3,570,184	17,416
Total Fixed Charges	367,729	356,905	388,272	388,376	1,895
Total Operating Expenses	$8,829,268	$8,725,180	$9,094,376	$9,096,616	$44,374

Net Operating Income	$2,339,036	$2,237,297	$2,414,561	$2,419,928	$11,805
FF&E	231,263	229,693	357,933	360,657	1,759
Net Cash Flow	$2,107,773	$2,007,605	$2,056,627	$2,059,272	$10,045

Occupancy	56.3%	55.4%	56.7%	56.8%
NOI Debt Yield	13.2%	12.6%	13.6%	13.7%
NCF DSCR	1.74x	1.66x	1.70x	1.70x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Room Revenue and Room Expense includes traditional rooms-related revenue and expenses as well as profit sharing for 88 condo units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12 & 13: HILTON BRANSON CROSSED PORTFOLIO

Hilton Branson Promenade Cash Flow Analysis(1)

	2015	2016	2017	Underwritten	Underwritten $ per Room
Room Revenue(2)	$7,814,754	$8,302,650	$8,716,126	$8,719,562	$85,486
Other Revenue	1,003,423	1,161,911	1,112,369	1,112,636	10,908
Total Revenue	$8,818,178	$9,464,562	$9,828,495	$9,832,198	$96,394

Room Expense(2)	$3,678,116	$3,859,454	$4,088,669	$4,090,281	$40,101
Other Expense	286,171	313,628	234,558	234,614	2,300
Total Departmental Expense	$3,964,287	$4,173,082	$4,323,227	$4,324,895	$42,401
Total Undistributed Expense	2,799,362	2,889,586	3,022,587	2,991,224	29,326
Total Fixed Charges	369,684	367,737	386,659	361,602	3,545
Total Operating Expenses	$7,133,333	$7,430,405	$7,732,472	$7,677,721	$75,272

Net Operating Income	$1,684,845	$2,034,157	$2,096,023	$2,154,477	$21,122
FF&E	140,302	147,214	195,193	195,054	1,912
Net Cash Flow	$1,544,543	$1,886,943	$1,900,830	$1,959,423	$19,210

Occupancy	57.4%	58.5%	59.8%	59.8%
NOI Debt Yield	12.5%	15.1%	15.6%	16.0%
NCF DSCR	1.68x	2.05x	2.06x	2.13x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Room Revenue and Room Expense includes traditional rooms-related revenue and expenses as well as profit sharing for 140 condo units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: SANTA FE SPRINGS MARKETPLACE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	LCF
Location (City/State)	Santa Fe Springs, California	Cut-off Date Balance	$18,500,000
Property Type	Retail	Cut-off Date Balance per SF	$184.52
Size (SF)	100,258	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 4/16/2018	99.0%	Number of Related Mortgage Loans	None
Total Owned Occupancy as of 4/16/2018	99.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988 / NAP	Mortgage Rate	5.13500%
Appraised Value	$28,500,000	Original Term to Maturity (Months)	120
Appraisal Date	3/21/2018	Original Amortization Term (Months)	NAP
Borrower Sponsor(1)	Frank Dabby	Original Interest Only Period (Months)	120
Property Management	America West Properties, Inc.	First Payment Date	7/6/2018
Maturity Date	6/6/2028

Underwritten Revenues	$2,518,598
Underwritten Expenses	$794,079	Escrows
Underwritten Net Operating Income (NOI)	$1,724,520	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,566,253	Taxes	$99,567	$33,189
Cut-off Date LTV Ratio	64.9%	Insurance	$14,191	$1,183
Maturity Date LTV Ratio	64.9%	Replacement Reserve	$0	$1,671
DSCR Based on Underwritten NOI / NCF	1.79x / 1.63x	TI/LC(2)	$0	$11,518
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.5%	Other	$0	(2)

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,500,000	63.9%	Purchase Price	$28,488,000	98.5%
Principal New Cash Contribution	10,435,691	36.1	Closing Costs	333,934	1.2
Reserves	113,758	0.4

Total Sources	$28,935,691	100.0%	Total Uses	$28,935,691	100.0%

(1)	Frank Dabby and Frank and Karen Dabby, as trustees of the Dabby 1990 Family Trust Dated August 16, 1990 are the non-recourse carveout guarantors under the Santa Fe Springs Marketplace loan documents.

(2)	The TI/LC reserve is capped at $325,000. During the first year of the Santa Fe Springs Marketplace loan term, additional TI/LC reserves will be collected equaling the difference between the hypothetical amortizing payments based upon a 30 year amortizing schedule, which is approximately $100,844 and interest only debt service payments (approximately $20,580 per month), which will be contributed to a separate TI/LC reserve associated with the Rite Aid space. Upon renewal or re-tenanting of the Rite Aid lease/space, any remaining funds in this reserve will be disbursed to the general TI/LC reserve.

The following table presents certain information relating to the major tenants at the Santa Fe Springs Marketplace Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extensions Options
O’Reilly Auto Parts	NR / Baa1 / BBB	18,014	18.0%	$117,901	6.5%	$6.54	12/31/2020	1, 5-year option
Rite Aid	B / B3 / B	17,880	17.8	130,000	7.1	$7.27	5/31/2019	2, 5-year options
DaVita	NR / NR / NR	10,000	10.0	207,635	11.4	$20.76	1/31/2022	1, 5-year option
Dollar Super Store	NR / NR / NR	5,762	5.7	98,069	5.4	$17.02	6/30/2021	NA
Rent-A-Center	NR / B3 / CCC+	5,400	5.4	88,974	4.9	$16.48	2/29/2020	NA
Phenix Salon Suites	NR / NR / NR	5,273	5.3	136,043	7.5	$25.80	6/23/2026	2, 5-year options
IHOP	NR / NR / NR	4,500	4.5	196,992	10.8	$43.78	1/31/2026	2, 5-year options
The Sherwin Williams Companies	BBB / Baa3 / BBB	4,130	4.1	80,280	4.4	$19.44	4/30/2022	2, 5-year options
Fashion Q	NR / NR / NR	3,782	3.8	30,000	1.6	$7.93	MTM	NA
Forest Lawn	NR / NR / NR	2,914	2.9	68,013	3.7	$23.34	7/31/2021	NA
Ten Largest Owned Tenants		77,655	77.5%	$1,153,907	63.3%	$14.86
Remaining Owned Tenants		21,553	21.5	669,920	36.7	$31.08
Vacant Spaces (Owned Space)		1,050	1.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		100,258	100.0%	$1,823,827	100.0%	$18.38

(1)	Based on the underwritten rent roll dated April 16, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through December 1, 2018, totaling $5,847.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: SANTA FE SPRINGS MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Santa Fe Springs Marketplace Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	7,846	7.8%	7.8%	$128,662	7.1%	$16.40	4
2018	0	0.0	7.8%	0	0.0	$0.00	0
2019	20,664	20.6	28.4%	284,000	15.6	$13.74	2
2020	25,664	25.6	54.0%	273,560	15.0	$10.66	4
2021	11,076	11.0	65.1%	228,376	12.5	$20.62	3
2022	19,070	19.0	84.1%	424,630	23.3	$22.27	5
2023	2,590	2.6	86.7%	47,723	2.6	$18.43	2
2024	0	0.0	86.7%	0	0.0	$0.00	0
2025	2,525	2.5	89.2%	103,840	5.7	$41.12	1
2026	9,773	9.7	99.0%	333,035	18.3	$34.08	2
2027	0	0.0	99.0%	0	0.0	$0.00	0
2028	0	0.0	99.0%	0	0.0	$0.00	0
2029 & Thereafter	0	0.0	99.0%	0	0.0	$0.00	0
Vacant	1,050	1.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	100,258	100.0%		$1,823,827	100.0%	$18.38	23

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through December 1, 2018 totaling $5,847.

The following table presents certain information relating to historical leasing at the Santa Fe Springs Marketplace Property:

Historical Leased %(1)

	2015	2016	2017	As of 4/16/2018(2)
Owned Space	86.4%	95.4%	99.0%	99.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated April 16, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Santa Fe Springs Marketplace Property:

Cash Flow Analysis(1)

	2015	2016	2017	3/31/2018	Underwritten	Underwritten $ per SF
Base Rent(2)	$1,393,161	$1,450,373	$1,694,511	$1,724,845	$1,823,827	$18.19
Gross Up Vacancy	0	0	0	0	26,250	0.26
Reimbursements	492,791	561,507	559,956	580,276	786,403	7.84
Other Income(3)	14,783	7,066	8,239	8,696	14,218	0.14
Vacancy & Credit Loss	0	0	0	0	(132,100)	(1.32)
Effective Gross Income	$1,900,735	$2,018,946	$2,262,706	$2,313,817	$2,518,598	$25.12

Real Estate Taxes	$214,444	$218,515	$223,262	$223,270	$398,267	$3.97
Insurance	41,389	44,917	38,509	40,503	14,191	0.14
Management Fee	60,953	61,757	75,507	75,440	75,558	0.75
Other Operating Expenses	278,506	303,042	304,509	306,063	306,063	3.05
Total Operating Expenses	$595,292	$628,231	$641,787	$645,276	$794,079	$7.92

Net Operating Income	$1,305,443	$1,390,715	$1,620,919	$1,668,541	$1,724,520	$17.20
TI/LC	0	0	0	0	138,215	1.38
Capital Expenditures	0	0	0	0	20,052	0.20
Net Cash Flow	$1,305,443	$1,390,715	$1,620,919	$1,668,541	$1,566,253	$15.62

Occupancy	87.0%	87.7%	97.3%	97.9%	95.0%
NOI Debt Yield	7.1%	7.5%	8.8%	9.0%	9.3%
NCF DSCR	1.36x	1.44x	1.68x	1.73x	1.63x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Underwritten Base Rent $ per SF include contractual rent steps through December 1, 2018, totaling $5,847.

(3)	Other Income consists of percentage rent and miscellaneous items

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: Triangle Shopping Center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		LCF
Location (City/State)	Ramsey, New Jersey	Cut-off Date Balance		$16,100,000
Property Type	Retail	Cut-off Date Balance per SF		$176.86
Size (SF)	91,035	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 3/1/2018	100.0%	Number of Related Mortgage Loans		None
Total Owned Occupancy as of 3/1/2018	100.0%	Type of Security(2)		Fee Simple
Year Built / Latest Renovation	1985 / 2016	Mortgage Rate		4.88700%
Appraised Value	$27,500,000	Original Term to Maturity (Months)		120
Appraisal Date	3/19/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor(1)	Ben Ashkenazy	Original Interest Only Period (Months)		120
Property Management	Self Managed	First Payment Date		6/6/2018
		Maturity Date		5/6/2028

Underwritten Revenues	$2,218,533
Underwritten Expenses	$778,672	Escrows
Underwritten Net Operating Income (NOI)	$1,439,861		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,380,688	Taxes	$43,870	$21,935
Cut-off Date LTV Ratio	58.5%	Environmental Reserve(3)	$172,500	$0
Maturity Date LTV Ratio	58.5%	Replacement Reserve	$0	$1,138
DSCR Based on Underwritten NOI / NCF	1.80x / 1.73x	TI/LC(4)	$0	$3,793
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.6%	Other(5)	$93,889	$2,083

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,100,000	100.0%	Loan Payoff	$12,602,706	78.3%
			Principal Equity Distribution	2,539,021	15.8
			Closing Costs	648,014	4.0
			Reserves	310,259	1.9
Total Sources	$16,100,000	100.0%	Total Uses	$16,100,000	100.0%

(1)	Ben Ashkenazy is the non-recourse carveout guarantor under the Triangle Shopping Center loan documents.
(2)	There is a ground lease (“Ground Lease”) in place on a small portion of the parking, which comprises 31 parking spaces. There is an initial maturity of October 16, 2040 with an extension option until 2055. The current rent is $25,000 per annum.
(3)	There is a $172,500 Environmental upfront reserve that will be used to complete remediation work for ground water contamination concerns at the Triangle Shopping Center Property.
(4)	The TI/LC reserve is capped at $185,000.
(5)	The Other Upfront reserve consists of $80,000 for ongoing environmental screening at 24 Hour Fitness USA Inc. and $13,889 for leasing commissions. The Other Monthly reserve consists of $2,083 for ground rent related to the Ground Lease.

The following table presents certain information relating to the major tenants at the Triangle Shopping Center Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extensions Options
Uncle Giuseppe’s Ramsey Inc	NR / NR / NR	50,100	55.0%	$815,238	49.0%	$16.27	11/30/2031	2, 5-year options
24 Hour Fitness USA Inc.	NR / Caa1 / B	38,832	42.7	747,516	44.9	$19.25	12/31/2032	3, 5-year options
Triangle Cleaners LLC	NR / NR / NR	2,103	2.3	101,302	6.1	$48.17	11/30/2022	NAP
Largest Owned Tenants		91,035	100.0%	$1,664,055	100.0%	$18.28
Vacant		0	0.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		91,035	100.0%	$1,664,055	100.0%	$18.28

(1)	Based on the underwritten rent roll dated March 1, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps to November 2018, totaling $2,956.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: Triangle Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Triangle Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	2,103	2.3	2.3%	101,302	6.1	$48.17	1
2023	0	0.0	2.3%	0	0.0	$0.00	0
2024	0	0.0	2.3%	0	0.0	$0.00	0
2025	0	0.0	2.3%	0	0.0	$0.00	0
2026	0	0.0	2.3%	0	0.0	$0.00	0
2027	0	0.0	2.3%	0	0.0	$0.00	0
2028	0	0.0	2.3%	0	0.0	$0.00	0
2029 & Thereafter	88,932	97.7	100.0%	1,562,754	93.9	$17.57	2
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	91,035	100.0%		$1,664,055	100.0%	$18.28	3

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through November 2018, totaling $2,956.

The following table presents certain information relating to historical leasing at the Triangle Shopping Center Property:

Historical Leased %(1)

	2014	2015	2016	2017(2)	As of 3/1/2018(3)
Owned Space	57.6%	57.6%	57.6%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	24 Hour Fitness USA Inc. opened in January 2017 at the Triangle Shopping Center Property.
(3)	Based on the underwritten rent roll dated March 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: Triangle Shopping Center

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Triangle Shopping Center Property:

Cash Flow Analysis(1)

	2014	2015	2016(2)	2017(2)	Underwritten	Underwritten $ per SF
Base Rent	$824,300	$817,025	$816,971	$1,637,025	$1,664,055 (3)	$18.28 (3)
Reimbursements	388,274	385,977	329,078	773,273	671,243	7.37
Other Income(4)	149,330	0	238,021	116,607	0	0.00
Vacancy & Credit Loss	0	0	0	0	(116,765)	(1.28)
Effective Gross Income	$1,361,904	$1,203,002	$1,384,070	$2,526,905	$2,218,533	$24.37

Real Estate Taxes	$344,933	$349,849	$206,280	$454,110	$399,840	$4.39
Insurance	49,420	67,215	38,501	39,875	46,033	0.51
Management Fee	36,678	36,235	34,207	55,186	66,556	0.73
Other Operating Expenses	625,404	588,934	438,675	301,322	266,243	2.92
Total Operating Expenses	$1,056,435	$1,042,233	$717,663	$850,492	$778,672	$8.55

Net Operating Income	$305,469	$160,769	$666,407	$1,676,412	$1,439,861	$15.82
TI/LC	0	0	0	0	45,518	0.50
Capital Expenditures	0	0	0	0	13,655	0.15
Net Cash Flow	$305,469	$160,769	$666,407	$1,676,412	$1,380,688	$15.17

Occupancy	57.6%	57.6%	57.6%	100.0%	95.0%
NOI Debt Yield	1.9%	1.0%	4.1%	10.4%	8.9%
NCF DSCR	0.38x	0.20x	0.84x	2.10x	1.73x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten cash flow.
(2)	The increase from 2016 Net Operating Income to 2017 Net Operating Income is mainly driven by a lease signed at the Triangle Shopping Center Property by 24 Hour Fitness USA Inc. in January 2017.
(3)	Underwritten Base Rent and Underwritten $ per SF Base Rent include contractual rent steps to November 2018, totaling $2,956.
(4)	Other Income consists of nonrecurring interest income.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #16: oak portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CREFI
Location (City/State)(1)	Various / Various	Cut-off Date Balance(6)		$15,614,105
Property Type	Office	Cut-off Date Balance per SF(5)		$57.22
Size (SF)	708,252	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 1/1/2018(2)	81.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2018(2)	81.5%	Type of Security		Fee Simple
Year Built / Latest Renovation(3)	Various / Various	Mortgage Rate		4.80000%
Appraised Value	$57,850,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		360
Borrower Sponsors(4)	Raymond Massa	Original Interest Only Period (Months)		NAP
Property Management	Colliers International Asset and Property Management Services, LLC and Cushman & Wakefield U.S., Inc.	First Payment Date		4/6/2018
		Maturity Date		3/6/2028

Underwritten Revenues	$10,379,031
Underwritten Expenses	$4,977,557	Escrows
Underwritten Net Operating Income (NOI)	$5,401,474		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,481,127	Taxes	$959,012	$119,877
Cut-off Date LTV Ratio(5)	70.1%	Insurance	$0	$0
Maturity Date LTV Ratio(5)	57.4%	Replacement Reserve	$0	$18,269
DSCR Based on Underwritten NOI / NCF(5)	2.11x / 1.75x	TI/LC(7)	$2,250,000	$73,761
Debt Yield Based on Underwritten NOI / NCF(5)	13.3% / 11.1%	Other(8)	$3,537,860	$0

Sources and Uses(9)
Sources	$	%	Uses	$	%
Loan Combination Amount	$40,668,750	69.2%	Purchase Price	$44,025,000	74.9%
Principal’s New Cash Contribution	16,136,166	27.5	Loan Payoff	6,832,338	11.6
Other Sources(10)	1,937,008	3.3	Reserves	6,746,872	11.5
			Closing Costs	1,137,713	1.9

Total Sources	$58,741,924	100.0%	Total Uses	$58,741,924	100.0%

(1)	The Oak Creek Center property is located in Lombard, Illinois, the Oakmont Center property is located in Westmont, Illinois, and the Park Fletcher I & II property is located in Indianapolis, Indiana.
(2)	Please see the “Oak Portfolio Summary” table below for each respective property’s underwritten rent roll date.
(3)	The Oak Creek Center property was built in phases between 1982 and 2008, the Oakmont Center property was built in 1990 and the Park Fletcher I & II property was built in 1981 and 1986. The 500 Waters Edge building (part of the Oak Creek Center property) was renovated in 2007.
(4)	Raymond Massa is the non-recourse carveout guarantor under the Oak Portfolio Loan Combination (as defined below).
(5)	Calculated based on the outstanding principal balance as of the Cut-off Date of the Oak Portfolio Loan Combination.
(6)	The Oak Portfolio loan has a Cut-off Date Balance of $15,614,105 and represents the non-controlling note A-2 of a loan combination (the “Oak Portfolio Loan Combination”) evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $40,526,917. The controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $24,912,812, was contributed to the Benchmark 2018-B3 securitization transaction.
(7)	The TI/LC reserve is capped at $3,000,000. If the TI/LC reserve cap is met, and the reserve balance subsequently falls below $1,500,000, the borrower sponsor is required to replenish the TI/LC reserve by making monthly deposits equal to $73,761 until the cap of $3,000,000 is met again.
(8)	Other Upfront reserves consist of $2,332,602 for unfunded landlord obligations and $1,205,258 for deferred maintenance.
(9)	The related borrower sponsor used the loan proceeds to acquire the Oak Creek Center and Oakmont Center properties and recapitalize their interest in the Park Fletcher I & II property.
(10)	Other Sources consists of various purchaser credits related to the acquisition of the Oak Creek Center and Oakmont Center properties such as tenant security deposits, tenant improvements, and rent abatement credits.

The following table presents certain information relating to the individual Oak Portfolio Properties:

Oak Portfolio Summary

Property Name	Year Built	Building GLA	Property Occupancy	Underwritten Rent Roll Date	Allocated Loan Combination Cut-off Date Balance	% Allocated Loan Combination Cut-off Date Balance	Appraised Value	% Appraised Value	UW NCF
Oak Creek Center	1982-2008	427,449	83.7%	1/22/2018	$26,077,486	64.3%	$34,400,000	59.5%	$3,042,261
Oakmont Center	1990	117,882	90.6%	1/25/2018	9,466,869	23.4	13,300,000	23.0	996,687
Park Fletcher I & II	1981, 1986	162,921	69.2%	1/1/2018	4,982,562	12.3	10,150,000	17.5	442,179
Total / Wtd. Avg.		708,252	81.5%		$40,526,917	100.0%	$57,850,000	100.0%	$4,481,127

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #16: oak portfolio

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Oak Portfolio Properties:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Property Name	Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration
Oakmont Center	JP Morgan Chase Bank, NA(4)	A+ / A3 / A-	40,420	5.7%	$843,485	9.2%	$20.87	4/30/2024
Oak Creek Center	Vita’s Healthcare	NR / NR / NR	28,285	4.0	565,700	6.1%	20.00	12/31/2022
Oak Creek Center	Global Eagle Entertainment, Inc.	NR / NR / NR	23,320	3.3	419,760	4.6%	18.00	2/28/2025
Park Fletcher I & II	Belcan Engineering Group, Inc.(5)	NR / NR / NR	26,730	3.8	414,315	4.5%	15.50	8/31/2018
Oakmont Center	Gamma Technologies, LLC	NR / NR / NR	27,243	3.8	409,319	4.4%	15.02	6/30/2022
Oak Creek Center	Cinch Connectors, Inc.	NR / NR / NR	22,915	3.2	297,895	3.2%	13.00	12/31/2022
Oak Creek Center	Scientel Solutions	NR / NR / NR	18,257	2.6	264,727	2.9%	14.50	6/30/2020
Oak Creek Center	Power Wellness Management, LLC	NR / NR / NR	19,924	2.8	246,261	2.7%	12.36	2/29/2024
Oak Creek Center	EHS Home Health Care Service	NR / NR / NR	14,426	2.0	238,029	2.6%	16.50	1/31/2024
Park Fletcher I & II	Cummins Crosspoint, LLC	NR / NR / NR	11,668	1.6	208,530	2.3%	17.87	2/28/2019
	Ten Largest Owned Tenants		233,188	32.9%	$3,908,021	42.4%	$16.76
	Other		343,931	48.6	5,300,549	57.6	15.41
	Vacant		131,133	18.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants			708,252	100.0%	$9,208,570	100.0%	$15.96

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps ($92,669) taken through September 2018 and the present value of rent steps for credit tenants ($67,701).
(4)	JP Morgan Chase Bank, NA has the right to terminate the lease, effective April 30, 2021, by providing advance notice to the borrower by April 30, 2020 and payment of a termination fee. Global Eagle Entertainment, Inc. has the right to terminate its lease effective as of June 30, 2022 by providing notice to the borrower on or before June 30, 2021 and payment of a termination fee. Gamma Technologies, LLC has the one-time right to terminate its leases, effective May 31, 2020, by providing advance notice to the borrower by May 31, 2019 and payment of a termination fee.
(5)	Belcan Engineering Group, Inc. has executed a lease renewal through November 2023 for 25,653 SF. As part of the lease renewal, Belcan Engineering Group, Inc. will vacate the 1,077 SF it currently occupies in Suite 105 of the Park Fletcher I & II property by June 30, 2018. Rent per SF for the Belcan Engineering Group, Inc. lease renewal begins at $15.00 per SF in 2018 and increases by $0.25 per SF on an annual basis through the end of the lease term.

The following table presents certain information relating to the lease rollover schedule at the Oak Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)(4)		# of Expiring Tenants(3)
MTM(5)	3,712	0.5%	0.5%	$12,000	0.1%	$123.71	(5)	5
2018(6)	42,295	6.0	6.5%	644,164	7.0	$15.23		6
2019	52,258	7.4	13.9%	894,046	9.7	$17.11		8
2020	71,268	10.1	23.9%	1,180,894	12.8	$16.57		12
2021	52,741	7.4	31.4%	918,697	10.0	$17.42		8
2022	121,277	17.1	48.5%	1,986,681	21.6	$16.38		11
2023	82,481	11.6	60.2%	1,120,018	12.2	$13.58		11
2024	117,536	16.6	76.7%	1,906,981	20.7	$16.22		7
2025	23,320	3.3	80.0%	419,760	4.6	$18.00		1
2026	0	0.0	80.0%	0	0.0	$0.00		0
2027	0	0.0	80.0%	0	0.0	$0.00		0
2028	10,231	1.4	81.5%	125,330	1.4	$12.25		1
2029 & Thereafter	0	0.0	81.5%	0	0.0	$0.00		0
Vacant	131,133	18.5	100.0%	NAP	NAP	NAP		NAP
Total / Wtd. Avg.	708,252	100.0%		$9,208,570	100.0%	$15.96		70

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps ($92,669) taken through September 2018 and the present value of rent steps for credit tenants ($67,701).
(4)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.
(5)	MTM UW Base Rent $ per SF is calculated based on the 97 parking spaces (no SF was attributed to the parking spaces in the underwritten rent roll) that LQ Management, LLC leases for $12,000 per annum. The 3,712 SF shown above consists of common space such as conference rooms, a kitchen, and property management offices across the three properties that do not pay rent.
(6)	Belcan Engineering Group, Inc. has executed a lease renewal through November 2023 for 25,653 SF. As part of the lease renewal, Belcan Engineering Group, Inc. will vacate the 1,077 SF it currently occupies in Suite 105 of the Park Fletcher I & II property by June 30, 2018. Rent per SF for the Belcan Engineering Group, Inc. lease renewal begins at $15.00 per SF in 2018 and increases by $0.25 per SF on an annual basis through the end of the lease term.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #16: oak portfolio

The following table presents certain information relating to historical leasing at the Oak Portfolio Properties:

Historical Leased %(1)

Property Name	2015	2016	2017	As of January 2018(2)
Oak Creek Center	83.1%	81.9%	79.0%	83.7%
Oakmont Center	92.5%	98.0%	99.0%(3)	90.6%
Park Fletcher I & II	71.7%	73.5%	65.2%	69.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent rolls dated January 22, 2018, January 25, 2018, and January 1, 2018 for the Oak Creek Center, Oakmont Center, and Park Fletcher I & II properties, respectively.
(3)	Due to the nature and timing of the acquisition of the Oakmont Center property, the 2017 occupancy figure represents the Q1 2017 occupancy.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Oak Portfolio Properties:

Cash Flow Analysis

	2015	2016	2017(1)	Underwritten(1)	Underwritten $ per SF
Base Rent	$9,338,780	$9,139,970	$8,267,470	$9,048,200	$12.78
Contractual Rent Steps(2)	0	0	0	160,370	0.23
Gross Up Vacancy	0	0	0	2,277,747	3.22
Reimbursements	1,107,756	876,731	1,118,359	1,464,681	2.07
Other Income(3)	54,206	37,818	20,087	20,087	0.03
Vacancy & Credit Loss	(20,496)	14,753	(14,514)	(2,592,053)	(3.66)
Effective Gross Income	$10,480,246	$10,069,272	$9,391,402	$10,379,031	$14.65

Real Estate Taxes	$1,405,109	$1,368,913	$1,417,355	$1,463,675	2.07
Insurance	$139,477	111,834	85,936	110,805	0.16
Management Fee	289,013	265,665	251,749	311,371	0.44
Other Operating Expenses	3,240,552	3,122,364	3,066,743	3,091,707	4.37
Total Operating Expenses	$5,074,150	$4,868,777	$4,821,782	$4,977,557	$7.03

Net Operating Income	$5,406,096	$5,200,495	$4,569,620	$5,401,474	$7.63
TI/LC	0	0	0	698,005	0.99
Capital Expenditures	0	0	0	222,342	0.31
Net Cash Flow	$5,406,096	$5,200,495	$4,569,620	$4,481,127	$6.33

Occupancy(4)	81.5%	82.7%	N/A(5)	80.0% (6)
NOI Debt Yield(7)	13.3%	12.8%	11.3%	13.3%
NCF DSCR(7)	2.11x	2.03x	1.78x	1.75x

(1)	The increase from 2017 Net Operating Income to Underwritten Net Operating Income is mainly driven by the recent leasing across the Oak Portfolio properties and rent steps through September 2018. The Oak Portfolio properties had seven leases commence on or after June 1, 2017 which accounted for an aggregate underwritten base rent of $620,669.
(2)	Contractual Rent Steps include rent steps ($92,669) taken through September 2018 and the present value of rent steps for credit tenants ($67,701).
(3)	Other Income includes parking garage, storage and tenant billback income.
(4)	Based on the underwritten rent rolls dated January 22, 2018, January 25, 2018, and January 1, 2018 for the Oak Creek Center, Oakmont Center, and Park Fletcher I & II properties, respectively.
(5)	The weighted average occupancy is not available on a portfolio level basis for 2017. Due to the timing of the acquisition of the Oakmont Center property, full year occupancy was not available for the Oakmont Center property.
(6)	Represents an underwritten economic vacancy of 20.0%.
(7)	Calculated based on the outstanding principal balance of the Oak Portfolio Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Cantor Fitzgerald & Co., The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.